As filed with the U.S. Securities and Exchange Commission on August 11, 2008

Registration No. 333-151216

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 3

TO

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Nevada	MOBIVENTURES INC.	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Name of registrant as specified in our charter)	(I.R.S. Employer Identification Number)

Sunnyside, Brinkworth,		CSC Services of Nevada, Inc.
Chippenham		502 East John Street
Wiltshire, England SN15 5BY		Carson City, NV 89706
+ 44 (0) 7740 611413	7372	(702) 882-3072
(Address, including zip code, and telephone number, including area code, of registrant’s executive offices)	(Primary Standard Industrial Classification Code Number)	(Name, address, including zip code and telephone number of agent for service)

With copies to:
Clayton E. Parker, Esq.
John D. Owens III, Esq.
Kirkpatrick & Lockhart Preston Gates Ellis LLP
200 S. Biscayne Boulevard, Suite 3900
Miami, Florida 33131
Telephone: (305) 539-3300
Facsimile: (305) 358-7095

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share(1)	Aggregate Offering Price(1)	Amount Of Registration Fee
Common Stock, par value $0.001 per share	12,187,900 shares	$0.05	$609,395.00	$23.95
TOTAL:	12,187,900 shares	$0.05	$609,395.00	$23.95

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. For the purposes of this table, we have used the average of the closing bid and asked prices as of July 10, 2008.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. The Selling Stockholder may not sell these securities until the Registration Statement filed with the U. S. Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where such offer or sale is not permitted.

PROSPECTUS

MOBIVENTURES INC.
12,187,900 shares of Common Stock

This Prospectus relates to the sale of up to 12,187,900 shares of the common stock, par value $0.001 per share (“Common Stock”), of MobiVentures Inc. (referred to individually as “MobiVentures” or, collectively with all of its subsidiaries (if any) as the “Company” or “we”, “us” or “our”), which may be issued to and resold by Trafalgar Capital Specialized Investment Fund, Luxembourg (“Trafalgar”) pursuant to the conversion of certain secured convertible debentures issued by the Company to Trafalgar pursuant to that certain Securities Purchase Agreement, dated as of March 31, 2008 by and between the Company and Trafalgar (the “Securities Purchase Agreement”). Trafalgar is sometimes referred to in this Prospectus as the “Selling Stockholder”. The prices at which the Selling Stockholder may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive proceeds from the sale of our shares by Trafalgar. Please refer to “Selling Stockholder” beginning on page 37 herein.

Our Common Stock is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and quoted on the Over-the-Counter Bulletin Board (“OTCBB”) under the symbol “MBLV”. On June 13, 2008, the last reported sale price for our Common Stock as reported on the OTCBB was $0.04 per share.

Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under the applicable state law or that an exemption from registration is available.

These securities are speculative and involve a high degree of risk. Please refer to “Risk Factors” beginning on page 7.

No underwriters or persons have been engaged to facilitate the sale of shares of our Common Stock in this offering. None of the proceeds from the sale of stock by the Selling Stockholder will be placed in escrow, trust or any similar account.

The U.S. Securities and Exchange Commission (the “SEC”) and state securities regulators have not approved or disapproved of these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is _________, 2008.

i

PROSPECTUS SUMMARY

Our Company

MobiVentures Inc. is a Nevada corporation engaged in the business of providing multi-media mobile content, applications and services. We presently carry out our business through four (4) wholly-owned subsidiaries: Mobiventures Limited (formerly “Mobilemail Limited”), a United Kingdom company acquired by us on August 31, 2005 (“Mobiventures Ltd.”), Oy Tracebit AB, a Finnish company acquired by us on February 6, 2007 (“Tracebit”), Move2Mobile Limited, a United Kingdom company acquired by us on March 31, 2008 (“M2M”), and Purepromoter Ltd., a United Kingdom company acquired by us on April 28, 2008 (“Purepromoter”). We were originally engaged in the business of commercializing our MobileMail software. In 2007, we identified an opportunity to grow through the strategic consolidation of fast growing companies operating within the mobile content and service industry. In connection with this strategy, we acquired Tracebit, a Finnish mobile games and content company, and held discussions with a number of other companies as acquisition targets in the United States, Europe and South East Asia.

Subsequent to the acquisition of Tracebit, we acquired M2M and Purepromoter. These acquisitions were completed as part of our business strategy to develop our existing business through acquisitions and internal growth in order to become an established provider of leading edge multi-media mobile content, applications and services with clients across the United Kingdom, Europe, Asia and North America.

We believe we have assembled a strong management team both through the acquisition of Tracebit, M2M and Purepromoter and by engaging with seasoned executives from the mobile industry who have a proven track record in creating sustainable and profitable ventures within the mobile sector, both in Europe and the United States

We are also the owner of a suite of software applications that we refer to as the MobileMail software (“MobileMail”) which provide a platform for enabling users to send Short Message Service (“SMS”) messages to wireless devices using the internet and to, in turn, receive SMS messages from wireless devices via the internet. SMS refers to an industry adopted standard for sending and receiving text messages to and from mobile telephones. Our MobileMail messaging solutions allow network operators and enterprises to offer their customers SMS messaging on their internet home pages and the ability to send SMS messages from their personal computers.

The Offering

On March 31, 2008, we entered into the Securities Purchase Agreement with Trafalgar whereby Trafalgar purchased $2,000,000 of secured convertible debentures (the “Trafalgar Debentures”) from the Company. In connection with the Securities Purchase Agreement, we also entered into a registration rights agreement with Trafalgar (the “Registration Rights Agreement”) whereby within fifty (50) days of March 31, 2008, we were required to file this Registration Statement on Form S-1 covering the shares of Common Stock hereunder which we anticipate to issue upon conversion of the Common Stock underlying the Trafalgar Debentures. Subsequent to the signing of the Registration Rights Agreement, the Company and Trafalgar agreed that we may file this Registration Statement on Form S-1 with the SEC no later than May 28, 2008, which was done as of that date. As of the date hereof, the Company and Trafalgar have yet to finalize such agreement in writing.

This Prospectus relates to the sale of up to 12,187,900 shares of our Common Stock which may be issued to and sold by Trafalgar upon the conversion of the Trafalgar Debentures. The prices at which Trafalgar may sell such shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive proceeds from the sale of our shares by Trafalgar. The total dollar value of the securities underlying the convertible debentures that we have registered for resale is $1,218,790, as calculated by multiplying the number of underlying securities registered for resale (12, 187,900) by the market price per share of such securities ($0.10) as of the date of the sale of the Trafalgar Debentures, March 31, 2008.

Our Common Stock is registered under Section 12(g) of the Exchange Act and quoted on the OTCBB under the symbol “MBLV”. As of June 13, 2008, the last reported sale price for our Common Stock as reported on the OTCBB was $0.04 per share.

Common Stock Offered	12,187,900 shares by the Selling Stockholder

Offering Price	Market price

Common Stock Currently Outstanding	107,274,903 shares of Common Stock as of July 1, 2008

Use of Proceeds	We will not receive any proceeds of the shares offered by the Selling Stockholder. See “Use of Proceeds”.

Risk Factors	The securities offered hereby involve a high degree of risk. See “Risk Factors” on page 7 herein.

OTCBB Symbol	MBLV.OB

About Us

Our principal executive offices are located at Sunnyside, Brinksworth, Chippenham, Wiltshire, England SN15 5BY. Our telephone number is + 44 (0) 7740 611413. Our website can be accessed at http://www.mobiventures.com.

FORWARD-LOOKING STATEMENTS

Information included or incorporated by reference in this Prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words may, should, expect, anticipate, estimate, believe, intend or project or the negative of these words or other variations on these words or comparable terminology.

This Prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under “Managements Discussion and Analysis or Plan of Operations” and “Description of Business”, as well as in this Prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Prospectus will in fact occur.

SUMMARY FINANCIAL INFORMATION

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis or Plan of Operations” and the “Financial Statements” and “Notes” thereto included elsewhere in this Prospectus. The statement of operations and balance sheet data at March 31, 2008 is derived from our unaudited financial statements and the audited statement of operations and balance sheet data at September 30, 2007 is derived from our audited financial statements. Please refer to the Section entitled “Financial Statements” herein.

Selected Balance Sheet Data

	For the Six Months Ended	For the Years Ended
	March 31,	September 30,	September 30,
	2008	2007	2006
	(Unaudited)

Assets
Current
Cash	$25,954	$27,123	$23
Restricted Cash	2,000,000	-	-
Accounts receivable	84,694	57,294	5,618
VAT receivable	23,145	10,071	2,392
Prepaid expense	22,266	60,175	164,187
	2,156,059	154,663	172,220

Investment	4,555,000	-	-
Goodwill	1,127,754
Equipment	2,941	-	685
	$7,841,754	$154,663	$172,905

Liabilities
Current
Accounts payable	$724,003	$364,910	$62,364
Accrued liabilities	238,368	131,791	44,049
Accrued interest	-	-	4,679
Obligation to issue shares	2,521,000	199,609	-

Due to related parties	601,538	544,152	66,377
Loan payable – current portion	8,192	-	-
Promissory notes – current portion	1,000,000	-	-
	5,267,703	1,240,462	177,469

Convertible Promissory Notes Payable	-	-	100,000
	$5,267,703	$1,240,462	$277,469

Loan payable	25,207	-	-
Obligation to issue shares	200,000	-	-
Deferred income tax	1,152,488
Promissory notes payable	500,000	-	-
Convertible debenture payable	2,000,000	-	-

	$9,145,698	$1,240,462	$277,469

	For the Six Months Ended	For the Years Ended
	March 31,	September 30,	September 30,
	2008	2007	2006
	(Unaudited)

Stockholders’ Deficiency
Capital Stock
Common Stock
Authorized: 300,000,000 shares with $0.001 par value
Issued : 48,025,021 (September 30, 2007 – 37,621,402)	$48,026	$37,622	$28,499
Additional paid-in capital	3,954,612	3,307,495	2,906,559
Share subscription received	155,042	-	-
Preferred Stock
Authorized: 5,000,000 shares with $0.001 par value Issued: Nil	-	-	-
Subscriptions received	-	-	-
Accumulated Comprehensive Loss	(45,583)	(31,670)	(4,308)
Deficit - Accumulated during the development stage	(5,416,041)	(4,399,246)	(3,035,314)
	(1,303,944)	(1,085,799)	(104,564)
	$7,841,754	$154,663	$172,905

Selected Statement of Operations Data

	For the Six Months Ended	For the Years Ended
	March 31,	September 30,	September 30,
	2008	2007	2006
	(Unaudited)
Sales	$86,442	$92,078	$10,914
Direct Costs	(18,465)	(25,001)	-
Gross Profit	67,977	67,077	10,914

General and Administrative Expenses
Accounting and auditing	81,397	173,290	131,310
Bad debt	-	6,712	-
Bank charges	2,288	1,052	1,031
Depreciation	-	685	691
Filing fees	2,963	7,927	9,948
Financing fees	368,630	-	-
Intellectual property	-	-	2,500,000
Investor relations	17,215	52,811	7,556
Legal	41,481	64,181	51,339
Management and consulting	476,665	848,619	66,015
Office and information technology	4,894	13,317	3,704
Rent	-	11,815	10,806
Research and development costs	10,583	71,669	-
Salaries and wages	-	5,255	32,985
Sales and marketing	25,725	64,586	-
Stockholder information	-	2,975	2,606
Transfer agent fees	1,060	2,538	125
Travel and promotion	3,467	6,752	1,176
Total General and Administrative Expenses	1,036,368	1,334,184	2,819,292

Loss from Operations	$(968,391)	$(1,267,107)	$(2,808,378)

	For the Six Months Ended	For the Years Ended
	March 31,	September 30,	September 30,
	2008	2007	2006
	(Unaudited)
Other Income (Expense)
Foreign exchange gain(loss)	$(13,631)	$-	$-
Gain on settlement of debt	-	6,250	-
Interest expense	(34,773)	(4,038)	(5,880)
Write-down of goodwill	-	(77,953)	-
Foreign exchange loss	-	(21,084)	(2,247)

Net Loss	(1,016,795)	(1,363,932)	(2,816,505)

Weighted Average Shares Outstanding	45,362,458	34,538,499	26,548,888

Loss per Share – Basic and Diluted	(0.02)	(0.04)	(0.11)

Comprehensive Loss
Net Loss	(1,016,795)	(1,363,932)	(2,816,505)
Foreign currency translation adjustment	(13,913)	(27,362)	(5,429)

Total Comprehensive Loss	$(1,030,708)	$(1,391,294)	$(2,821,934)

RISK FACTORS

We are subject to various risks that may materially harm our business, financial condition and results of operations. An investor should carefully consider the risks and uncertainties described below and the other information in this filing before deciding to purchase our Common Stock. If any of these risks or uncertainties actually occurs, our business, financial condition or operating results could be materially harmed. In that case, the trading price of our Common Stock could decline or we may be forced to cease operations.

Going Concern

We have not attained profitable operations and without support via financing we would not be able to pursue any extensive business activities

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive business activities. For these reasons our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

The Company has experienced difficulties with respect to liquidity which could adversely affect the Company’s ability to sustain its operations in the future

As of March 31, 2008, the Company had a working capital deficiency of $3,111,644, an accumulated deficit of $5,416,041 and had incurred an accumulated operating cash flow deficit of $744,862 since incorporation. As of September 30, 2007, the Company had a working capital deficiency of $1,085,799, an accumulated deficit of $4,399,246 and had incurred an accumulated operating cash flow deficit of $585,271 since incorporation. The Company intends to fund its operations through sales and equity financing arrangements, which it may not obtain, and even if obtained, may be insufficient to fund its capital expenditures, working capital and other cash requirements.

Risks Related To Our Business

The following sets forth some of the risks relating to the business of the Company. If any of the following risks occurs, our business, financial condition or results of operations could be seriously harmed. References to “we”, “us”, “our” or the “Company” mean MobiVentures, or its individual subsidiaries, as applicable.

Risks Related to Tracebit’s Business

We have a limited operating history in an emerging market, which may make it difficult to evaluate our business

Tracebit was incorporated in 1996 but began selling mobile games in 2002. Accordingly, we have only a limited history of generating revenues in the mobile entertainment industry, and the future revenue potential of our business in this emerging market is uncertain. As a result of our short operating history, we have limited financial data that can be used to evaluate our business. Any evaluation of our business and our prospects must be considered in light of our limited operating history and the risks and uncertainties encountered by companies in our stage of development. As an early stage company in the emerging mobile entertainment industry, we face increased risks, uncertainties, expenses and difficulties, any of which could materially harm our business, operating results and financial condition.

We have incurred losses in certain periods and may incur substantial net losses in the future and may not achieve profitability

We have incurred losses in certain periods since inception. We expect to continue to increase expenses as we implement initiatives designed to continue to grow our business, including, among other things, the development and marketing of new games, further international expansion, expansion of our infrastructure, acquisition of content, and general and administrative expenses associated with being a public company. If our revenues do not increase to offset these expected increases in operating expenses, we will continue to incur losses and will not become profitable. In future periods, our revenues could decline. Accordingly, we may not be able to achieve profitability in the future.

Our financial results could vary significantly from quarter to quarter which may make it difficult to predict our future success

Our revenues and operating results could vary significantly from quarter to quarter because of a variety of factors, many of which are outside of our control. As a result, comparing our operating results on a period-to-period basis may not be meaningful. In addition, we may not be able to predict our future revenues or results of operations. We base our current and future expense levels on our internal operating plans and sales forecasts, and our operating costs are to a large extent fixed. As a result, we may not be able to reduce our costs sufficiently to compensate for an unexpected shortfall in revenues, and even a small shortfall in revenues could disproportionately and adversely affect financial results for that quarter. Individual games and carrier relationships represent meaningful portions of our revenues and net loss in any quarter. We may incur significant or unanticipated expenses when licenses are renewed. In addition, any payments due to us from carriers for revenues that are recognized on a cash basis may be delayed because of changes or issues with those carriers’ processes.

The markets in which we operate are highly competitive, and many of our competitors have significantly greater resources than we do which could limit our success

The development, distribution and sale of mobile games is a highly competitive business. For end users, we compete primarily on the basis of brand, game quality and price. For wireless carriers, we compete for deck placement based on these factors, as well as historical performance and perception of sales potential and relationships with licensors of brands and other intellectual property. For content and brand licensors, we compete based on royalty and other economic terms, perceptions of development quality, porting abilities, speed of execution, distribution breadth and relationships with carriers. We also compete for experienced and talented employees.

Our primary competitors include Digital Chocolate, Electronic Arts (EA Mobile), Gameloft, Hands-On Mobile, I-play, Namco and THQ, among others. In the future, likely competitors include major media companies, traditional video game publishers, content aggregators, mobile software providers and independent mobile game publishers. Carriers may also decide to develop, internally or through a managed third-party developer, and distribute their own mobile games. If carriers enter the mobile game market as publishers, they might refuse to distribute some or all of our games or might deny us access to all or part of their networks.

Some of our competitors’ and our potential competitors’ advantages over us, either globally or in particular geographic markets, include having significantly greater revenues and financial resources, stronger brand and consumer recognition, the capacity to leverage their marketing expenditures across a broader portfolio of mobile and non-mobile products, pre-existing relationships with brand owners or carriers, greater resources to make acquisitions, lower labor and development costs, and broader distribution.

If we are unable to compete effectively or we are not as successful as our competitors in our target markets, our sales could decline, our margins could decline and we could lose market share, any of which would materially harm our business, operating results and financial condition.

Failure to renew our existing brand and content licenses on favorable terms or at all and to obtain additional licenses would impair our ability to introduce new mobile games or to continue to offer our current games based on third-party content

Even if mobile games based on licensed content or brands remain popular, any of our licensors could decide not to renew our existing license or not to license additional intellectual property and instead license to our competitors or develop and publish their own mobile games or other applications, thus competing with us in the marketplace. Many of these licensors already develop games for other platforms, and may have significant experience and development resources available to them should they decide to compete with us rather than license to us.

We currently rely on wireless carriers, content aggregators and value added resellers to market and distribute our games and thus to generate our revenues. The loss of or a change in any of these significant carrier, content aggregator or value added reseller relationships could cause us to lose access to their subscribers and thus materially reduce our revenues

Our future success is highly dependent upon maintaining successful relationships with the wireless carriers, content aggregators and value added resellers with which we currently work as well as establishing new relationships in geographic areas where we have not yet established a significant presence. Our failure to maintain our relationships with these carriers, content aggregators and value added resellers would materially reduce our revenues and thus harm our business, operating results and financial condition.

If any of our carriers, content aggregators or value added resellers decide not to market or distribute our games or decide to terminate, not renew or modify the terms of its agreement with us or if there is consolidation among carriers, content aggregators and value added resellers generally, we may be unable to replace the affected agreement with acceptable alternatives, causing us to lose access to that carrier’s, content aggregator’s or value added reseller’s subscribers/customers and the revenues they afford us, which could materially harm our business, operating results and financial condition.

End user tastes are continually changing and are often unpredictable; if we fail to develop and publish new mobile games that achieve market acceptance, our sales could suffer

Our business depends on developing and publishing mobile games that wireless carriers, content aggregators and value added resellers will place on their decks and end users will buy. We must invest significant resources in licensing efforts, research and development, marketing and regional expansion to enhance our offering of games and introduce new games, and we must make decisions about these matters well in advance of product release in order to implement them in a timely manner. Our success depends, in part, on unpredictable and volatile factors beyond our control, including end-user preferences, competing games and the availability of other entertainment activities. If our games and related applications are not responsive to the requirements of our carriers, content aggregators and value added resellers or the entertainment preferences of end users, or they are not brought to market in a timely and effective manner, our business, operating results and financial condition would be harmed. Even if our games are successfully introduced and initially adopted, a subsequent shift in our carriers, content aggregators and value added resellers or the entertainment preferences of end users could cause a decline in our games’ popularity that could materially reduce our revenues and harm our business, operating results and financial condition.

Inferior deck placement would likely adversely impact our revenues and thus our operating results and financial condition

Wireless carriers provide a limited selection of games that are accessible to their subscribers through a deck on their mobile handsets. The inherent limitation on the number of games available on the deck is a function of the limited screen size of handsets and carriers’ perceptions of the depth of menus and numbers of choices end users will generally utilize. Carriers typically provide one (1) or more top level menus highlighting games that are recent top sellers, that the carrier believes will become top sellers or that the carrier otherwise chooses to feature, in addition to a link to a menu of additional games sorted by genre. We believe that deck placement on the top level or featured menu or toward the top of genre-specific or other menus, rather than lower placement or in sub-menus, is likely to result in games achieving a greater degree of commercial success. If carriers choose to give our games less favorable deck placement, our games may be less successful than we anticipate, our revenues may decline and our business, operating results and financial condition may be materially harmed.

We have depended on no more than twenty (20) mobile games for a majority of our revenues in recent fiscal periods which suggests that a relatively large amount of our games will be unsuccessful

In our industry, new games are frequently introduced, but a relatively small number of games account for a significant portion of industry sales. Similarly, a significant portion of our revenues comes from a limited number of mobile games, although the games in that group have shifted over time. We expect to release a relatively small number of new games each year for the foreseeable future. If these games are not successful, our revenues could be limited and our business and operating results would suffer in both the year of release and thereafter.

If we are unsuccessful in establishing and increasing awareness of our brand and recognition of our mobile games or if we incur excessive expenses promoting and maintaining our brand or our games, our potential revenues could be limited, our costs could increase and our operating results and financial condition could be harmed

We believe that establishing and maintaining our brand is critical to retaining and expanding our existing relationships with wireless carriers, content aggregators, value added resellers and content licensors, as well as developing new relationships. Promotion of the Tracebit brand will depend on our success in providing high-quality mobile games. Similarly, recognition of our games by end users will depend on our ability to develop engaging games of high quality with attractive titles. However, our success will also depend, in part, on the services and efforts of third parties, over which we have little or no control. For instance, if our carriers fail to provide high levels of service, our end users’ ability to access our games may be interrupted, which may adversely affect our brand. If end users, branded content owners and carriers do not perceive our existing games as high-quality or if we introduce new games that are not favorably received by our end users and carriers, then we may be unsuccessful in building brand recognition and brand loyalty in the marketplace. In addition, globalizing and extending our brand and recognition of our games will be costly and will involve extensive management time to execute successfully. Further, the markets in which we operate are highly competitive and some of our competitors, such as Glu Mobile, already have substantially more brand name recognition and greater marketing resources than we do. If we fail to increase brand awareness and consumer recognition of our games, our potential revenues could be limited, our costs could increase and our business, operating results and financial condition could suffer.

Our business and growth may suffer if we are unable to hire and retain key personnel, who are in high demand

We depend on the continued contributions of our senior management and other key personnel. The loss of the services of any of our executive officers or other key employees could harm our business. We do not maintain a key-person life insurance policy on any of our officers or other employees.

Our future success also depends on our ability to identify, attract and retain highly skilled technical, managerial, finance, marketing and creative personnel. We face intense competition for qualified individuals from numerous technology, marketing and mobile entertainment companies. Qualified individuals are in high demand, and we may incur significant costs to attract them. We may be unable to attract and retain suitably qualified individuals who are capable of meeting our growing creative, operational and managerial requirements, or may be required to pay increased compensation in order to do so. If we are unable to attract and retain the qualified personnel we need to succeed, our business would suffer.

If we fail to deliver our games at the same time as new mobile handset models are commercially introduced, our sales may suffer

Our business is dependent, in part, on the commercial introduction of new handset models with enhanced features, including larger, higher resolution color screens, improved audio quality, and greater processing power, memory, battery life and storage. We do not control the timing of these handset launches. Some new handsets are sold by carriers with one (1) or more games or other applications pre-loaded, and many end users who download our games do so after they purchase their new handsets to experience the new features of those handsets. Some handset manufacturers might not give us access to their handsets prior to commercial release. If one (1) or more major handset manufacturers were to cease to provide us the opportunity to access new handset models prior to commercial release, we might be unable to introduce compatible versions of our games for those handsets in coordination with their commercial release, and we might not be able to make compatible versions for a substantial period following their commercial release. If, because of game launch delays, we miss the opportunity to sell games when new handsets are shipped or our end users upgrade to a new handset, or if we miss the key holiday selling period, either because the introduction of a new handset is delayed or we do not deploy our games in time for the holiday selling season, our revenues would likely decline and our business, operating results and financial condition would likely suffer.

Wireless carriers, content aggregators and value added resellers generally control the price charged for our mobile games and the billing and collection for sales of our mobile games and could make decisions detrimental to us

Wireless carriers, content aggregators and value added resellers generally control the price charged for our mobile games either by approving or establishing the price of the games charged to their subscribers/customers. Some of our carrier, content aggregator and value added reseller agreements also restrict our ability to change prices. In cases where carrier, content aggregator or value added reseller approval is required, approvals may not be granted in a timely manner or at all. A failure or delay in obtaining these approvals, the prices established by the carriers, content aggregators and value added resellers for our games, or changes in these prices could adversely affect market acceptance of those games. A failure or delay by these carriers in adjusting the retail price for our games, could adversely affect sales volume and our revenues for those games.

Carriers and other distributors also control billings and collections for our games, either directly or through third-party service providers. If our carriers, content aggregators and value added resellers or their third-party service providers cause material inaccuracies when providing billing and collection services to us, our revenues may be less than anticipated or may be subject to refund at the discretion of the carrier. This could harm our business, operating results and financial condition.

We may be unable to develop and introduce in a timely way new mobile games, and our games may have defects, which could harm our brand

The planned timing and introduction of new original mobile games and games based on licensed intellectual property are subject to risks and uncertainties. Unexpected technical, operational, deployment, distribution or other problems could delay or prevent the introduction of new games, which could result in a loss of, or delay in, revenues or damage to our reputation and brand. If any of our games are introduced with defects, errors or failures, we could experience decreased sales, loss of end users, damage to our carrier relationships and damage to our reputation and brand. Our attractiveness to branded content licensors might also be reduced. In addition, new games may not achieve sufficient market acceptance to offset the costs of development, particularly when the introduction of a game is substantially later than a planned “day-and-date” launch, which could materially harm our business, operating results and financial condition.

If we fail to maintain and enhance our capabilities for porting games to a broad array of mobile handsets, our attractiveness to wireless carriers and branded content owners will be impaired, and our sales could suffer

Once developed, a mobile game may be required to be ported to, or converted into separate versions for, more than 100 different handset models, many with different technological requirements. These include handsets with various combinations of underlying technologies, user interfaces, keypad layouts, screen resolutions, sound capabilities and other carrier-specific customizations. If we fail to maintain or enhance our porting capabilities, our sales could suffer, branded content owners might choose not to grant us licenses and carriers might choose to give our games less desirable deck placement or not to give our games placement on their decks at all.

Changes to our game design and development processes to address new features or functions of handsets or networks might cause inefficiencies in our porting process or might result in more labor intensive porting processes. In addition, we anticipate that in the future we will be required to port existing and new games to a broader array of handsets. If we utilize more labor intensive porting processes, our margins could be significantly reduced and it might take us longer to port games to an equivalent number of handsets. This, in turn, could harm our business, operating results and financial condition.

If our independent, third-party developers cease development of new games for us and we are unable to find comparable replacements, we may have to reduce the number of games that we intend to introduce, delay the introduction of some games or increase our internal development staff, which would be a time-consuming and potentially costly process, and, as a result, our competitive position may be adversely impacted.

We rely on independent third-party developers to develop our games. If our developers terminate their relationships with us or negotiate agreements with terms less favorable to us, we may have to reduce the number of games that we intend to introduce, delay the introduction of some games or increase our internal development staff, which would be a time-consuming and potentially costly process, and, as a result, our business, operating results and financial condition could be harmed.

If we do not adequately protect our intellectual property rights, it may be possible for third parties to obtain and improperly use our intellectual property and our competitive position may be adversely affected

Our intellectual property is an essential element of our business. We rely on a combination of copyright, trademark, trade secret and other intellectual property laws and restrictions on disclosure to protect our intellectual property rights. To date, we have not sought patent protection. Consequently, we will not be able to protect our technologies from independent invention by third parties. Despite our efforts to protect our intellectual property rights, unauthorized parties may attempt to copy or otherwise to obtain and use our technology and games. Monitoring unauthorized use of our games is difficult and costly, and we cannot be certain that the steps we have taken will prevent piracy and other unauthorized distribution and use of our technology and games, particularly internationally where the laws may not protect our intellectual property rights as fully as in the United States. In the future, we may have to resort to litigation to enforce our intellectual property rights, which could result in substantial costs and diversion of our management and resources.

Third parties may sue us for intellectual property infringement, which, if successful, may disrupt our business and could require us to pay significant damage awards

Third parties may sue us for intellectual property infringement or initiate proceedings to invalidate our intellectual property, either of which, if successful, could disrupt the conduct of our business, cause us to pay significant damage awards or require us to pay licensing fees. In the event of a successful claim against us, we might be enjoined from using our or our licensed intellectual property, we might incur significant licensing fees and we might be forced to develop alternative technologies. Our failure or inability to develop non-infringing technology or games or to license the infringed or similar technology or games on a timely basis could force us to withdraw games from the market or prevent us from introducing new games. In addition, even if we are able to license the infringed or similar technology or games, license fees could be substantial and the terms of these licenses could be burdensome, which might adversely affect our operating results. We might also incur substantial expenses in defending against third-party infringement claims, regardless of their merit. Successful infringement or licensing claims against us might result in substantial monetary liabilities and might materially disrupt the conduct of our business.

Indemnity provisions in various agreements potentially expose us to substantial liability for intellectual property infringement, damages caused by malicious software and other losses

In the ordinary course of our business, most of our agreements with carriers and other distributors include indemnification provisions. In these provisions, we agree to indemnify them for losses suffered or incurred in connection with our games, including as a result of intellectual property infringement and damages caused by viruses, worms and other malicious software. The term of these indemnity provisions is generally perpetual after execution of the corresponding license agreement, and the maximum potential amount of future payments we could be required to make under these indemnification provisions is generally unlimited. Large future indemnity payments could harm our business, operating results and financial condition.

We will need to raise additional capital to grow our business, and we may not be able to raise capital on terms acceptable to us or at all

The operation of our business and our efforts to grow our business further will require significant cash outlays and commitments. We need to seek additional capital, potentially through debt or equity financings, to fund our growth. We may not be able to raise needed cash on terms acceptable to us or at all. Financings, if available, may be on terms that are dilutive or potentially dilutive to our stockholders, and the prices at which new investors would be willing to purchase our securities may be lower than the initial public offering price. The holders of new securities may also receive rights, preferences or privileges that are senior to those of existing holders of our Common Stock. If new sources of financing are required but are insufficient or unavailable, we would be required to modify our growth and operating plans to the extent of available funding, which would harm our ability to grow our business.

Risks Related to M2M’s Business

There is no assurance that M2M will ever be able to liquidate its investments in its portfolio companies which may result in a net loss with respect to such investments

M2M is the owner of minority interests in various companies, all of which are presently private companies. There is no assurance that M2M will be able to liquidate its investments in these companies. Further, there is no assurance as to the proceeds that M2M will be able to obtain for these investments. The amount of these proceeds may be substantially less than the cost to M2M of its investments in the companies.

We have a limited operating history in an emerging market, which may make it difficult to evaluate our business and may render us vulnerable to unforeseen difficulties

M2M has only a limited history of generating revenues. As a result of its short operating history, there is limited financial data that can be used to evaluate M2M’s business. Any evaluation of M2M’s business and prospects must be considered in light of M2M’s limited operating history and the risks and uncertainties encountered by companies in our stage of development. As an early stage company, M2M faces increased risks, uncertainties, expenses and difficulties, any of which could materially harm its business, operating results and financial condition.

We have incurred losses in certain periods and may incur substantial net losses in the future and may not achieve profitability

M2M incurred losses in certain periods since inception. We expect to continue to increase expenses as we implement initiatives designed to continue to grow M2M’s business. If M2M’s revenues do not increase to offset these expected increases in operating expenses, M2M will continue to incur losses and will not become profitable. In future periods, M2M’s revenues could decline. Accordingly, M2M may not be able to achieve profitability in the future.

M2M’s financial results could vary significantly from quarter to quarter and are difficult to predict thus we may not be able to reduce our costs sufficiently to compensate for an unexpected revenue shortfall

M2M’s revenues and operating results could vary significantly from quarter to quarter because of a variety of factors, many of which are outside of our control. As a result, comparing M2M’s operating results on a period-to-period basis may not be meaningful. In addition, we may not be able to predict M2M’s future revenues or results of operations. We plan to base M2M’s current and future expense levels on our internal operating plans and sales forecasts, and our operating costs are to a large extent fixed. As a result, we may not be able to reduce M2M’s costs sufficiently to compensate for an unexpected shortfall in revenues, and even a small shortfall in revenues could disproportionately and adversely affect financial results for that quarter.

The markets in which we operate are highly competitive, and many of our competitors have significantly greater resources than we do which places us at a disadvantage with respect to attracting customers and could result in our loss of market share

M2M competes in a very competitive business environment. Some of our competitors’ and our potential competitors’ advantages over us, either globally or in particular geographic markets, include having significantly greater revenues and financial resources, stronger brand and consumer recognition, the capacity to leverage their marketing expenditures across a broader portfolio of mobile and non-mobile products, pre-existing relationships with brand owners or carriers, greater resources to make acquisitions, lower labor and development costs, and broader distribution.

If we are unable to compete effectively or we are not as successful as our competitors in our target markets, our sales could decline, our margins could decline and we could lose market share, any of which would materially harm our business, operating results and financial condition.

Our business and growth may suffer if we are unable to hire and retain key personnel, who are in high demand

We will depend on the continued contributions of M2M’s senior management and other key personnel. The loss of the services of any of our executive officers or other key employees could materially harm M2M’s business. We do not maintain a key-person life insurance policy on any of our officers or other employees.

Our future success also depends on our ability to identify, attract and retain highly skilled technical, managerial, finance, marketing and creative personnel. We face intense competition for qualified individuals from numerous technology, marketing and mobile entertainment companies. Qualified individuals are in high demand, and we may incur significant costs to attract them. We may be unable to attract and retain suitably qualified individuals who are capable of meeting our growing creative, operational and managerial requirements, or may be required to pay increased compensation in order to do so. If we are unable to attract and retain the qualified personnel we need to succeed, our business would suffer.

Risks Related to Purepromoter’s Business

Purepromoter has a limited operating history, which may make it difficult to evaluate its business and may render it vulnerable to unforeseen difficulties

Purepromoter has only a five (5) year history of generating revenues. As a consequence of the relatively short operating history is that there is only limited financial data which can be used to evaluate Purepromoter’s business. Any evaluation of Purepromoter’s business and prospects must be considered in light of Purepromoter’s limited operating history and the risks and uncertainties encountered by companies in its stage of development. As an early stage company, Purepromoter faces increased risks, uncertainties, expenses and difficulties, any of which could materially harm its business, operating results and financial condition.

Purepromoter has supplier, computer hardware and internet reliability related risks which could result in a significant loss of revenues and materially harm its business

To run the software and services it suppliers, Purepromoter rents servers located at hosting centers and purchases SMS bandwidth from portals in the United Kingdom.

Although, it spreads the risk of computer hardware failure across multiple servers in multiple hosting centers and, to date, its supplier’s records have been good, there is no assurance of continuity of supply. An event resulting in a hosting centre going off-line for any significant period of time may result in significant loss of revenues and therefore materially harm Purepromoter’s business, operating results and financial condition.

Similarly, events stopping the servers from communicating over the internet will also have the same consequences.

Purepromoter faces ISP reputation related risks which could harm the reputation of the business and result in difficulty attracting new customers

By far the largest proportion of Purepromoter’s revenue is currently derived by charging a price per e-mail for sending marketing emails on behalf of commercial marketing departments. The largest volume senders of e-mails tend to be companies sending to consumers. Consequently some of Purepromoter’s largest customers send large numbers of emails to consumers.

The EU anti-spam regulations and US CAN_SPAM laws place restrictions on what and when companies are allowed to send marketing emails to consumers. Purepromoter rents the use of its software and servers for customers to upload their own e-mail lists and send their own email marketing campaigns. Purepromoter does not own lists or process other people’s data and is therefore not directly liable for any breaches of the EU or U.S. anti-spam regulations. However, where customers are considered by e-mail recipients to be sending unwanted e-mails, there is an inherent mechanism within most e-mail clients to make a complaint against the sender. The level or number of complaints is recorded by the larger ISP’s (Hotmail, Yahoo, etc) against the IP address of the server sending the e-mail. This record of complaint rate acts as a “reputation” for the IP address.

Purepromoter closely audits the complaint rates for each of its customers and reacts quickly and accordingly to stop rogue campaigns. However if too many new customers were to create and send campaigns which attracted high complaint rates, the reputation of its sending servers could be diminished. This diminished reputation could affect Purepromoter’s ability to win large new customers and therefore significantly affect its planned growth in revenues.

Purepromoter’s financial results could vary from quarter to quarter and are difficult to accurately predict which may make us seem like a risky investment to investors

Purepromoter’s revenues and operating results largely depend on the number of e-mails and SMS messages sent by the marketing departments of its customers. Although marketing spent on e-mail is predicted to increase, any downturn in marketing budgets could significantly affect Purepromoters revenues.

As a result, comparing Purepromoter’s operating results on a period-to-period basis may not provide an accurate financial picture of its results and financial condition. In addition, we may not be able to accurately predict Purepromoter’s future revenues or results of operations.

The markets in which Purepromoter operates are highly competitive, and many of its competitors have significantly greater resources resulting in a competitive disadvantage which may harm our business

Purepromoter competes in a very competitive business environment. Some of its competitors and potential competitors have advantages over it in software development and globally in terms of coverage of geographic markets. There are number of competitors who generate significantly greater revenues, have larger financial resources and stronger brand recognition. Their capacity to leverage their marketing expenditures across a broader range of potential customers, form relationships with brand owners or make acquisitions of complimentary products inherently increases the risk to Purepromoter’s business model.

If Purepromoter is unable to compete effectively or it is not as successful as its competitors in its target markets, sales growth could fall short of expectations, margins could decline and it could lose market share, any of which would materially harm its business, operating results and financial condition.

The business and growth of Purepromoter may suffer if it is unable to hire and retain key personnel, who are in high demand

Purepromoter depends on the continued contributions of Purepromoter’s senior management and other key personnel. The loss of the services of any of these executive officers or other key employees could harm Purepromoter’s business. Purepromoter does not maintain a key-person life insurance policy on any of its officers or other employees.

The future success of Purepromoter also depends on its ability to identify, attract and retain highly skilled technical, managerial and sales personnel. Purepromoter faces intense competition for qualified individuals from numerous technology and marketing companies. Qualified individuals are in high demand, and Purepromoter may incur significant costs to attract them. Purepromoter may be unable to attract and retain suitably qualified individuals who are capable of meeting growing operational and managerial requirements, or may be required to pay increased compensation in order to do so.

Although, to date, Purepromoter has a good record of attracting staff at fair salary levels, if it is unable to attract and retain the qualified personnel needed to succeed, its business would suffer.

Risks Relating to Our Industry

Wireless communications technologies are changing rapidly, and we may not be successful in working with these new technologies

Wireless network and mobile handset technologies are undergoing rapid innovation. New handsets with more advanced processors and supporting advanced programming languages continue to be introduced. In addition, networks that enable enhanced features, such as multiplayer technology, are being developed and deployed. We have no control over the demand for, or success of, these products or technologies. The development of new, technologically advanced games to match the advancements in handset technology is a complex process requiring significant research and development expense, as well as the accurate anticipation of technological and market trends. If we fail to anticipate and adapt to these and other technological changes, the available channels for our games may be limited and our market share and our operating results may suffer. Our future success will depend on our ability to adapt to rapidly changing technologies, develop mobile games to accommodate evolving industry standards and improve the performance and reliability of our games. In addition, the widespread adoption of networking or telecommunications technologies or other technological changes could require substantial expenditures to modify or adapt our games.

The complexity of and incompatibilities among mobile handsets may require us to use additional resources for the development of our games which may require us to make more investment expenditures than expected

To reach large numbers of wireless subscribers, mobile entertainment publishers like us must support numerous mobile handsets and technologies. However, keeping pace with the rapid innovation of handset technologies together with the continuous introduction of new, and often incompatible, handset models by wireless carriers and handset manufacturers may require us to make significant investments in research and development, including personnel, technologies and equipment. We may be required to make substantial investments in our development if the number of different types of handset models continues to proliferate. In addition, as more advanced handsets are introduced that enable more complex, feature rich games, we anticipate that our per-game development costs will increase, which could increase the risks associated with the failure of any one game and could materially harm our operating results and financial condition.

If wireless subscribers do not continue to use their mobile handsets to access games and other applications, our business growth and future revenues may be adversely affected

We operate in a developing industry. Our success depends on growth in the number of wireless subscribers who use their handsets to access data services and, in particular, entertainment applications of the type we develop and distribute. New or different mobile entertainment applications, such as streaming video or music applications, developed by our current or future competitors may be preferred by subscribers to our games. In addition, other mobile platforms such as the iPod and dedicated portable gaming platforms such as the PlayStation Portable and the Nintendo DS may become more widespread, and end users may choose to switch to these platforms. If the market for our games does not continue to grow or we are unable to acquire new end users, our business growth and future revenues could be adversely affected. If end users switch their entertainment spending away from the games and related applications that we publish, or switch to portable gaming platforms or distribution where we do not have comparative strengths, our revenues would likely decline and our business, operating results and financial condition would suffer.

Our industry is subject to risks generally associated with the entertainment industry, any of which could significantly harm our operating results

Our business is subject to risks that are generally associated with the entertainment industry, many of which are beyond our control. These risks could negatively impact our operating results and include: the popularity, price and timing of release of games and mobile handsets on which they are played; economic conditions that adversely affect discretionary consumer spending; changes in consumer demographics; the availability and popularity of other forms of entertainment; and critical reviews and public tastes and preferences, which may change rapidly and cannot necessarily be predicted.

A shift of technology platform by wireless carriers and mobile handset manufacturers could lengthen the development period for our games, increase our costs and cause our games to be of lower quality or to be published later than anticipated

End users of games must have a mobile handset with multimedia capabilities enabled by technologies capable of running third-party games and related applications such as ours. Our development resources are concentrated in the Java platform, and we have experience developing games for the BREW platforms. If one or more of these technologies fall out of favor with handset manufacturers and wireless carriers and there is a rapid shift to a technology platform such as Adobe Flash Lite or a new technology where we do not have development experience or resources, the development period for our games may be lengthened, increasing our costs, and the resulting games may be of lower quality, and may be published later than anticipated. In such an event, our reputation, business, operating results and financial condition might suffer.

System or network failures could reduce our sales, increase costs or result in a loss of end users of our games

Mobile game publishers rely on wireless carriers’ networks to deliver games to end users and on their or other third parties’ billing systems to track and account for the downloading of their games. In certain circumstances, mobile game publishers may also rely on their own servers to deliver games on demand to end users through their carriers’ networks. Any failure of, or technical problem with, carriers’, third parties’ or our billing systems, delivery systems, information systems or communications networks could result in the inability of end users to download our games, prevent the completion of billing for a game, or interfere with access to some aspects of our games or other products. If any of these systems fails or if there is an interruption in the supply of power, an earthquake, fire, flood or other natural disaster, or an act of war or terrorism, end users might be unable to access our games. Any failure of, or technical problem with, the carriers’, other third parties’ or our systems could cause us to lose end users or revenues or incur substantial repair costs and distract management from operating our business. This, in turn, could harm our business, operating results and financial condition.

The market for mobile games is seasonal, and if we miss any key selling periods for any reason our sales could suffer disproportionately

Many new mobile handset models are released in the fourth calendar quarter to coincide with the holiday shopping season. Because many end users download our games soon after they purchase new handsets, we may experience seasonal sales increases based on the holiday selling period. However, due to the time between handset purchases and game purchases, most of this holiday impact occurs for us in our first quarter. If we miss these key selling periods for any reason, our sales will suffer disproportionately. Likewise, if a key event to which our game release schedule is tied were to be delayed or cancelled, our sales would also suffer disproportionately. Further, for a variety of reasons, including roaming charges for data downloads that may make purchase of our games prohibitively expensive for many end users while they are traveling, we may experience seasonal sales decreases during the summer, particularly in Europe. If the level of travel increases or expands to other periods, our operating results and financial condition may be harmed.

Our business depends on the growth and maintenance of wireless communications infrastructure

Our success will depend on the continued growth and maintenance of wireless communications infrastructure internationally. This includes deployment and maintenance of reliable next-generation digital networks with the speed, data capacity and security necessary to provide reliable wireless communications services. Wireless communications infrastructure may be unable to support the demands placed on it if the number of subscribers continues to increase, or if existing or future subscribers increase their bandwidth requirements. Wireless communications have experienced a variety of outages and other delays as a result of infrastructure and equipment failures, and could face outages and delays in the future. These outages and delays could reduce the level of wireless communications usage as well as our ability to distribute our games successfully. In addition, changes by a wireless carrier to network infrastructure may interfere with downloads of our games and may cause end users to lose functionality in our games that they have already downloaded. This could harm our business, operating results and financial condition.

Changes in government regulation of the media and wireless communications industries may adversely affect our business

It is possible that a number of laws and regulations may be adopted in the United States and elsewhere that could restrict the media and wireless communications industries, including laws and regulations regarding customer privacy, taxation, content suitability, copyright, distribution and antitrust. Furthermore, the growth and development of the market for electronic commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on companies such as ours conducting business through wireless carriers. We anticipate that regulation of our industry will increase and that we will be required to devote legal and other resources to address this regulation.

Risks Relating to this Offering and our Common Stock

Future sales by our stockholders may adversely affect our stock price and our ability to raise funds in new stock offerings

Sales of our Common Stock in the public market following this offering could lower the market price of our Common Stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all.

The Selling Stockholder intends to sell shares of Common Stock in the market, which sales may cause our stock price to decline

The Selling Stockholder intends to sell in the public market up to 12,187,900 shares of our Common Stock being registered in this offering. That means that up to 12,187,900 shares may be sold pursuant to this Registration Statement. Such sales may cause our stock price to decline. Our officers and directors and those stockholders who are significant stockholders as defined by the SEC will continue to be subject to the provisions of various insider trading and Rule 144 regulations.

The sale of our stock issued upon the exercise of warrants could encourage short sales by third parties, which could contribute to the future decline of our stock price

In many circumstances, the exercise of warrants and issuance of stock thereunder for companies that are traded on the OTCBB has the potential to cause significant downward pressure on the price of their common stock.  This is especially the case if the shares being placed into the market exceed the markets ability to take up the increased stock or if the company has not performed in such a manner to show that the equity funds raised will be used to grow the company.  Such an event could place further downward pressure on the price of our Common Stock.

As of May 9, 2008, 10,814,750 warrants of the Company were outstanding. As a result, the opportunity exists for short sellers and others to contribute to the decline of our stock price. Persons engaging in short-sales first sell shares that they do not own, and thereafter, purchase shares to cover their previous sales.  To the extent the stock price declines between the time the person sells the shares and subsequently purchases the shares, the person engaging in short-sales will profit from the transaction, and the greater the decline in the stock, the greater the profit to the person engaging in such short-sales.  By contrast, a person owning a long position in a stock, such as an investor purchasing shares in this offering, first purchases the shares at the then market price, if the stock price declines while the person owns the shares, then upon the sale of such shares the person maintaining the long position will incur a loss, and the greater the decline in the stock price, the greater the loss which is incurred by the person owning a long position in the stock.

If there are significant short sales of stock, the price decline that would result from this activity will cause the share price to decline more so which in turn may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market.  If there is an imbalance on the sell side of the market for the stock the price will decline. It is not possible to predict if the circumstances where by a short sales could materialize or to what the share price could drop.  In some companies that have been subjected to short sales the stock price has dropped to near zero.  This could happen to MobiVentures.

The Trafalgar Debentures have certain terms with respect to security and conversion which subject the Company to certain obligations and could ultimately contribute to the future decline of our stock price

The Trafalgar Debentures are secured by a pledge by the Company of all of its assets, including its shares of its subsidiaries, and $6,000,000 worth of shares of the Common Stock. The Trafalgar Debentures will bear interest at the rate of ten percent (10%) per annum, compounded monthly. The Trafalgar Debentures will be repayable in full on March 31, 2010. The Company will be obligated to repay the principal amount of the Trafalgar Debentures in equal monthly installments of principal and interest plus interest at a fifteen percent (15%) redemption premium. If the Company defaults on the aforementioned mandatory redemption obligation, Trafalgar will have the right to convert the Trafalgar Debentures into shares of Common Stock at a conversion price equal to eighty-five percent (85%) of the lowest daily closing bid price on the Common Stock, as quoted by Bloomberg, L.P., for the ten (10) trading days immediately preceding the date of conversion. Trafalgar is entitled to exchange rate protection in the event the Euro strengthens in relation to the U.S. dollar.

To the extent Trafalgar sells its shares of our Common Stock, the Common Stock price may decrease due to the additional shares in the market. This could lead to Trafalgar selling additional amounts of our Common Stock, the sales of which would further depress our stock price. Moreover, such significant downward pressure on the price of our Common Stock as Trafalgar sells material amounts of Common Stock could encourage short sales by Trafalgar or others. This could place further downward pressure on the price of our Common Stock.

Our Common Stock is deemed to be penny stock, which may make it more difficult for investors to sell their shares due to suitability requirements

 Our Common Stock is deemed to be penny stock as that term is defined in Rule 3a51-1 promulgated under the Exchange Act.  Penny stocks are stocks:
(i)	With a price of less than $5.00 per share;

(ii)	That are not traded on a recognized national exchange;

(iii)	Whose prices are not quoted on the NASDAQ automated quotation system;

(iv)	NASDAQ stocks that trade below $5.00 per share are deemed a penny stock for purposes of Section 15(b)(6) of the Exchange Act;

(v)
In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous  operation for at least three (3) years) or $5.0 million (if in continuous operation for less than  three (3) years), or with average revenues of less than $6.0 million for the last three (3) years.

Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for our Common Stock by reducing the number of potential investors. This may make it more difficult for investors in our Common Stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

DESCRIPTION OF BUSINESS

Business

We are engaged in the business of providing multi-media mobile content, applications and services. We presently carry out our business through four (4) wholly-owned subsidiaries: Mobiventures Ltd, Tracebit, M2M and Purepromoter. We were originally engaged in the business of commercializing MobileMail. In 2007, we identified an opportunity to grow through the strategic consolidation of fast growing companies operating within the mobile content and service industry. In connection with this strategy, we acquired Tracebit, a Finnish mobile games and content company, and held discussions with a number of other companies as acquisition targets in the United States, Europe and South East Asia.

Subsequent to the acquisition of Tracebit, we acquired M2M and Purepromoter. These acquisitions were completed as part of our business strategy to develop our existing business through acquisitions and internal growth in order to become an established provider of leading edge multi-media mobile content, applications and services with clients across the United Kingdom, Europe, Asia and North America.

We believe we have assembled a strong management team both through the acquisition of Tracebit, M2M and Purepromoter and by engaging with seasoned executives from the mobile industry who have a proven track record in creating sustainable and profitable ventures within the mobile sector, both in Europe and the United States

We are also the owner of Mobilemail, a suite of software applications which provide a platform for enabling users to send SMS messages to wireless devices using the internet and to, in turn, receive SMS messages from wireless devices via the internet. SMS refers to an industry adopted standard for sending and receiving text messages to and from mobile telephones. Our MobileMail messaging solutions allow network operators and enterprises to offer their customers SMS messaging on their internet home pages and the ability to send SMS messages from their personal computers.

Our Corporate Organization

We were incorporated on April 1, 2005 under the laws of the State of Nevada. We carry out our business operations through our wholly owned subsidiaries; Mobiventures Ltd, Tracebit, M2M and Purepromoter. Mobiventures Ltd., M2M and Purepromoter are each incorporated and headquartered in the United Kingdom. Tracebit is incorporated and headquartered in Finland. Our principal office is located at Sunnyside, Brinkworth, Chippenham, Wiltshire, England SN15 5BY. Our telephone number is +44 (0)7740 611413 and our fax number is +44 (0) 845 2 99 1729.

Effective July 30, 2007, we increased our authorized capital from 100,000,000 shares to 300,000,000 shares with a par value of $0.001 per share. Effective August 2, 2007, we completed a change of our corporate name from “Mobilemail (US) Inc.” to “MobiVentures Inc.”.

Tracebit

Acquisition of Tracebit

On February 6, 2007, we completed the acquisition (the “Acquisition”) of all of the issued and outstanding shares in the capital of Tracebit pursuant to an Equity Share Purchase Agreement dated January 31, 2007 by and among the Company and Capella Capital OU, Pollux OU and Tracebit Holding OY (collectively, the “Vendors”) and Tracebit in consideration for the issuance of an aggregate of 8,224,650 shares of Common Stock to the Vendors.

Tracebit was incorporated under the laws of Finland in October 1996. Initially, the core business of Tracebit was IT consulting. However, in 2001, Tracebit divested its IT consulting business and entered the mobile sector, first by selling ring tone and logo editor products created by it and later the same year focusing on emerging J2ME mobile games market.

Tracebit has developed more than thirty (30) original games and applications for mobile phones and simultaneously created a global network of customers consisting of over 150 agreements including sales channels with global mobile carriers, service providers and content distributors, ensuring delivery to a global audience. Tracebit licenses well-known brands to attach to the products it makes in order to differentiate from other products in the marketplace.

We appointed three (3) new directors to our board of directors upon the completion of the Acquisition, each of whom was a principal stockholder of Tracebit.

Business of Tracebit

Since 2002, Tracebit has been a developer and publisher of games and entertainment applications for mobile handsets. Tracebit has developed more than thirty (30) original games and applications for mobile phones and simultaneously created a global network of customers consisting of over 150 agreements including approximately seventy (70) sales channels with global mobile carriers, service providers and content distributors, ensuring delivery to a global audience. Tracebit licenses well-known brands to attach to the products it makes in order to differentiate from other products in the marketplace.

Currently, Tracebit has ten (10) brands for which it develops mobile games and applications, including: David Coulthard; Kung Fu Hustle; WilliamsF1 Team; Nicky Hayden - MotoGP 2006 World Champion; Scott Dixon (winner of Indy Cars series); Moomin characters; Reality of Speed/BooKoo; Subaru WRX and Giancarlo Fisichella Motor Sport.

Tracebit’s customers are ultimately mobile phone users all over the world that download content (the games Tracebit creates) from:

•	mobile portals such as Jamba! and Zingy; or

•	carrier sales such as Vodafone, T-Mobile, Orange and Elisa Finland among others.

The mobile portal and carrier sales channels receive content from Tracebit in two (2) ways:

•	under a direct agreement with Tracebit that delivers the content to them; or

•	through agreements with one (1) or more content aggregators who may represent Tracebit’s content and are in a contractual relationship with Tracebit.

The agreements Tracebit makes are either:

•	on a revenue share basis whereby Tracebit receives a fixed percentage of the net revenues the contract partner receives from its customers; or

•	on a fixed fee basis whereby Tracebit receives a fixed fee per download of its content.

Currently Tracebit’s main sales channels include carriers and mobile portals such as: Elisa Finland; T-Mobile Hungary; Peoples Telephone HK (Part of China Mobile); Times India Ltd.; Opera Telecom (UK); and Playfon (Russia). The main distribution network includes content aggregators such as: Cellmania (US); WapOneLine (US); MIG (China); Airgames (Canada); Amaio (Czech Republic); LocZ (Brazil); End2End (Denmark); and Selatra (UK).

Tracebit’s Products

We design our portfolio of games to appeal to a broad wireless subscriber base. Tracebit’s portfolio of games includes original games based on our own intellectual property and games based on brands and other intellectual property licensed by us from branded content owners. These latter games are inspired by non-mobile brands and intellectual property, including movies, board games, internet-based casual games and console games.

End users typically purchase our games from their wireless carriers and are billed on their monthly phone bill. In Europe, our subscription prices range from three (3) to five (5) euros, while one-time fees for unlimited use range both higher and lower, depending on the country. Carriers normally share with us thirty-five percent (35%) to fifty percent (50%) of their subscribers’ payments for our games, which we record as revenues. In the case of games based on licensed brands, we, in turn, share with the content licensor a portion of our revenues. The average royalty rate that we paid on games based on licensed intellectual property was forty percent (40%) in 2006 and 2007. In the case of games licensed from third party developers, we, in turn, share with the game developers a portion of our revenues. The average rate that we paid on games based on licenses from third party developers was fifty percent (50%) in 2007. We did not have any third party games for sale during 2006.

Our games typically generate revenues for eighteen (18) to twenty-four (24) months post release. As a result, we generate a significant portion of our revenues from our collection of games that have been in release for more than twelve (12) months.

Wireless carriers generally control the price charged to end users for our mobile games either by approving or establishing the price of the games charged to their subscribers. Some of our carrier agreements also restrict our ability to change established prices.

The following table sets forth information regarding a selection of our games:

Title	Branded Content Owner	Year Introduced	Market
Aqua Strike	Tracebit	2006	Global
BooKoo Motorcross	Sports Telecom	2006	Global
Going Home 2	Tracebit	2006	Global
David Coulthard GP	Sports Telecom	2005	Global
Moomin Adventures – Moominpappa Disappears	Bulls Press	2005	Global, excluding certain Asian countries
The Village	Tracebit	2005	Global
WW2 – Battle for Europe	Tracebit	2005	Global
Scott Dixon Racing	Sports Telecom	2005	Global
A Space Incident 2	Tracebit	2004	Global
The Penguin Run	Tracebit	2005	Global
City Knights 2	Tracebit	2004	Global
Aran – The Escape	Tracebit	2004	Global
Going Home	Tracebit	2003	Global
Aikia I – The Calling	Tracebit	2004	Global
A Space Incident	Tracebit	2002	Global
Extractor	Tracebit	2004	Global
Tennis Champion	Tracebit	2003	Global
Vein Invadors	Tracebit	2003	Global
X-mas Rescue	Tracebit	2003	Global
Illuminator	Tracebit	2003	Global
City Knights	Tracebit	2003	Global
Bring ‘em Back	Tracebit	2003	Global
Sex Blocks	Tracebit	2004	Global
Tank Wars	Tracebit	2002	Global
Kung Fu Hustle	Sony Pictures	2006	Europe and Americas
WilliamsF1 Team Challenge	Sports Telecom	2006	Global
Nicky Hayden GP	Sports Telecom	2006	Global
Subaru Rally Challenge	Sports Telecom	2006	Global
Fisichella Motor Sports	Sports Telecom	2007	Global

Tracebit’s Market Opportunity

Products such as ring tones outsell any other types of content at an approximately 2-to-1 ratio and wallpapers are surprisingly popular considering that people can make their own with their camera phones.

We therefore plan to further expand Tracebit’s current product offering including:

•	Mobile music services

•	Ring tones

•	Ring back tones

•	Video ring tones

•	Streamed music

•	Full track music

•	Infotainment (mobile sport, leisure and information data services)

•	Video clips

•	Streamed video

•	Wallpapers and graphics

•	Picture messaging

•	Games

We have already started the process to expand our content portfolio to include video clips, streamed video, wallpaper and graphics and third-party developer games. We plan to continue this expansion during 2008.

Furthermore, we may consider acquiring an already existing portal with an existing user base and a proven business model, where Tracebit would aim to create a one-stop shop for purchasing content and an online mobile community where users interact with each other, anywhere, anytime, and expand their social network on a daily basis using services like mobile messaging, blogging, user profiles, friends, groups, picture, video & music sharing, downloadable free mobile content, downloadable premium mobile content and multi-player games that the portal would offer. We plan to leverage this community as a media channel for advertisers and act as a merchant for mobile content providers.

We plan to introduce additional revenue streams for Tracebit to the completed online portal to further increase the interaction between the community’s members, thus helping to attract new individual and business users. We plan to source value adding partnerships with leading VOIP and mobile T.V. service providers. These services would be added into the current messaging portfolio of MobileMail SMS based communication solutions to initiate the development of an interactive multi media messaging interface, providing additional revenue through direct users and branding/advertising opportunities.

Tracebit’s Competition

Tracebit’s primary competitors include Glu Mobile, Digital Chocolate, Electronic Arts (EA Mobile), Gameloft, Hands-On Mobile, I-play, Namco and THQ, among others. In the future, likely competitors include major media companies, traditional video game publishers, content aggregators, mobile software providers and independent mobile game publishers. Wireless carriers may also decide to develop, internally or through a managed third-party developer, and distribute their own mobile games. If carriers enter the mobile game market as publishers, they might refuse to distribute some or all of our games or might deny us access to all or part of their networks.

The development, distribution and sale of mobile games is a highly competitive business. With respect to end users, we compete primarily on the basis of brand, game quality and price. With respect to carriers, we compete for deck placement based on these factors, as well as historical performance and perception of sales potential and relationships with licensors of brands and other intellectual property. With respect to content and brand licensors, we compete based on royalty and other economic terms, perceptions of development quality, porting abilities, speed of execution, distribution breadth and relationships with carriers.

Some of our competitors’ and our potential competitors’ advantages over us, either globally or in particular geographic markets, include having significantly greater revenues and financial resources, stronger brand and consumer recognition, pre-existing relationships with brand owners or carriers, lower labor and development costs, and broader distribution.

We plan to create a portal and host a mobile social network that would enable Tracebit to increase revenues by collecting demographics of users and utilizing this together with media agencies to reach their client’s target groups with greater accuracy using content and portal for advertising. So far we have not been able to identify a direct competitor offering content distribution and a mobile community portal with a merchant, community and advertising business model. However, within the individual categories we plan to combine, each has its own competitors as outlined below.

The competitive landscape in which Tracebit plans to operate can be split into three (3) broad categories:

•	mobile portal: includes competitors such as Jamba! and Zed.

•	content distribution: includes competitors such as MobileMedia and MediaPlazza.

•	mobile advertising: includes competitors such as Greystripe and AvantGo.

Tracebit’s Mobile Portal

Mobile portals sell a wide variety of mobile content to end users on a per download or subscription basis where the user pays a periodical fixed fee and can choose a limited amount of content from a range. The fee is generally less than if the user would have purchased the same items individually. Mobile portals target users specifically looking to personalize their mobile phone by downloading mobile content.

The mobile community business model has a high customer loyalty compared to a pure merchant business model. We plan to differentiate Tracebit from its competition by acquiring a mobile community, and growing the number of registered users interacting with each other, as shown by internet companies such as mySpace and YouTube to create an attractive environment for advertisers, by offering free services like blogging, personal profiles, video, picture and music sharing, friends, groups, search and e-mail. We plan to sell premium downloadable mobile content on the community portal where one of the key differentiating factors is that Tracebit will offer its registered customer base select advertisement enabled content for free, lowering the barrier to enter the world of premium content while at the same time deriving revenues from advertisers. We also plan to offer a possibility for registered users to store their content giving them a possibility to secure their purchase, this typically is something the other competitors do not offer and a customer has to buy the content again if he or she buys a new phone.

Tracebit’s Content Distribution

A content distributor sources a wide array of content from content developers and sells it to mobile carriers and portals whose users download the content for a fee that is split between all parties in the value chain on a revenue share basis. Some content distributors also offer turn-key solutions for persons willing to become merchants of mobile content.

We plan to compete in this space by offering content that Tracebit either sources from other content developers and/or produces. There are two major differentiating factors in its product offerings: (i) unique content – Tracebit makes the content and controls who offers it to a specific carrier or portal or may agree to source some content on an exclusive basis; and (ii) branded content – the carrier or portal already has similar content, however, as there is a brand attached to it, it differentiates enough from others, having better chances of inclusion in the carrier or portal content offering. We plan to pursue licensing additional brands on a continuous basis. We plan to also increase Tracebit’s local presence in US and Asian markets, providing better opportunities to interact with customers. We also plan to explore opportunities in creating co-marketing efforts with the carriers or portals to provide more visibility for the content offered. We also plan to leverage the Tracebit brand and the fact that it has been a pioneer in the mobile content market while adding new channels and exploiting existing ones.

Tracebit’s Mobile Advertising

Competitors in this space offer content for free or for a reduced price to customers who in return are exposed to dynamic advertisements (banners, full-screen advertisements or strategically placed product promotions inside game content) while they consume the content. One competitor offers a possibility for select partners to distribute the full ad-enabled catalog. Most competitors offer on-line tools for advertisers to follow up their mobile campaign.

Tracebit’s main asset and competitive advantage is expected to be the profiles of the members of its mobile community, providing very specific demographic information that can be used to target a specific audience. Using proprietary technology we expect to have the ability to attach dynamically targeted advertising to virtually every piece of content on Tracebit’s portal as well as within the free services therein.

Marketing Plan of Tracebit

The keys to enhanced uptake of our products are:

•	Capture greater market share with carriers and mobile portals;

•	Increased visibility of mobile portal; and

•	Establish the mobile community as a recognized media channel among the media agencies and brand owners.

To succeed in our marketing efforts we believe we will need to recruit an experienced marketing expert who will be responsible for setting up and implementing a detailed marketing strategy that helps us reach the objectives above.

Carriers and Mobile Portals

To capture greater market share with carriers and mobile portals, we plan to target carriers, mobile portals, value added resellers and aggregators worldwide with a focus on growth markets like the United States, China, India and Brazil.

With the addition of new sales people we expect to have the ability to meet up with the carriers and mobile portals key decision makers on a regular basis to discuss our product offerings. We plan to offer them a fee in exchange for better product placement, advertisements of our products on their own portal and advertisements of their service in the local media where our products are represented. We plan to offer them brand related prizes to be used in contests they arrange on their portal where our products would get visibility. We plan to create an on-line marketing catalog of our product portfolio for the carriers and mobile portals where they can easily view, listen or try out our products.

We plan to add our corporate messaging applications to Tracebit’s portfolio of mobile content as a value-added service. Tracebit’s current distribution channels with mobile operators and value-added resellers provides an opportunity to add to the reseller channels already in place across Hong Kong, China, Africa, Europe, the United Kingdom and the Unites States.

We also plan to attend industry fairs, including among others 3GSM, GDC and CES, where we would set up a booth to present our products and attempt to gain access to new sales channels. We further plan to use banner advertising on internet sites in conjunction with new product launches to stimulate general consumer awareness and demand for our branded products.

Mobile Portal Marketing

To increase visibility of our mobile portal, we plan to target the global mobile phone subscriber base, particularly teenagers and young people who generally have an interest in sports and music.

We plan to approach celebrities with the intent of getting them to join the community and getting permission to making their memberships public through a press release. We plan to use internet banners, TV-spot and newspaper advertising with an emphasis on free services, free (ad-enabled) downloadable mobile content, and branded content. We also plan to advertise on search engines like Google, using Ad Words and to offer a quality service to get good response from word-of-mouth viral marketing. We plan to attract new users by offering free contests for our registered users where they can win prizes.

Mobile Community

To establish the mobile community as a recognized media channel among the media agencies and brand owners, we plan to target media agencies and brand owners.

We plan to engage a media agency account manager who would visit the media agencies and also to use sales promotion efforts by offering the media agencies a free trial of our service as a media channel and send out promotional leaflets to media agencies.

M2M

Acquisition of M2M

On March 31, 2008, we completed the acquisition of all of the issued and outstanding shares of M2M consisting of 16,809 ordinary shares, with a par value of £0.01 per share, in consideration for a purchase price of $4,200,000 pursuant to that certain Equity Share Purchase Agreement between the Company and the stockholders of M2M, dated March 14, 2008 (the “M2M Share Purchase Agreement”). The payment of the purchase price was satisfied by the issuance of promissory notes and shares of Common Stock to the stockholders of M2M. Upon completion of the M2M acquisition, we appointed Danny Wootton, a director of M2M, as a member of our board of directors.

At the closing of the M2M acquisition, we paid $2,000,000 of the purchase price by the issuance of a total of 20,000,000 shares of Common Stock to M2M’s stockholders at a deemed valued of $0.10 per share, calculated based upon the average of the closing price of the Common Stock five (5) days preceding the closing. We will allot and issue shares of Common Stock in further satisfaction of such purchase price pursuant to the terms of the M2M Share Purchase Agreement as follows:

•
on the 12-month anniversary date of the closing of the M2M acquisition, a number of shares with an aggregate value of $500,000 to be calculated based upon the average of the closing price on each of the five (5) days  preceding the 12-month anniversary date of closing; and

•
on the 24-month anniversary date of closing, a number of shares with an aggregate value of $200,000 to be calculated based upon the average of the closing price on each of the five (5) days preceding the 24-month anniversary date of closing.

At the closing of the M2M acquisition, we issued promissory notes in favor of M2M’s stockholders, on a pro-rata basis, representing the obligation of the Company to complete the following payments, in aggregate, pursuant to the M2M Share Purchase Agreement:

•	$500,000 on October 31, 2008;

•	$500,000 on the 12-month anniversary date of the closing; and

•	$500,000 to M2M’s stockholders on the 24-month anniversary date of the closing.

Nigel Nicholas, our Chief Executive Officer and a director, and Danny Wootton, a director, were the principal stockholders of M2M. Mr. Nicholas owned 40.93% of the shares of M2M and Mr. Wootton owned 36.36% of the shares of M2M.

Business of M2M

M2M is a UK-based consulting business that specializes in assisting businesses and entrepreneurs to develop wireless applications for their existing or proposed business applications. M2M provides management services, including product management, financial, commercial and other support to selected start-up and early stage ventures in the wireless and mobile space.

M2M was incorporated in October 2002 and has operated as a virtual company based in the United Kingdom. M2M was established as a consulting and management company to identify, invest in, and, accelerate start-up and early stage businesses in the wireless and mobile related industries. M2M provides management, financial, commercial and other support to selected start-up and early stage ventures in the wireless and mobile space. Management believes that M2M is well positioned to capitalize on its niche position as an accelerator for early stage wireless and mobile related companies.

The executives of M2M have variously worked for blue chip telecommunications companies, in venture capital and management, in a pan-European incubation company, and in corporate finance. Through these experiences they have been involved with a number of early stage software, internet and wireless related companies. They have also brought together an extended pool of over twenty (20) experts (“Associates”) with extensive knowledge and experience of the markets in which M2M and its clients operate.

M2M operates two distinct units: a consulting arm and a venture management operation. M2M aims to work at a break–even profitability as it invests any profits through “sweat equity” in the companies it provides services to. M2M has a number of companies in its share portfolio that are early stage companies in the mobile entertainment and application sector of the mobile industry.

M2M believes that it has a strong and entrepreneurial management team with proven technological, commercial and financial skills and experience in a wide range of industries, but in particular in the telecommunications and wireless related sectors – the companies within M2M’s portfolio operate in mobile entertainment, mobile applications, telematics and wireless platforms. To date, M2M has worked with over 150 companies/entrepreneurs since it was founded and is currently continuing to work with many of those. It has generated or is generating investments in eleven (11) companies with possible pending agreements to take investments in another four (4) opportunities.

M2M’s business model and objective is to build value for its shareholders through its integrated business model combining its revenue-earning consulting and management business with its capital-growth venture management business:

•
Consulting and Management: supply of services to the clients of the venture management business as well as to companies that do not want to share equity with M2M. In the short term, M2M will engage with a small number of clients on a cash basis (with no equity involvement) for the provision of the acceleration services. This is being done in order to provide a positive cash flow for the overall business.

•	Venture Management: establishment, ownership and management of equity stakes and IPR, primarily in the wireless sectors, with a view to maximizing value in the medium to long term.

M2M’s current business model provides for a flexible approach that allows sufficient contracts with early stage companies that are paid on a day rate basis balanced with contracts that earn M2M equity in those companies. To determine the level of equity involvement that M2M would want to have in the client company, M2M produces a status report that has a scoring methodology against a number of criteria for companies at the end of the Grant process. This process has resulted in M2M establishing in shareholdings varying between 0.5% - 20% in twelve (12) companies, with options to extend these shareholdings further.

In order to offer the breadth of acceleration services M2M has developed a “pool” of Associates, currently numbering fourteen (14) with an extended team of an addition ten (10) associates which have skills ranging from business development to manufacturing expertise. These Associates are not employees, but are engaged from time to time on a consulting basis as required.

As at end of June, 2008, M2M’s portfolio of companies was as follows:

Name of Portfolio Company	% Held By M2M	Brief Business Description

Staellium	0.50%	Secure SMS technology – allows SMS texts to be automatically deleted after short period

Applied Living Technology	8.13%	Mobile polling and mobile voting company

PictureThere	18.60%	Provides mobile camera bureau service for business purpose e.g. insurance fraud prevention etc.

SmarterPark	2.31%	Mobile platform that allows driver and the parking space provider to transact a deal on parking places that are currently unavailable to the motorist.

Intellicall	2.00%	Least cost routing for international mobile to mobile calls

Name of Portfolio Company	% Held By M2M	Brief Business Description

Kyool	20.00%	Mobile price comparison and Purchase platform for entertainment products

MobiRent	20.00%	Mobile content for hire company providing for time defined usage of content (Mobile “Blockbuster”)

Airborne Networks	2.00%	Carrier-class infrastructure with patented technology solution for point to multi-point distributed networks (WiFi/WiMax/3G) using self-powered nodes.

T&M Wireless Solutions (VSIM)	5.00%	Technology that allows a single device to have & the user to manage multiple SIM cards

TetraTablet Limited	10.00%	TETRA network enabled devices that provides efficient mobile data services to the public service sector using TETRA spectrum

UK Street Sound	4.50%	Social network and content aggregator based around urban and R&B music

OneStopClick	0.65%	Broker that assists decision makers in mid-market businesses identify, evaluate and qualify suitable vendors to provide their company with IT services

Purepromoter

Acquisition of Purepromoter

The following summary of the terms of the Purepromoter acquisition is not complete and is qualified in its entirety by reference to the Agreement for the Sale and Purchase of the Entire Issued Share Capital of Pure Promoter Limited, a copy of which has been filed as an exhibit to our Current Report on form 8-K filed with the SEC on April 4, 2008.

On April 28, 2008, we completed the acquisition of all of the issued capital stock of Purepromoter, consisting of one hundred (100) A Ordinary Shares at £1.00 per share and three hundred sixty-five (365) B Ordinary Shares at £1.00 per share, pursuant to the terms of that certain share purchase agreement dated April 4, 2008 between us and the stockholders of Purepromoter. The completion of the Purepromoter acquisition was a condition to the completion of the $2,000,000 financing with Trafalgar described herein. Upon completion of the Purepromoter acquisition, we appointed Stuart Hobbs, a director and principal stockholder of Purepromoter, as a member of our board of directors. The aggregate consideration paid by us for the share capital of Purepromoter at closing consisted of:

•	cash in the amount of £1,290,000 ($2,568,132); and

•	share consideration in the amount of £1,675,000 ($3,350,000) paid by the issuance of 33,500,000 shares of Common Stock on the basis of a share price of $0.10 per share.

Further consideration to be paid under such Share Purchase Agreement consists of:

•	additional cash consideration in the amount of £556,400 ($1,107,681) payable on the six (6) month anniversary of the closing of the acquisition; and

•
earn out consideration payable pursuant to a formula prescribed in the share purchase agreement with Purepromoter, which is based on the profit realized by Purepromoter in the 2009 and 2010 fiscal years.

However, the maximum consideration payable under the share purchase agreement with Purepromoter cannot exceed £3,883,922.

In connection with the closing of the acquisition of Purepromoter, we have issued 400,000 shares of Common Stock to a third-party broker for £20,000 ($40,000) and we will issue shares of Common Stock worth £118,250 and pay £30,000 in cash as a finder's fee to Arbutus Innovation Ltd.

At the closing of the acquisition of Purepromoter, we issued the Trafalgar Debentures in the amount of $2,000,000 to finance the acquisition. We will need additional financing beyond the proceeds of the Trafalgar Debentures to pursue the plan of operations of Purepromoter. In that regard, on April 25, 2008, we obtained a loan from Peter Åhman, a director and officer of our Company, in the amount of 612,000 Euros ($954,475) due May 30, 2008, which bears interest at ten percent (10%) per year and is secured by the assets of our Company. In addition, in the event of default, all outstanding amounts under the loan are immediately repayable, and on any amount unpaid after the due date we are required to pay an additional penalty interest of ten percent (10%) per year until fully repaid. We expect we will need further financing in the future to pursue our plans for Purepromoter, however, there is no assurance that we will be able to raise any additional financing.

Business of Purepromoter

Purepromoter was organized under the laws of the United Kingdom on August 7, 2001 and provides low cost e-mail and SMS marketing campaigns to businesses and agencies, including clients such as Emap, The FT, Economist Conferences, Littlewoods, ultimatepoker.com and innocent drinks. Through its agency channel, Purepromoter works and has worked with companies including Halifax, Barclaycard, Levis Europe, Pepsi, O2, Redbull and Starbucks. Purepromoter offers a complete and flexible software solution to add power to email marketing and SMS advertising: PureResponse. Purepromoter helps its clients develop the most effective way to display their email marketing messages, and focuses on its clients getting the highest send rates and lowest number of opt-outs as possible.

· Electronic forms of communication, which includes e-mail, electronic brochures, and SMS, offer significant cost savings over traditional paper based alternatives. They also can provide better feedback statistics and, with detailed analysis of these statistics, the marketer normally can get better responses from marketing campaigns.

The core component of Purepromoter’s e-marketing solutions is a software application which is developed and wholly owned by Purepromoter and forms the intellectual property of the company. The software allows customers to create, manage and deliver branded electronic sales, marketing and information messages. Purepromoter derives income from the provision of the software application (either on a rental basis, or via an outright sale and maintenance agreement) plus associated message delivery commissions and design / consultancy services. As an example, a typical or average customer might purchase the ability for three (3) employees to access the Purepromoter on-line software and this would allow that customer to create, manage and deliver between 1,000 to 2,000,000 email messages per month. The customer might also ask Purepromoter to design email templates and seek consultancy as to how best to use electronic communications within its marketing mix.

Once a customer has been acquired, the company benefits from a continuous on-going revenue stream from software rental (and/or maintenance) plus message delivery commissions.

Purepromoter is operating in a rapidly expanding marketplace that is substantial and has core products that have been proven, together with a significant and expanding customer base. The company has detailed and fully researched sales and marketing plans as to how best to grow the company.

The nature of Purepromoter’s business is that it is of a repeat nature, which underpins the projected increase in revenues. There is a strong correlation between the number of sales people engaged in the business and the revenues generated. Sales people are incentivised to bring new clients to the company. Purepromoter has been able to generate approximately twenty (20) to thirty (30) new clients every month while retaining a high proportion of existing clients.

To date, Purepromoter has focused on the software and support for e-mail and electronic brochures, which currently provides approximately ninety-five percent (95%) of its revenues. Mobile text messaging, which we believe to be an emerging area of business, currently accounts for only approximately five percent (5%) of its revenues. We believe this provides for a synergy with MobiVentures.

Purepromoter currently has a client base of around 800 customers, which has grown from around 400 since December 2006. The client base continues to grow by around twenty (20) to thirty (30) new clients each month. Purepromoter has organized itself in three sales teams, “Major Accounts”, “SME Accounts” and “Agencies”. Of the approximately fifty (50) customers considered to be “Major Accounts”, the top five (5) generate around eight percent (8%) to twelve percent (12%) of total revenues, but no customer contributes more than three percent (3%) of revenues.

The number of electronic marketing messages overtook that of paper based alternatives in 2005 and is growing rapidly. Mobile marketing is still in its infancy but we believe it offers significant opportunities and is likely to outstrip e-mail messaging in the upcoming years.

We believe that Purepromoter is now one of the largest United Kingdom based e-marketing service providers. It has a strong and varied client base spanning multiple industry sectors, comprised of small and large companies and a growing number of new media design agencies.

We believe that Purepromoter is in a strategic position to exploit this fast growing marketplace. Furthermore, we believe MobiVentures will be able to leverage the customer base of Purepromoter in order to market and sell its mobile applications and services.

In addition, we expect that Purepromoter will be able to attract more customers by offering a well-rounded mobile service to new and existing customers.

Purepromoter’s “Director’s Report and Financial Statements” for the year ended March 31, 2008 were included in our Amendment No. 1 to Form 8-K filed with the SEC on July 14, 2008.

Our Mobile Solutions

Our MobileMail software enables us to offer to our potential customers a computer based solution for sending and receiving SMS messages from personal computers to wireless devices using the internet. This solution is achieved by employing our MobileMail software on a user’s personal computer, which provides the computer interface with the user, and on a network server, which provides the SMS messaging functionality and administration services. MobileMail enables users to send and receive SMS messages from their personal computers to mobile devices without the requirement for involvement by the user or customer in the distribution of the wireless services. We offer two distinct user interfaces that provide users with this functionality, namely our MailSMS and EasySMS software. Our MailSMS software integrates with Microsoft Outlook® as an embedded program and enables users to send SMS messages using the Microsoft Outlook® program installed on their personal computer. Our EasySMS software is a software that acts as an interface to a network server on which all of a user’s messages and information is stored. Potential users and customers will be able to download the required MobileMail software client directly to their personal computer and install the software themselves. Once the user or customer has done this, he or she can send an SMS to mobile devices (cell phones or personal digital assistants) from their personal computer.

The MobileMail SMS messaging technology is no longer the core product in relation to our current and future operational plans. As such, we do not envisage proceeding with any further developments of the messaging technology. Support will continue to current customers but no resources will be allocated to extend the sales and marketing of the current SMS messaging platform.

Recent Corporate Developments

Staley, Okada & Partners, Chartered Accountants (“Staley, Okada”) resigned as principal independent registered public accounting firm of the Company effective January 16, 2007. As a result of this resignation, we engaged Dale Matheson Carr-Hilton LaBonte, Chartered Accountants, as our principal independent registered public accounting firm effective January 22, 2007. The decision to change our principal independent registered public accounting firm was approved by our board of directors.

On January 31, 2007, we entered into an Employment Agreement with Mr. Miro Wikgren, an officer of Tracebit, whereby Mr. Wikgren was appointed as the Chief Technical Officer concurrent with his appointment as a director of the Company. A copy of Employment Agreement with Mr. Wikgren was filed as an exhibit to our Current Report on Form 8-K filed with the SEC on February 12, 2007.

On January 31, 2007, we entered into an Employment Agreement with Mr. Simon Ådahl, an officer of Tracebit, whereby Mr. Ådahl was appointed as the Chief Marketing Officer concurrent with his appointment as a director of the Company. A copy of the Employment Agreement with Mr. Adahl was filed as an exhibit to our Current Report on Form 8-K filed with the SEC on February 12, 2007. Mr. Ådahl resigned as a director on June 30, 2007 and as our chief marketing officer effective July 31, 2007.

On February 1, 2007, we entered into a Consultant Agreement with Peter Åhman on behalf of Tracebit Holding Oy, a company controlled by Mr. Åhman, whereby Mr. Åhman was retained to provide consulting services to the Company pursuant to the terms and subject to the conditions of such Consultant Agreement. A copy of this Consultant Agreement was filed as an exhibit to our Current Report on Form 8-K filed with the SEC on February 12, 2007.

On February 6, 2007, pursuant to the acquisition of Tracebit, Mr. Peter Åhman was appointed as a director and President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer of the Company in replacement of Mr. Gary Flint, who has remained as a director of the Company

On March 9, 2007, we entered into a Consultant Agreement with Nigel Nicholas whereby Mr. Nicholas was retained to provide consulting services to the Company pursuant to the terms and subject to the conditions of such Consultant Agreement. A copy of the Consultant Agreement with Mr. Nicholas was filed as an exhibit to our Current Report on Form 8-K as filed with the SEC on March 15, 2007. In accordance with the terms of this Consultant Agreement, Mr. Nicholas was appointed as a director of the Company.

On March 14, 2007, we entered into a Consultant Agreement with Ian Downie whereby Mr. Downie was retained to provide consulting services to the Company pursuant to the terms and subject to the conditions of such Consultant Agreement. A copy of the Consultant Agreement with Mr. Downie was filed an exhibit to our Current Report on Form 8-K as filed with the SEC on March 20, 2007. In accordance with the terms of this Consultant Agreement, Mr. Downie was appointed as a director of the Company.

Effective June 28, 2007, we entered into a Consultant Agreement with Adrian Clarke whereby Mr. Clarke was retained to provide consulting services to the Company pursuant to the terms and subject to the conditions of the consultant agreement. A copy of the consultant agreement was filed an exhibit to our Current Report on Form 8-K as filed with the SEC on July 5, 2007. In accordance with the terms of the Consultant Agreement, Mr. Downie was appointed as a director of the Company effective June 28, 2007.

On September 3, 2007, we entered into an Amendment to Consulting Agreement with each of Peter Åhman, Gary Flint and Nigel Nicholas, amending the terms of the consulting services agreements previously entered into with each of them. A copy of each of these agreements was filed as an exhibit to our Current Report on Form 8-K as filed with the SEC on September 7, 2007.

On November 1, 2007, we entered into a Consultant Agreement with Gary Flint, which supercedes the previous Consultant Agreement entered into with him on February 1, 2007 and subsequently amended on September 3, 2007, whereby Mr. Flint was retained to provide consulting services to the Company pursuant to the terms and subject to the conditions of such Consultant Agreement. A copy of the Consultant Agreement was filed as an exhibit to our Current Report on Form 8-K as filed with the SEC on November 6, 2007.

Ian Downie and Adrian Clarke resigned as directors of the Company effective as of March 31, 2008.

On March 31, 2008, we entered into a Consultant Agreement with Danny Wootton whereby Mr. Wootton was retained to provide consulting services to the Company pursuant to the terms and subject to the conditions of such Consultant Agreement. A copy of this Consultant Agreement was filed as an exhibit to our Current Report on Form 8-K as filed with the SEC on April 4, 2008.

Effective March 31, 2008, the Company appointed Danny Wootton as a director of the Company.

On April 28, 2008, we entered into a Consultant Agreement with Stuart Hobbs on behalf of Flaxlands Management Ltd., a company controlled by Mr. Hobbs, whereby Mr. Hobbs was retained to provide consulting services to the Company pursuant to the terms and subject to the conditions of such Consultant Agreement. A copy of this Consultant Agreement was filed as an exhibit to our Current Report on Form 8-K filed with the SEC on May 2, 2008.

Effective April 28, 2008, the Company appointed Stuart Hobbs as a director of the Company.

The current directors of the Company are: Gary Flint, Peter Åhman, Miro Wikgren, Nigel Nicholas, Danny Wootton and Stuart Hobbs.

Trafalgar Financing

On April 28, 2008, concurrent with the completion of the Purepromoter acquisition, we issued $2,000,000 of secured convertible redeemable debentures (defined herein as the Trafalgar Debentures) for a total purchase price of $2,000,000 from Trafalgar pursuant the Securities Purchase Agreement. Pursuant to the Securities Purchase Agreement, the purchase price was used by the Company to acquire Purepromoter as outlined herein. The Trafalgar Debentures were issued by the Company to Trafalgar in reliance upon an exemption from securities registration pursuant to Section 4(2) and/or Rule 506 of Regulation D of the Securities Act. The Trafalgar Debentures mature on March 31, 2010 and if we default on our mandatory redemption obligation under the Trafalgar Debentures, Trafalgar will have the right to convert the Trafalgar Debentures into shares of our Common Stock at a conversion price equal to eighty-five percent (85%) of its market price at the time of conversion.

Froggie S.L. and Norris Marketing S.L.

Partnership Agreement

We entered into a partnership agreement with Froggie S.L. (“Froggie”) and M2M on October 31, 2007. The partnership agreement contemplated the creation of a business to be operated in partnership between us and Froggie pursuant to which the net income derived from the business will be split equally between us and Froggie on a 50/50 basis. In addition, Froggie has agreed to provide “bridge financing” to us to an agreed maximum of 120,000 Euros. To date, Froggie has supplied “bridge financing” of 30,000 Euros ($43,995) and we do not expect any further investment from Froggie. Our acquisition of M2M will not affect the partnership between us and Froggie.

Letter of Intent

The execution of the partnership agreement follows the execution of a letter of intent with Froggie, Norris Marketing S.L. (“Norris”) and Tom Horsey dated July 17, 2007 and a further letter of intent between the Company, M2M, Nigel Nicholas and Danny Wootton dated August 13, 2007.

Froggie is a provider of mobile telephony marketing systems with operations in Argentina and Spain. Norris is a company incorporated in the British Virgin Islands which provides premium SMS and bulk SMS solutions into Spain. Tom Horsey is the principal stockholder of Froggie and Norris. The letter of intent contemplates the Company’s acquisition of up to 100% of the shares of Froggie and Norris from Tom Horsey. To date, no definitive agreement has been executed for the acquisition contemplated in the letter of intent. The parties have entered into the partnership agreement pending the continuation of negotiations on a definitive acquisition agreement. There is no assurance that any definitive agreement for the acquisition by us of an interest in Froggie or Norris will be executed.

Planned Business

Under the partnership agreement, we, Froggie and M2M agreed to actively work together to grow our current mobile phone applications business that provides content, applications and services to customers via their mobile phones.

The objective of the parties is to generate revenues using content and services through the live channels that each party has generated. We, Froggie and M2M agreed on a management team that will be devoted to the launching of the business.

Bridge Financing

Froggie has provided us with 30,000 Euros of “bridge financing”, which loan has been converted into 1,367,412 shares of our Common Stock based on a conversion price of $0.032174 per share. No further bridge financing is expected from Froggie under this agreement.

Regulation S Debt Conversion Agreements - Shares

On November 9, 2007, we entered into a Regulation S debt conversion agreement (the “Conversion Agreement”) with each of Nigel Nicholas, the Chief Executive Officer, the Director of Operations and a director of the Company, Ian Downie, a director of the Company, Pollux OU and Tracebit Holding Oy (together, the “Creditors”) whereby the Company issued to the Creditors a total of 8,051,714 shares of Common Stock of the Company (the “Shares”) as repayment and settlement of an aggregate of $169,086 of indebtedness owed by the Company to the Creditors (the “Indebtedness”) on the basis of one (1) Share for each $0.021 of the Indebtedness. Each Creditor entered into a Conversion Agreement with the Company that included representations, warranties and covenants regarding the restricted status of the securities. The Company has granted piggyback registration rights to the Creditors. The issuance of the Shares was approved by written consent board resolutions of the Company’s board of directors on November 9, 2007.

Pollux OU, is a stockholder of the Company whose director, Miro Wikgren, is also a director and Chief Technical Officer of the Company. Pollux OU will be issued a total of 2,450,000 shares of Common Stock in consideration for the repayment of a total $51,450 in settlement of the Indebtedness owed by the Company to Pollux OU.

Tracebit Holding Oy is a stockholder of the Company whose Chairman, Peter Åhman, is also a director, President, Chief Financial Officer, Secretary and Treasurer of the Company. Tracebit Holding Oy will be issued 3,000,000 shares of Common Stock in consideration for the repayment of a total $63,000 in settlement of the indebtedness owed by the Company to Tracebit Holding Oy. A form of the aforementioned Conversion Agreement was filed as an exhibit to our Current Report on Form 8-K filed with the SEC on November 23, 2007.

Regulation S Debt Conversion Agreement - Warrants

On November 5, 2007, we also entered into a Regulation S debt conversion agreement with Gary Flint, a director of the Company, whereby the Company issued to Mr. Flint a total of 1,915,000 warrants (the “Warrants”) to purchase a total of 1,915,000 shares of Common Stock of the Company (the “Warrant Shares”). Under the terms of such conversion agreement, Mr. Flint is entitled to an exercise price of $0.021 per share of Common Stock until November 5, 2012. The Warrants were issued by the Company in repayment and settlement of an aggregate of $40,215 of indebtedness owed by the Company to Mr. Flint on the basis of one (1) Warrant Share for each $0.021 of the indebtedness. Mr. Flint entered into a Conversion Agreement with the Company that included representations, warranties and covenants regarding the restricted status of the securities. The Company has granted piggyback registration rights to Mr. Flint. The issuance of the Warrants to Mr. Flint was approved by written consent board resolutions of the Company’s board of directors on November 9, 2007.

A form of the conversion agreement with Mr. Flint has been filed as an exhibit to our Current Report on Form 8-K as filed with the SEC on November 23, 2007.

Plan of Operations

Our plan of operations for each of our operating subsidiaries for the next twelve (12) months is outlined below.

Below is a table that details the progress that we have recently made with respect to achieving certain goals that we have previously identified through the period ending March 31, 2008. This demonstrates that as of the date of this Prospectus, we have made significant progress with respect to all goals other than the acquisition of Froggie and Norris:

	Goals Through 2nd Quarter, 2008	Progress Achieved

Target 1	Attempt to negotiate and finalize definitive agreements for the acquisition of Froggie, Norris and M2M and, if such definitive agreements are finalized, to complete these acquisitions	•	Acquisition of M2M was completed on March 31, 2008
		•	Discussions still on-going with Froggie and Norris

Target 2	Raise the required funding to complete the above transactions and any further acquisitions	•	Negotiated promissory notes to complete the M2M acquisition

		•	Raised financing from Trafalgar to complete the acquisition of Purepromoter on April 28, 2008 (see Target 4 below)

Target 3	Expand Tracebit’s current product offering to include:		•	Tracebit has expanded its portfolio by adding the following services:

	•	mobile music services such as ring tones, ring back tones, video ring tones, streamed music, and full track music		o	Games and video from the Froggie portfolio

	•	infotainment (mobile sport, leisure and information data services) such as video clips, streamed video, wallpapers and graphics, and picture messaging, and		o	Extreme Sports videos

	•	games

Target 4	Enter into negotiations and continue to negotiate further acquisitions;		•	Completed the acquisition of Purepromoter on April 28, 2008

Target 5	Expand our management team, particularly through the involvement of management of companies that we may acquire		•	Appointed Danny Wootton to our board of directors – he was one of the principal stockholders in M2M

			•	Appointed Stuart Hobbs to our board of directors – he was the managing director and one of the principal stockholders of Purepromoter

Target 6
Grow sales of Tracebit through the completion of further partnership deals with leading mobile content providers, adding gaming titles and the latest video and audio content to sell additional content through current sales channels to enhance possibilities when selling content to new customers
			•	Tracebit has signed eight (8) new distribution channels as part of the partnership with Froggie and M2M

Additional Key Achievement			•
The commencement of our and third party mobile applications that offer mobile campaigns which include the production of marketing material which reflect additional product offerings to support sales efforts

Our plan of operations for the next twelve (12) months is outlined below as a group and further below we identify the specific targets for our subsidiaries, Tracebit, M2M, Purepromoter and Mobiventures Ltd.. We will require additional financing in order to implement these plans of operations.

Phase I – until Q4 2007/2008

•	identify and complete further acquisitions within the mobile community;

•
develop relationships and partnerships either directly or indirectly with at least two (2) advertising/marketing agencies with respect to the delivery of mobile applications – receive briefs for mobile advertising or marketing campaigns from these partnerships;

•	initiate online and mobile marketing campaigns through affiliate marketing agencies and pay per click campaigns; online search engines to increase traffic to and the user base of the portal;

•	begin the integration of acquired companies into the MobiVentures group without negatively affecting the successful stand alone companies that have been/will be acquired;

•	fund raise to support further growth; and

•	update and distribute marketing material to reflect additional product offerings to support sales efforts.

Phase II – 2008/2009

•	complete the integration of already acquired companies to further increase the EBITDA of our group of companies by synergistic and complementary offerings to existing customers within the group;

•	establish an operational center in the United States and expand the South American offices acquired through the Froggie acquisition, if completed;

•
expand into North America by signing partnership deals with U.S. and Canadian based mobile service providers to capture opportunities in the growing mobile content market in the United States and Canada;

•	establish an operational center in Asia and expand the existing European sales offices;

•	achieve full operation of and revenue generation from our North American and Asian sales offices;

•	complete full launch of branded multimedia content and messaging portal in Europe;

•	sign additional contracts with a number of large media agencies to source advertising inventory; and

•	complete a new multi-interaction mobile application to attract new users as we believe such an application will enhance the product offerings of the portal.

There can be no assurance that any of these milestones will be achieved, within the time frames indicated or at all. The achievement of these milestones will be conditional upon our achieving significant financing. There is no assurance that we will achieve this necessary financing. Further, there is no assurance that any financing achieved will be sufficient to complete our planned acquisitions or other business plans.

Plan of Operations for Tracebit

Our objectives for Tracebit focus on:

•	the pursuit of complimentary technologies and additional mobile content to sell through our sales channels; and

•
the creation of an aggregated content provision service managed through an interactive community based web-portal through the pursuit of acquisitions of established mobile service providers to add to our portfolio of mobile applications.

Plan of Operations for M2M

Our objectives for M2M are to build value for stockholders through its integrated business model combining its revenue-earning consulting and management business with its capital-growth venture management business. As part of this business strategy, our plan of operations for M2M includes the following elements subject to our achieving the necessary financing:

•	M2M will continue to develop the companies in which it has equity positions sometimes increasing its investment in those companies through the provision of services in exchange for further shares;

•
M2M will identify, and subject to the approval of our directors, those companies in which it will plan to exit and realize the value for its shareholdings in the years 2009 and 2010. It will put detailed plans of action into effect together with the management of the incubate company in order to deliver on each of these goals;

•	M2M will identify other companies that require the services that M2M provides and will seek to take equity positions in those companies in exchange for the services provided; and

•
we will identify and request that M2M nurture those companies in which M2M has or will obtain investments in the next twelve (12) months in order to potentially fully acquire those companies at a later date.

Plan of Operations for Purepromoter

Our plan of operations for Purepromoter is to build value for stockholders through continuing to expand its operational base and hence its revenue growth and earnings. In that regard, our plans for Purepromoter include the following subject to our achieving the necessary financing:

•	Increase its sales staff to 20 people by March 2009, with the objective of increasing revenues and earnings.

•
Begin to offer Mobiventure’s applications to existing major account and marketing agencies customers in addition to the Purepromoter email messaging software, with the objective of increasing the revenue generated from each of these customers.

•	Begin to market Purepromoter services through Mobiventure’s existing channels, with the objective of developing Purepromoter’s business outside of the United Kingdom.

Plan of Operations for Mobiventures Ltd.

MobileMail is no longer the core product in relation to our current and future operational plans. As such, we do not envisage proceeding with any further developments of the messaging technology. We will continue to provide support to current customers but no resources will be allocated to extend the sales and marketing of the current SMS messaging platform.

Financial Condition

We had cash of $25,954 and a working capital deficit of $3,111,644 as of March 31, 2008. We estimate that our total expenditures over the next twelve (12) months will be approximately $7,000,000. While this amount will be offset by revenues generated from our Mobiventures Ltd., Tracebit, M2M and Purepromoter business operations, we anticipate that our cash and working capital will not be sufficient to enable us to undertake our plan of operations over the next twelve (12) months without our obtaining additional financing. We anticipate that we will require additional financing in the approximate amount of $1,000,000 in order to enable us to sustain our operations for the next twelve (12) months. There can be no assurance that we will be able to obtain such financing on terms favorable to us or at all.

Beyond the next twelve (12) months, we will be required to obtain additional financing in order to continue our plan of operations as we anticipate that we will not earn any substantial revenues in the foreseeable future. There is no assurance that we will obtain the funding necessary to pursue the plan of operations. If we do not obtain additional financing, we may be forced to abandon our business activities and plan of operations.

Employees

As of July 1, 2008, we have forty-two (42) full-time employees, including Purepromoter’s personnel, and four (4) part-time employees.

Legal Proceedings

We currently are not a party to any material legal proceedings and to our knowledge, no such proceedings are threatened or contemplated.

Research and Development

We spent approximately $71,669 and $0.00 on research and development activities in fiscal 2007 and fiscal 2006, respectively. For the six months ended March 31, 2008 and 2007 we spent approximately $10,585 and $32,594, respectively, on research and development activities.

Intellectual Property

We own intellectual property rights relating to Purepromoter’s software, Tracebit’s games and entertainment applications for mobile handsets and MobileMail suite which include trade secrets and copyright except for some brand names that we have licensed. We seek to protect our intellectual property by generally limiting access to it, treating portions of it as trade secrets and obtaining confidentiality or non-disclosure agreements from persons who are given access to it, including developers.

There can be no assurance that we will be able to achieve any trademark protection for Purepromoter’s software, any of the names that Tracebit uses in connection with its games and entertainment applications or for MobileMail. As a result, third parties might be able to sell competing products with names incorporating these terms, and our ability to build goodwill and brand recognition for our products may be compromised. Further, there is a risk that a competitor or other business or person may claim that Purepromoter’s software, MobileMail or the use of the names in connection with Tracebit’s games and entertainment application violates the trademark or other intellectual property rights of the competitor or other business or person. We have not received any such claims to date.

Government Regulation

We must abide by regulations imposed by government regulatory authorities in providing our products and services. The majority of regulations within the telecommunications industry that apply to mobile games and entertainment applications and mobile messaging are created by industry bodies producing codes of conduct that outline the rules that network operators, content providers, carriers, technology providers and advertisers must adhere to when providing telecommunication services to the public. These codes of conduct generally focus on protecting consumers against unwanted e-mails being delivered to their mobile devices.

We intend to thoroughly investigate the regulations imposed in each jurisdiction in which we plan to expand our business prior to commencing any marketing efforts in such jurisdiction. In some cases, the cost of compliance with a jurisdiction’s regulations may preclude us from providing certain services to customers in such jurisdiction.

Subsidiaries

We have four (4) subsidiaries: Mobiventures Ltd, M2M, Purepromoter and Tracebit.

SELLING STOCKHOLDER

The following table presents information regarding the Selling Stockholder.

Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to the Offering		Percentage of Shares of Common Stock Beneficially Owned After the Offering(1)	Amount of Outstanding Shares of Common Stock to be Sold in the Offering Assuming the Company Issues All Shares Offered Hereby(2)	Percentage of Outstanding Shares of Common Stock Beneficially Owned After the Offering
Trafalgar Capital Specialized Investment Fund, Luxembourg(3)	0	(4)	0	12,187,900	0%

(1)
Applicable percentage of ownership is based on 107,274,903 shares of Common Stock outstanding as of May 9, 2008, together with securities convertible into shares of Common Stock for the Selling Stockholder as if converted on the same date. Beneficial ownership is determined in accordance with the rules of the SEC and general includes voting or investment power with respect to securities. Shares of Common Stock are deemed to be beneficially owned by the person holding such securities for the purpose of computer the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and insider trading regulations – percentage computation is for form purposes only. Note that the Selling Stockholder intends to sell every share of Common Stock offered hereunder.

(2)
In no event shall the Selling Stockholder be entitled to convert the Trafalgar Debentures for a number of shares of Common Stock in excess of that number of shares of Common Stock which, upon giving effect to such conversion, would cause the aggregate number of shares of Common Stock beneficially owned by the Selling Stockholder and its affiliates to exceed 4.99% of the outstanding shares of Common Stock following such conversion. The number of shares registered hereunder represent that amount which comprises just less than one-third (1/3) of the Company’s public float at April 28, 2008.

(3)	The natural person with sole voting power and sole investment power on behalf of Trafalgar is Mr. Andrew Garai with respect to the shares of Common Stock to be offered for resale by Trafalgar.

(4)	Prior to the transaction described below, Trafalgar did not own any shares of Common Stock.

Trafalgar Capital Specialized Investment Fund, Luxembourg (Trafalgar)

On March 31, 2008 (the “Closing Date”), the Company entered into the Securities Purchase Agreement with Trafalgar in connection with the purchase by Trafalgar from the Company of a total of $2,000,000 of secured convertible redeemable debentures, previously defined herein as the Trafalgar Debentures, for a total Purchase Price of $2,000,000. Pursuant to the Securities Purchase Agreement, the Purchase Price was used by the Company to acquire Purepromoter on April 28, 2008. This Prospectus proposes to register only those shares of Common Stock underlying the Trafalgar Debentures.

Pursuant to the terms of the Securities Purchase Agreement, Trafalgar agreed to purchase the Trafalgar Debentures in consideration of the Purchase Price with a maturity date of two (2) years from the Closing Date. The closing of the Securities Purchase Agreement contemplated the execution and delivery of certain transaction documents (the “Transaction Documents”) by the parties:

•	Escrow Agreement;

•	Registration Rights Agreement

•	Irrevocable Transfer Agent Instructions

•	Security Agreement

•	Pledge Agreement

In addition, a composite Guarantee and Debenture and a Charge Over Shares agreement were executed by the Company as further security for the Company’s obligations under the Transaction Documents.

As provided by the Securities Purchase Agreement, the Company agreed to:

•	pay a structuring fee of $17,500,

•	pay a due diligence fee to Trafalgar of $10,000,

•	in lieu of issuing warrants to Trafalgar, pay to Trafalgar a fee of $40,000 which is equal to two percent (2%) of the principal amount of the Trafalgar Debentures,

•	pay to Trafalgar a commitment fee of $120,000 which is equal to six percent (6%) of the principal amount of the Trafalgar Debentures, and

•	pay to Trafalgar a loan commitment fee of $40,000 which is equal to two percent (2%) of the principal amount of the Trafalgar Debenture.

The Trafalgar Debentures have the following terms and are subject to the following conditions:

•	the Trafalgar Debentures will be secured by a pledge by the Company of all of its assets, including its shares of its subsidiaries, and $6,000,000 worth of shares of the Common Stock,

•	the Trafalgar Debentures will bear interest at the rate of ten percent (10%) per annum, compounded monthly,

•	the Trafalgar Debentures will be repayable in full on March 31, 2010,

•
the Company will be obligated to repay the principal amount of the Trafalgar Debentures in equal monthly installments of principal and interest plus interest at a fifteen percent (15%) redemption premium,

•
whenever the monthly installment due pursuant to the mandatory redemption provisions of the Trafalgar Debenture are not paid within give (5) days of the applicable due dates, Trafalgar will have the right to convert the Trafalgar Debenture into shares of Common Stock at a conversion price equal to eighty-five percent  (85%) of the lowest daily closing bid price on the Common Stock, as quoted by Bloomberg, L.P., for the ten (10) trading days immediately preceding the date of conversion,

•	Trafalgar is entitled to exchange rate protection in the event the Euro strengthens in relation to the U.S. dollar.

The Registration Rights Agreement provides that, within fifty (50) days of March 31, 2008, we were required to file this Registration Statement on Form S-1 covering the shares of Common Stock hereunder which are anticipated to be issued upon conversion of the shares of Common Stock underlying the Trafalgar Debentures. Subsequent to the signing of the Registration Rights Agreement, the Company and Trafalgar agreed that we may file this Registration Statement on Form S-1 with the SEC no later than May 28, 2008. As of the date hereof, the Company and Trafalgar have yet to finalize such agreement in writing.

In connection with the Securities Purchase Agreement with Trafalgar we will also pay finder’s fees to two (2) finders, Divine Capital Markets LLC and Knightsbridge Holding, LLC, in the total amount of seven percent (7%) of the Trafalgar Debentures in cash and issue warrants to purchase up to 1,250,000 shares of Common Stock at an exercise price of $0.04 per share and issue shares of Common Stock equaling 1.99% of the outstanding shares of the Company. The issued shares of 1.99% of the outstanding shares of the Company are also provided with anti dilution rights for one (1) year.

Additional Information Regarding the Trafalgar Transactions

Liquidated Damages Under the Registration Rights Agreement

If this Registration Statement on Form S-1 is not declared effective within one hundred twenty (120) days after the date of the Closing Date, or if after such registration statement has been declared effective but sales cannot be made pursuant to it, the Company shall pay to Trafalgar, within three (3) business days after demand therefore, liquidated damages equal to two percent (2%) of the liquidated value of the Trafalgar Debentures outstanding for each thirty (30) day period following such deadline in accordance with the Registration Rights Agreement.

Fees Paid (and To Be Paid) Pursuant to Trafalgar Transaction

The following tables show payments that the Company has paid or could be required to pay in connection with the Trafalgar transaction set forth above.

Structure Fee to Trafalgar		Due Diligence Fee to Trafalgar		Fee in Lieu of Warrants to Trafalgar		Commitment Fee to Trafalgar		Loan Commitment Fee to Trafalgar		Finder’s Fees – Cash Based		Finder’s Fees – Stock Based		Interest and Redemption fee Payments Paid and Payable to Trafalgar		Liquidated Damages Paid and Payable to Trafalgar
$17,500	(1)	$10,000	(2)	$40,000	(3)	$120,000	(4)	$40,000	(5)	$140,000	(6)	$288,477	(6)	$502,695	(7)	$32,311	(8)

(1)	The Company agreed to pay $17,500 in structure fees under the Securities Purchase Agreement with Trafalgar.

(2)	The Company agreed to pay $10,000 in due diligence fees under the Securities Purchase Agreement with Trafalgar.

(3)	In lieu of warrants to Trafalgar, the Company agreed to pay a fee equal to two percent (2%) of the $2,000,000 principal amount of the Trafalgar Debentures.

(4)	The Company agreed to pay a commitment fee equal to six percent (6%) of the $2,000,000 principal amount of the Trafalgar Debentures.

(5)	The Company agreed to pay a loan commitment fee equal to two percent (2%) of the $2,000,000 principal amount of the Trafalgar Debentures.

(6)
The Company agreed to pay finder’s fees in the aggregate amount of seven percent (7%) of the $2,000,000 principal amount of the Trafalgar Debentures to two (2) finders, Divine Capital Markets LLC and Knightsbridge Holding, LLC. The Company also agreed to issue warrants to purchase up to 1,250,000 shares of Common Stock at an exercise price of $0.04 per share to Divine Capital Markets LLC and to issue shares of Common Stock equaling 1.99% of the outstanding shares of the Company to Knightsbridge Holding, LLC.

(7)	The Company agreed to pay an interest of ten percent (10%) and a redemption fee of fifteen percent (15%) per year on the outstanding principal amount of the Trafalgar Debentures.

(8)
Estimated liquidated damages are two percent (2%) of the outstanding amount of the Trafalgar Debentures, with a current assumption of one (1) month of liquidated damages, however this estimate can be exceeded depending on the date that the registration statement goes effective and/or the ability of the Selling Stockholder to sell shares of Common Stock under the registration statement.

Total Payment to Trafalgar During the First Year Following the Sale of the Trafalgar Debentures
Interest	Redemption Premium
$157,871	$142,534

Net Proceeds to the Company

We have the intention and a reasonable basis to believe that we will have the financial ability to make all payments on the overlying securities (See “Convertible Debentures” on page 51 herein). Also, based on information obtained from Trafalgar, we are not aware of and do not believe that Trafalgar has an existing short position in our Common Stock. The table below sets forth the total net proceeds gained by the Company in connection with the Trafalgar transaction:

Gross Amount of Payment(1)	Total Maximum Cash Payments(2)	Net Cash Proceeds to Company(3)	All Stock Based Payments Made By the Company	Total Possible Discount to Market Price	Combined Total Possible Profit and Payments Made By the Company	%(4)	Average % Over the Term of the Trafalgar Debentures(5)
$2,000,000	$902,506	$1,097,494	$288,477	$285,714	$1,476,697	135%	67%

(1)	Total gross proceeds payable to the Company.

(2)
Total maximum non principal and interest related payments payable by the Company in connection with the Trafalgar transaction, including potential liquidated damages payments but excluding stock based finder’s fees.

(3)	Total net proceeds to the Company calculated by subtracting the result from footnote (2) from the result of footnote (1).

(4)
This column shows the total amount of all possible payments made by the Company including the total possible discount to the market price of the Common Stock underlying the Trafalgar Debentures divided by the net cash proceeds to the Company from the sale of the Trafalgar Debentures.

(5)	This column shows the average percentage of the resulting value (from footnote 4 above) averaged over the term of the Trafalgar Debentures.

Profit to Selling Stockholder

The following table shows the possible profit that Trafalgar could realize as a result of the conversion discount for the securities underlying the Trafalgar Debentures:

Conversion Price	Debenture Value	Total Number of Possible Shares	Market Price at March 31, 2008	Total Value of Total Shares	Total Discount	Change in Price Per Share(1)
$0.0875	$2,000,000	22,857,143	$0.10	$2,285,714	$285,714	-

(1)
If the Company defaults on its mandatory redemption obligations under the Trafalgar Debentures, Trafalgar will have the right to convert such debenture into shares of Company Common Stock at a conversion price equal to eighty-five percent (85%) of the lowest daily closing bid price on such common stock, as quoted by Bloomberg, L.P., for the ten (10) trading days immediately preceding thee date of conversion.

Other Information Related to the Common Stock

The following table displays general information with respect to the Common Stock:

Number of Shares Outstanding Prior to Transaction Held By Persons Other Than the Selling Stockholder, its Affiliates, or Affiliates of the Company	Number of Shares Registered For Resale By the Selling Stockholder in Prior Registration Statements	Number of Shares Registered for Resale by the Selling Stockholder of its Affiliates That Continue to be Held by the Selling Stockholder or its Affiliates	Number of Shares That Have Been Sold In Registered Resale Transactions By the Selling Stockholder or its Affiliates	Number of Shares Registered for Resale On Behalf Of the Selling Stockholder or its Affiliates in the Current Transaction
31,663,752	0	0	0	12,187,900

Risks Relating to Trafalgar Sales

There are certain risks related to sales of the Common Stock by Trafalgar, including:

•
To the extent Trafalgar sells its shares of Common Stock, the Common Stock price may decrease due to the additional shares in the market. This could lead to Trafalgar selling additional amounts of our Common Stock, the sales of which would further depress our stock price.

•
The significant downward pressure on the price of our Common Stock as Trafalgar sells material amounts of Common Stock could encourage short sales by Trafalgar or others. This could place further downward pressure on the price of our Common Stock.

USE OF PROCEEDS

This Prospectus relates to shares of Common Stock that may be offered and sold from time to time by the Selling Stockholder upon the conversion of the Debentures. There will be no proceeds to us from such sale of Common Stock in this offering.

DILUTION

The net tangible book value (deficit) of our Company as of March 31, 2008 was $(0.05063) per share of Common Stock. Net tangible book value (deficit) per share is determined by dividing the tangible book value of our Company (total tangible assets less total liabilities) by the number of outstanding shares of our Common Stock. Since this offering is being made solely by the Selling Stockholder and none of the proceeds will be paid to our Company, our net tangible book value (deficit) will be unaffected by this offering.

PLAN OF DISTRIBUTION

The Selling Stockholder has advised us that the sale or distribution of Common Stock owned by the Selling Stockholder pursuant to conversion of the Debentures may be effected directly to purchasers by the Selling Stockholder as principal or through one (1) or more underwriters, brokers, dealers or agents from time to time in one (1) or more transactions. The Selling Stockholder will sell shares of Common Stock at the prevailing market prices or privately negotiated prices, in each case as determined by the Selling Stockholder or by agreement between the Selling Stockholder and underwriters, brokers, dealers or agents, or purchasers. If the Selling Stockholder effects such transactions by selling its shares of Common Stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder or commissions from purchasers of Common Stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved).

 Under the securities laws of certain states, Common Stock may be sold in such states only through registered or licensed brokers or dealers.

The Selling Stockholder is advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the Selling Stockholder are registered to sell securities in all fifty (50) States.  In addition, in certain states shares of Common Stock may not be sold unless the shares have been registered or qualified for sale in such State or an exemption from registration or qualification is available and is complied with.

 We will pay all expenses incident to the registration, offering and sale of the shares of our Common Stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. If any of these other expenses exists, we expect the Selling Stockholder to pay these expenses.

 We estimate that the expenses of the offering to be borne by us will be approximately $75,000.  The offering expenses consisted of:  a SEC registration fee of approximately $23.95, printing expenses of $2,500; accounting fees of $15,000; legal fees of $40,000 and miscellaneous expenses of $17,476.05.  We will not receive any proceeds from the sale of any of the shares of Common Stock by the Selling Stockholder.

 The Selling Stockholder should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of Common Stock by the Selling Stockholder, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares.  Under Registration M, the Selling Stockholder or its agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of Common Stock while such Selling Stockholder is distributing shares covered by this Prospectus.  The Selling Stockholder is advised that if a particular offer of Common Stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying Registration Statement must be filed with the SEC.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion of our financial condition, changes in financial condition and results of operations should be read in conjunction with our financial statements and related notes for included herein.

Overview

We are engaged in the business of providing multi-media mobile content, applications and services. We presently carry out our business through four (4) wholly-owned subsidiaries: Mobiventures Ltd., Tracebit, M2M and Purepromoter. We were originally engaged in the business of commercializing MobileMail. In 2007, we identified an opportunity to grow through the strategic consolidation of fast growing companies operating within the mobile content and service industry. In connection with this strategy, we acquired Tracebit, a Finnish mobile games and content company, and held discussions with a number of other companies as acquisition targets in the United States, Europe and South East Asia.

Subsequent to the acquisition of Tracebit, we acquired M2M and Purepromoter. These acquisitions were completed as part of our business strategy to develop our existing business through acquisitions and internal growth in order to become an established provider of leading edge multi-media mobile content, applications and services with clients across the United Kingdom, Europe, Asia and North America.

We believe we have assembled a strong management team both through the acquisition of Tracebit, M2M and Purepromoter and by engaging with seasoned executives from the mobile industry who have a proven track record in creating sustainable and profitable ventures within the mobile sector, both in Europe and the United States

We also the own of Mobilemail, a suite of software applications which provide a platform for enabling users to send SMS messages to wireless devices using the internet and to, in turn, receive SMS messages from wireless devices via the internet. SMS refers to an industry adopted standard for sending and receiving text messages to and from mobile telephones. Our MobileMail messaging solutions allow network operators and enterprises to offer their customers SMS messaging on their internet home pages and the ability to send SMS messages from their personal computers.

Presentation of Financial Information

Effective August 31, 2005, we acquired 100% of the issued and outstanding shares of Mobiventures Ltd. by issuing 12,000,000 shares of our Common Stock. Notwithstanding its legal form, our acquisition of Mobiventures Ltd. has been accounted for as a reverse take-over, since the acquisition resulted in the former stockholders of Mobiventures Ltd. owning the majority of our issued and outstanding shares. Because Maxtor Holdings Inc. (now MobiVentures) was a newly incorporated company with nominal net non-monetary assets, the acquisition has been accounted for as an issuance of stock by Mobiventures Ltd. accompanied by a recapitalization. Under the rules governing reverse takeover accounting, the results of operations of MobiVentures are included in our consolidated financial statements effective August 31, 2005. Our date of inception is the date of inception of Mobiventures Ltd., being August 21, 2003, and our financial statements are presented with reference to the date of inception of Mobiventures Ltd.. Financial information relating to periods prior to August 31, 2005 is that of Mobiventures Ltd.

On February 6, 2007, we completed the acquisition of Tracebit. Our financial statements for the year ended September 30, 2007 include the results of operations of Tracebit from February 6, 2007 to September 30, 2007.

On March 31, 2008, we completed the acquisition of M2M. Our financial statements for the six months ended March 31, 2008 consolidate the results of operations of M2M effective March 31, 2008.

On April 29, 2008, we completed the acquisition of Purepromoter. The financial statements of Purepromoter for the year ended March 31, 2008 are included in our Amendment No. 1 to Form 8-K filed with the SEC on July 14, 2008.

Critical Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the reported amounts and timing of revenues and expenses, the reported amounts and classification of assets and liabilities, and disclosure of contingent assets and liabilities. The Company’s actual results could vary materially from management’s estimates and assumptions.

Revenue Recognition

Revenues are recognized when all of the following criteria have been met: persuasive evidence for an arrangement exists; delivery has occurred; the fee is fixed or determinable; and collection is reasonably assured. Revenue derived from the sale of services is initially recorded as deferred revenue on the balance sheet. The amount is recognized as income over the term of the contract.

Revenue from time and material service contracts is recognized as the services are provided. Revenue from fixed price, long-term service or development contracts is recognized over the contract term based on the percentage of services that are provided during the period compared with the total estimated services to be provided over the entire contract. Losses on fixed price contracts are recognized during the period in which the loss first becomes apparent. Payment terms vary by contract.

Mobile Games

In accordance with Emerging Issues Task Force, or EITF, No. 99-19, Reporting Revenue Gross as a Principal Versus Net as an Agent, the Company recognizes as revenues the net amount the carrier reports as payable upon the sale of its games, which is net of any service or other fees earned and deducted by the carriers. The Company may estimate some revenues from mobile operators/VARs in the current period when reasonable estimates of these amounts can be made. Some mobile operators/VARs provide reliable interim preliminary reporting and others report sales data within a reasonable time frame following the end of each month, both of which allow the Company to make reasonable estimates of revenues and therefore to recognize revenues during the reporting period when the end user licenses the game. Determination of the appropriate amount of revenue recognized involves judgments and estimates that the Company believes are reasonable, but it is possible that actual results may differ from the Company’s estimates. If the Company is unable to reasonably estimate the amount of revenues to be recognized in the current period, the Company recognizes revenues upon the receipt of a mobile operator/VAR revenue report and when the Company’s portion of the game licensed revenues are fixed or determinable and collection is probable. If the Company deems a mobile operator/VAR not to be creditworthy, the Company defers all revenues from the arrangement until the Company receives payment and all other revenue recognition criteria have been met.

The Company recognizes the cost of payments to the content providers or brand owners/license holders as a cost of revenues, these costs are usually a fixed percentage of the revenue of the related games. Mobile games cost of revenues includes all third-party hosting and testing, these costs are incurred on a monthly basis and are primarily fixed in nature regardless of the revenue generated by the related games.

Foreign Currency Translations

The Company’s functional currencies are the British Pound Sterling (“GBP”) and the Euro (“EUR”). The Company’s reporting currency is the U.S. dollar. All transactions initiated in other currencies are re-measured into the functional currency as follows:

•	Monetary assets and liabilities at the rate of exchange in effect at the balance sheet date,

•	Non-monetary assets and liabilities, and equity at historical rates, and

•	Revenue and expense items at the average rate of exchange prevailing during the period.

Gains and losses on re-measurement are included in determining net income for the period.

Translation of balances from the functional currency into the reporting currency is conducted as follows:

•	Assets and liabilities at the rate of exchange in effect at the balance sheet date,

•	Equity at historical rates, and

•	Revenue and expense items at the average rate of exchange prevailing during the period.

Translation adjustments resulting from translation of balances from functional to reporting currency are accumulated as a separate component of stockholders’ equity as a component of comprehensive income or loss. Upon sale or liquidation of the net investment in the foreign entity the amount deferred will be recognized in income.

Results Of Operations – Six Month and Three Month Periods Ended March 31, 2008 And 2007

References to the discussion below to fiscal 2008 are to our current fiscal year which will end on September 30, 2008. References to fiscal 2007 and fiscal 2006 are to our fiscal years ended September 30, 2007 and September 30, 2006, respectively.

Consolidated Statements of Operations

	For the Three Months Ended March 31,	For the Three Months Ended March 31,	For the Six Months Ended March 31,	For the Six Months Ended March 31,	Cumulative From Incorporation August 21, 2003 to March 31,
	2008	2007	2008	2007	2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Sales	$30,160	$27,810	$86,442	$31,291	$189,434
Cost of Sales	(7,462)	(3,062)	(18,465)	(3,062)	(43,466)
Gross Profit	22,698	24,748	67,977	28,229	145,968

General and Administrative Expenses
Accounting and auditing	31,090	32,009	81,397	61,688	450,377
Bad debt	-	-	-	-	6,712
Bank charges	1,540	307	2,288	808	4,371
Depreciation	-	193	-	368	2,124
Filing fees	1,700	1,539	2,963	2,207	20,838
Financing fees	368,630	-	368,630	-	368,630
Intellectual property	-	-	-	-	2,500,000
Investor relations	11,845	22,880	17,215	27,574	77,582
Legal	28,233	29,930	41,481	35,329	163,727
Management and consulting	261,256	142,460	476,665	239,902	1,391,299
Office and information technology	3,005	4,111	4,894	4,836	32,077
Rent	-	2,931	-	5,805	34,621
Research and development costs	269	32,594	10,583	32,594	92,559
Salaries and wages	-	52	-	5,165	126,804
Sales and marketing	19,487	22,151	25,725	22,151	90,311
Shareholder information	-	1,490	-	1,490	5,581
Transfer agent fees	1,035	1,260	1,060	1,420	3,723
Travel and promotion	231	2,075	3,467	2,075	36,665
Total General and Administrative Expenses	728,321	295,982	1,036,368	443,412	5,408,001

Loss from Operations	(705,623)	(271,234)	(968,391)	(415,183)	(5,262,033)

Other Income (Expense)
Foreign exchange loss	(8,786)	(1,576)	(13,631)	(2,656)	(36,962)
Gain on settlement of debt	-	-	-	5,109	6,250
Interest expense	(35,615)	(581)	(34,773)	(1,177)	(33,472)
Write-down of goodwill	-	(77,953)	-	(77,953)	(77,953)
Net Loss	$(750,024)	$(351,344)	$(1,016,795)	$(491,860)	$(5,416,041)

			Cumulative
			From
			Incorporation
	For the Year	For the Year	August 21,
	Ended	Ended	2003 to
	September 30,	September 30,	September 30,
	2007	2006	2007

Sales	$92,078	$10,914	$102,992
Direct Costs	(25,001)	-	(25,001)
Gross Profit	67,077	10,914	77,991
General and Administrative Expenses
Accounting and auditing	173,290	131,310	368,980
Bad debt	6,712	-	6,712
Bank charges	1,052	1,031	2,083
Depreciation	685	691	2,124
Filing fees	7,927	9,948-	17,875
Intellectual property	-	2,500,000	2,500,000
Investor relations	52,811	7,556	60,367
Legal	64,181	51,339	122,246
Management and consulting	848,619	66,015	914,634
Office and information technology	13,317	3,704	27,183
Rent	11,815	10,806	34,621
Research and development costs	71,669	-	81,976
Salaries and wages	5,255	32,985	126,804
Sales and marketing	64,586	-	64,586
Stockholder information	2,975	2,606	5,581
Transfer agent fees	2,538	125	2,663
Travel and promotion	6,752	1,176	33,198
Total General and Administrative Expenses	1,334,184	2,819,292	4,371,633

Loss from Operations	(1,267,107)	(2,808,378)	(4,293,642)

Other Income (Expense)
Gain on settlement of debt	6,250		6,250
Interest expense	(4,038)	(5,880)	(10,570)
Write-down of goodwill	(77,953)		(77,953)
Foreign exchange loss	(21,084)	(2,247)	(23,331)
Net Loss	$(1,363,932)	$(2,816,505)	$(4,399,246)

Sales

We generated our sales from sales of games developed by Tracebit of $86,442 during the first six month period of fiscal 2008 compared to $31,291 during the first six month period of fiscal 2007. We generated revenues from sales of games developed by Tracebit of $30,160 during the second quarter of fiscal 2008 compared to $27,810 during the second quarter of fiscal 2007. Sales for the first half of fiscal 2008 were comprised primarily of sales attributable to our Tracebit business, whereas sales in the first quarter of fiscal 2007 were attributable to sales from our MobileMail business and from our Tracebit business from the date of acquisition of February 6, 2007. These revenues were comprised of royalty fees and licenses fees earned for the sales of games through Tracebit’s distribution and re-seller agreements.

We generated our sales from sales of MobileMail and from sales of games developed by Tracebit of $92,078 during fiscal 2007 compared to $10,914 during fiscal 2006. The sales include Tracebit sales from February 6, 2007, the date of closing of the Acquisition of Tracebit.

Direct Costs

Direct costs are comprised of license fees paid to brand owners for the sale of games with their brand attached.

Direct costs were $18,465 during the first six month period of fiscal 2008, representing 21.4% of our sales, compared to $3,062 during the first six month period of fiscal 2007, representing 9.8% of our sales. Direct costs were $7,462 during the second quarter of fiscal 2008, representing 24.7% of our sales, compared to $3,062 during the second quarter of fiscal 2007, representing 11.0% of our sales. Direct costs were $25,001 during fiscal 2007, representing 27.2% of sales, compared to $nil during fiscal 2006.

Accounting and Auditing

Accounting and auditing expenses are attributable to the preparation and audit of our financial statements.

Accounting and auditing expenses increased to $81,397 during the first six month period of fiscal 2008 from $61,688 during the first six month period of fiscal 2007. Accounting and auditing expenses decreased slightly to $31,090 during the second quarter of fiscal 2008 from $32,009 during the second quarter of fiscal 2007. These fees are attributable mainly to auditing, accounting and regulatory compliance expenses and are anticipated to increase over the balance of fiscal 2008. Accounting and auditing expenses increased to $173,290 during fiscal 2007 from $131,310 during fiscal 2006.

Intellectual Property

We have not incurred any expenses on any intellectual property during the first six month period of fiscal 2008 nor during fiscal 2007. We have determined that the cost of the intellectual property purchased during our fiscal 2006 does not meet the criteria for capitalization as set out in SFAS No. 86. We did not incur any expenses related to intellectual property during fiscal 2007.

Financing Fees

We incurred financing fees of $368,630 in the second quarter of 2008 in connection with the arrangement of the convertible debenture financing that we secured to enable us to complete the acquisition of Purepromoter. We did not incur any expenses related to financing fees during fiscal 2007.

Investor relations

Investor relations expenses are primarily comprised of fees paid to public relations firms for writing press releases and of costs for releasing them and other public relation activities.

Investor relations expenses decreased to $17,215 during the first six month period of fiscal 2008 from $27,574 during the first six month period of fiscal 2007. Investor relations expenses decreased to $11,845 during the second quarter of fiscal 2008 from $22,880 during the second quarter of fiscal 2007. Investor relations expenses increased to $52,811 during fiscal 2007 from $7,556 during fiscal 2006, which increase reflects our increased investor relations activity during fiscal 2007.

Legal

Legal expenses are attributable to legal fees paid to our legal counsel in connection with the Company’s statutory obligations as a reporting company under the Exchange Act including the preparations and filings of our quarterly and annual reports with the SEC.

Legal expenses increased to $41,481 during the first six month period of fiscal 2008 from $35,329 during the first six month period of fiscal 2007 as a result of legal expenses incurred in connection with our acquisition and financing transactions. Legal expenses decreased slightly to $28,233 during the second quarter of fiscal 2008 from $29,930 during the second quarter of fiscal 2007. Legal expenses are expected to increase substantially during the balance of fiscal 2008 as a result of legal expenses incurred in connection with the acquisition of Purepromoter and the convertible debenture financing and to be incurred in connection with the registration statement to be filed by us in connection with the convertible debenture financing. Legal expenses increased to $64,181 during fiscal 2007 from $51,339 during fiscal 2006. Significant legal expenses in fiscal 2007 included legal expenses associated with our acquisition of Tracebit.

Management and Consulting

Management and consulting expenses are primarily comprised of consulting fees that we pay to our directors and/or officers and to other consultants on account of consulting services and expensed stock, warrant and option issues.

Management and consulting expenses increased significantly to $476,665 during the first six month period of fiscal 2008 from $239,902 during the first six month period of fiscal 2007, which increase reflects the consulting agreements that we have entered into during that period. We have signed new agreements and/or amendments to current agreement with management and consultants in the first half of fiscal 2008 compared to the first half of fiscal 2007, which has significantly increased our expenses. Management and consulting expenses increased significantly to $848,619 during fiscal 2007, from $66,015 during fiscal 2006, which increase reflects the consulting agreements that we entered into during fiscal 2007.

Office and Information Technology

Office and information technology expenses during all recent periods include expenses associated with the development and of MobileMail and rent for the Tracebit office.

Rent

We did not incur any rent expenses during the first six month period of fiscal 2008 compared to rent expenses of $5,805 incurred during the first six month period of fiscal 2007. The Company has moved its main office address to Sunnyside, Brinkworth, Chippenham, Wiltshire in the UK and there are no rent charges for this office address.

Research and Development Costs

Research and development costs are primarily comprised of salaries paid to Tracebit’s development personnel and contract developers which relates to the development of games by Tracebit.

Research and development costs decreased significantly to $10,583 during the first six month period of fiscal 2008 from $32,594 during the first six month period of fiscal 2007. Research and development costs were a minimal amount of $269 during the second quarter of fiscal 2008 compared to $32,594 for the second quarter of fiscal 2007, reflecting substantially reduced game development activities by Tracebit. Research and developments costs increased significantly to $71,669 during fiscal 2007, from $0.00 during 2006, which increase reflects the salaries paid to Tracebit’s development personnel, consultant fees to contract developers and other expenses related to the Tracebit’s development.

Salaries and Wages

Our salaries and wages decreased to $0.00 during the first six month period of fiscal 2008, from $5,165 during the first six month period of fiscal 2007, as we no longer pay any salaries and wages. Our salaries and wages decreased to $5,255 during fiscal 2007, from $32,985 in fiscal 2006, as we ceased paying Gary Flint’s salary.

Sales and Marketing

We incurred $25,725 in sales and marketing expenses during the first six month period of fiscal 2008 as a result of salaries paid to Tracebit’s sales and marketing personnel and other expenses related to Tracebit sales and marketing. Sales and marketing expenses increased significantly to $64,586 during fiscal 2007, from $0.00 in fiscal 2006, which increase reflects increased sales and marketing expenses as a result of salaries paid to Tracebit’s sales and marketing personnel and other expenses related to Tracebit sales and marketing.

Net Loss

We incurred a net loss of $1,016,795 during the first six month period of fiscal 2008, compared to $491,860 during the first six month period of fiscal 2007 and a net loss of $5,416,041 from inception to the first six month period of fiscal 2008. Our net loss for the second quarter of 2008 was $750,024 compared to $351,344 for the second quarter of 2007. The increases in losses were primarily the result of increased management and consulting fees and financing fees incurred in connection with our acquisition of Purepromoter.

Liquidity and Financial Resources

We had cash of $25,954 and a working capital deficit of $3,111,644 as at March 31, 2008. We had cash of $27,123 and a working capital deficit of $1,085,799 as of September 30, 2007, compared to cash of $23 and a working capital deficit of $5,249 as of the fiscal year ended September 30, 2006.

Our cash at March 31, 2008 included restricted cash of $2,000,000 from the convertible debenture financing that were held in escrow pending closing of our acquisition of Purepromoter and which have since been released to enable us to pay a portion of the closing price for this acquisition.

Plan of Operations

We estimate that our total expenditures over the next twelve (12) months will be approximately $7,000,000. While this amount will be offset by revenues generated from our Mobiventures Ltd., Tracebit, M2M and Purepromoter business operations, we anticipate that our cash and working capital will not be sufficient to enable us to undertake our plan of operations over the next twelve (12) months without our obtaining additional financing. We anticipate that we will require additional financing in the approximate amount of $1,000,000 in order to enable us to sustain our operations for the next twelve (12) months. There can be no assurance that we will be able to obtain such financing on terms favorable to us or at all.

We believe that debt financing will not be an alternative for funding our plan of operations as we do not have tangible assets to secure any debt financing. We anticipate that additional funding will be in the form of equity financing from the sale of our Common Stock. However, we do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our Common Stock to fund our plan of operations. Even if we are successful in obtaining equity financing to fund our plan of operations, there is no assurance that we will obtain the funding necessary to pursue the plan of operations.

M2M

M2M’s cash and working capital position was as follows as of January 31, 2008 and October 31, 2007 ($USD:£GBP as of January 31, 2008, 1,9888:1 and as of October 31, 2007, 2,0718:1):

	As of January 31, 2008	As of October 31, 2007
Cash	£59	£59
Working capital	(76,611)	(44,635)
Total assets	83,617	92,433
Total liabilities	(108,606)	(85,587)
Stockholders’ equity (deficiency)	(24,989)	6,846

Total expenditures over the next twelve (12) months are estimated to be approximately £300,000. While this amount may be offset by revenues by M2M’s from revenues, it is anticipated that M2M’s cash and working capital will not be sufficient to enable it to undertake its plan of operations over the next twelve (12) months without obtaining additional financing. Accordingly, our plan of operations for M2M is subject to our raising additional financing, of which there is no assurance.

Purepromoter

Purepromoter’s unaudited cash and working capital position was as follows as of December 31, 2007 and March 31, 2007: ($USD: £GBP as of December 31, 2007 2,0074:1 and as of March 31, 2007 1,9591:1):

	As of December 31, 2007	As of March 31, 2007
Cash	£647,821	£230,885
Working capital	698,896	330,933
Total assets	1,038,330	603,681
Total liabilities	283,787	344,956
Stockholders’ equity	793,793	258,725

Total expenditures over the next twelve (12) months are estimated to be approximately £1,600,000. This amount may be offset by revenues earned by Purepromoter from its business. It is anticipated that Purepromoter’s cash and working capital will be sufficient to enable it to undertake its plan of operations over the next twelve (12) months without obtaining additional financing. However, there can be no assurance of this and additional financing may be required.

Convertible Debentures

We will be required to make repayments of the debt owing under convertible debentures during the following twelve (12) months on a monthly basis in a total amount of $950,243, interest of $157,861 and redemption premium of $142,534. These payments will be made from the cash flow the business is generating which is expected to be approximately $1,000,000 over the course of the next twelve (12) months as the business is currently generating an approximate $110,000 cash flow per month, primarily from the business of Pure Promoter, that can be used to service the debt owed under convertible debentures including interest payments. In the last three (3) months, the Company has generated approximately $500,000 in cash flow. Recent trends and market conditions support the Company’s cash flow estimates, however there can be no certainty that the expected cash flows can be achieved if, among other things, market conditions change, the Company’s competition changes, the Company’s competitive advantage is lost or other unforeseen market changes occur, therefore the Company also plans to raise additional equity or debt financing to ensure that sufficient funds are available to service the debt owed under the Trafalgar Debentures including interest payments. We expect that we may need to raise approximately $500,000, in excess of other capital raising requirements needs of the company such as paying the second cash consideration of the purchase price of Pure Promoter and working capital, to be able to service the convertible debt and interest payments of the Trafalgar Debentures over the next twelve (12) months. We have had success raising equity in the past, although it may be challenging to obtain more financing given the current market condition. However, we believe that we have the capability to raise any necessary capital given the current profitability of the Company. There can be no assurance that additional financing can be raised to fund the repayment of the convertible debt or other capital requirements of the Company and additional financing may be required.

Åhman Promissory Note

We borrowed 612,000 Euros from Peter Ahman, our President, in order to enable us to complete the acquisition of Purepromoter. This amount was due and payable on May 30, 2008. As of July 15, 2008 we have repaid 357,000 Euros and the balance of the loan remains unpaid.

Cash used in Operating Activities

We used cash of $159,591 in operating activities during the first six month period of fiscal 2008 compared to cash used of $144,569 during the six month period of fiscal 2007. We used cash of $228,996 in operating activities during fiscal 2007 compared to $219,534 during 2006.

We have applied cash generated from financing activities to fund cash used in operating activities.

Cash from Investing Activities

We used cash of $2,026,202 during the first six month period of fiscal 2008 as a result of:

•	restricted cash of $2,000,000 attributable to our convertible debenture financing, and

•	bank indebtedness of $26,202 assumed on our acquisition of M2M on March 31, 2008.

Investing activities provided cash of $5,225 during the first six month period of fiscal 2007 and during fiscal 2007 from the acquisition of Tracebit. We did not use any cash in investing activities during fiscal 2006.

Cash from Financing Activities

We generated cash of $2,198,537 from financing activities during the first six month period of fiscal 2008 compared to cash of $150,627 generated from financing activities during the first six month period of fiscal 2007. Cash generated from financing activities during these periods was primarily attributable to advanced from related parties and shares issued for cash, plus $2,000,000 proceeds from our convertible debenture financing. We generated $278,233 from financing activities during fiscal 2007 compared to $100,000 generated from financing activities during fiscal 2006.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive business activities. For these reasons our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

Future Financings

We anticipate continuing to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing stockholders. There is no assurance that we will achieve any additional sales of our equity securities or arrange for debt or other financing to fund our planned activities.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

MANAGEMENT

Our executive officers and directors and their respective ages as of July 1, 2008 are as follows:

Names	Age	Position(s)
Gary Flint	30	Director
Peter Åhman	37	Director, President, Chief Financial Officer and Secretary
Nigel Nicholas	55	Director, Chief Executive Officer and Director of Operations
Miro Wikgren	32	Director, Chief Technical Officer
Danny Wootton	45	Director
Stuart Hobbs	46	Director

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our stockholders or until removed from office in accordance with our Bylaws. Our officers are appointed by our board of directors and hold office until removed by the board of directors.

The following describes the business experience of our directors and executive officers. None of our directors and executive officers have been directors of any reporting company under the Exchange Act or any other publicly traded company.

Family Relationships

None of the directors or officers of our company are related to each other.

Involvement in Certain Legal Proceedings

None of our directors, executive officers and control persons have been involved in any of the following events during the past five (5) years:

1. any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two (2) years prior to that time;

2. any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3. being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4. being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment or decision has not been reversed, suspended, or vacated.

Biographies

Nigel Nicholas

Mr. Nicholas was appointed as a director on March 9, 2007. Mr. Nicholas was appointed as our chief executive officer effective November 1, 2007. Mr. Nicholas has over twenty-five (25) years experience in developing strategy and implementing operational plans in both large global telecommunication companies and also within small start-ups within e-commerce, internet and mobile telecommunications.

He is a Chartered Certified Accountant with previous experience as Chief Financial Officer of AT&T (UK and Ireland) for six (6) years and as Director of Strategy and Operations for the Mobile Infrastructure business unit within Lucent Technologies where revenues grew from essentially nonexistent to over $1.2 billion within his business unit. He was a member of the DTI Consultative Committee on 3rd Generation Mobile Licenses.

In 2000, he left corporate life and worked within Business Accelerators growing small start-up companies in the e-commerce, internet and mobile telecommunications industry in roles such as Chief Operations Officer, Chief Business Development Officer and Chief Financial Officer.

In 2002, he co-founded Move2Mobile which is a virtual mobile telecoms incubator and business accelerator and has worked with over 120 start–ups and SME’s to accelerate their growth into the mobile telecoms space. He has been the Chief Executive Officer of Move2Mobile since October 2002 and is also a member of the advisory board for incubation within the south west region of the UK.

He has assisted numerous small companies to develop their business plans, raise finance, develop strategies, manage their rapid growth and prepared them for initial public offerings. He has developed extensive business relationships with over 100 major customers and has negotiated and executed content and service agreements with major customers including Ericsson, Lucent, Telenor, Vodafone, Orange, T-Mobile, KPN, BT, and Granada.

Peter Åhman

Peter Åhman was appointed our President, Chief Executive Officer, Chief Financial Officer and Secretary in connection with the acquisition of Tracebit. Concurrent with Mr. Nicholas’s appointment as our chief executive officer, Peter Åhman resigned as our chief executive officer effective November 1, 2007.

Peter Åhman is the chairman of the board for Tracebit and one of the founders of Tracebit. He is a Certified Public Accountant and also a partner of Grant Thornton Finland where he has worked over ten (10) years as an audit partner for a number of international and domestic clients. He is also director of Grant Thornton Finland’s Corporate Finance department. Mr. Åhman holds a Master of Economics from the Swedish School of Economics and Business Administration.

Gary Flint

Gary Flint was appointed to our board of directors and as our President and Chief Executive Officer on August 31, 2005 concurrently with the closing of our acquisition of Mobiventures Ltd.. In connection with the Acquisition of Tracebit, he resigned as President, Chief Executive Officer and Secretary. Mr. Flint was appointed as our director of business of development subsequent to the Tracebit acquisition and resigned from this position effective November 1, 2007.

Mr. Flint was appointed as the managing director of Mobiventures Ltd. in August 2004 and is currently a co-director with Nigel Nicholas of Mobiventures Ltd.. From December 2000 until August 2004, Mr. Flint was employed by JP Morgan Chase on secondment to Schroders Investment Management. Between May 2001 and August 2004, Mr. Flint was employed as a systems analyst within the operation project team, whereby he was responsible for the design, build, implementation and analysis of back and middle office information technology systems. From December 2000 to May 2001, Mr. Flint was a fund accountant in institutional fund management. During the period of July 2000 to December 2000, Mr. Flint was a financial assistant with HSBC Bank working within the financial operations department controlling and monitoring local and international inter-bank transactions. Between January 2000 and July 2000, Mr. Flint was employed by Anheuser-Busch in a capacity as an Account Assistant within the European headquarters in London. Prior to employment Mr. Flint studied for his BSc (Hons) Degree in Economics with Human Geography at Loughborough University, in the United Kingdom.

Miro Wikgren

Miro Wikgren was appointed our Chief Technical Officer in connection with our Acquisition of Tracebit. Miro Wikgren is responsible for architecture, design and implementation of Tracebit’s mobile games. He has worked for Tracebit for over five (5) years and has been in charge of product development since joining the Company. Prior to joining Tracebit, Mr. Wikgren working with Svensk-Finland Insurance Company where he was in charge of design, development and production of in-house data management and interconnection systems. He has also worked at the IT department of the Swedish School of Economics and Business Administration during his studies. Mr. Wikgren has more than ten (10) years of experience in application design and development.

Danny Wootton

Danny Wootton was appointed as a director of our Company effective March 31, 2008. Mr. Wootton has experience as a senior commercial executive and has successfully worked at the director level in solution and product management, commercial management, product marketing and finance for global mobile and fixed-line telecommunications companies and other industry start-up companies. Mr. Wootton is currently a director of innovation and alliances for Logica, a leading system integrator in the telecommunications and media market.

Mr. Wootton is a Chartered Management Accountant with previous experience as Senior Management Accountant of AT&T (UK and Ireland) for three (3) years, followed by Director of Commercial Management for the start-up of Lucent Technologies’ new mobile infrastructure business unit between 1996 and 1999.

Mr. Wootton served as the Director of Offer and Product Management for Lucent's “Mobility” business unit between 1999 and 2002, with responsibility for the overall GSM program, the UMTS product strategy and program requirements, and overall product management and product marketing responsibility for Lucent Mobility's application and content solutions. Subsequent to this Mr. Wootton was COO of M2M until joining Logica in 2007.

His knowledge of the mobile market covers both consumer and enterprise end users, network operators and MVNOs, across technologies including 2G, 2.5G and 3G infrastructure (Access and Core for GSM, CDMA, wCDMA), messaging, location based services, sSecure data solutions, Text to Voice / Voice to Text, Service Level Management and OSS. In addition to this, he has also acted as business mentor to several spin off / start-up organizations within the application space.

His earlier career was spent in an array of financial and general management positions in the distribution, wholesale and retail industries.

In addition to his extensive knowledge of the mobile telecoms markets, his principle strengths include considerable customer and end-user engagement within a business development and contract negotiation environment, extensive product and offer management experience ranging from single product/application through to complex end to end solutions, excellent leadership, man-management and team building skills and a proven commercial track record in a global environment.

Stuart Hobbs

Stuart Hobbs was appointed a director of our Company on April 28, 2008 in connection with our acquisition of Purepromoter. Mr. Hobbs was an original investor in Purepromoter and was appointed as its Managing Director in August 2005.

Prior to his involvement with Purepromoter, Mr. Hobbs' last full-time role was as the owner/manager of a specialist recruitment software company called Dillistone Systems Ltd. from January 1998 to January 2003. Having acquired the company in 1998, Mr. Hobbs grew revenues from £200,000 to just under £2,000,000 per year and expanded the company globally to operate from offices in London, New York, Sydney and Frankfurt.

Significant Employees

We have no significant employees other than the officers and directors described above.

Audit Committee and Audit Committee Financial Expert

Our board of directors has not established an audit committee. Accordingly, our board of directors presently performs the functions that would customarily be undertaken by an audit committee.

Our board of directors has determined that none of our directors qualifies as an “audit committee financial expert” as defined by the rules of the SEC. Further, none of our directors is “independent”, as that term is defined in Rule 121 of the American Stock Exchange (“AMEX”) listing standards. We plan to consider establishing a sufficient number of independent directors on our board.

Compensation Committee

Our board of directors has not established a compensation committee.

Code of Ethics

Our board of directors has not adopted a code of ethics due to the fact that we currently have limited operations. We are currently in the process of adopting a code of ethics.

Committees of the Board Of Directors

At present, we do not have an audit committee, compensation committee, nominating committee, an executive committee of our board of directors, stock plan committee or any other committees. We plan to consider establishing various board committees.

Promoters

The term “promoter” is defined in Rule 405 under the Securities Act to include, with reference to an issuer such as the Company, any person who, acting alone or in conjunction with one (1) more persons, directly or indirectly takes initiative in founding and organizing the business of the issuer, as well as any person who, in connection with the founding and organizing of business of the issuer, directly or indirectly receives in consideration of services and/or property, ten percent (10%) or more of any class of securities of the issuer or ten percent (10%) or more of the proceeds from the sale of any class of such securities.

Debra Rosales, Gary Flint, MobileMail Inc. and Outlander Management are considered promoters of our Company, having taken initiative in organizing our current business.

EXECUTIVE COMPENSATION

The following table sets forth information regarding the compensation paid to our Chief Executive Officer in 2007 and 2006. No other officers earned in excess of $100,000 in fiscal 2007 or fiscal 2006.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)	Non- qualified Deferred Compensation Earnings ($)	All Other Compen- sation ($)		Total ($)
Peter Åhman(1)	2007	88,267	(2)	-	-	-	-	-	35,434	(3)	123,721
	2006	-		-	-	-	-	-	-		-
Gary Flint(4)	2007	64,205	(2)	-	-	-	-	-	35,454	(3)	99,659
	2006	28,951		-	-	-	-	-	-		28,951

(1)
Peter Åhman was appointed our Chief Executive Officer on February 6, 2007 pursuant to the acquisition of Tracebit. He did not receive any compensation for his services in 2006 from Tracebit. Mr. Åhman was replaced as our Chief Executive Officer on November 1, 2007 by Nigel Nicholas.

(2)	Represents consulting fees paid pursuant to consulting agreements.

(3)	Represents the dollar value of warrants to acquire shares of our Common Stock.

(4)	Gary Flint was our Chief Executive Officer in 2006. He resigned as Chief Executive Officer on February 6, 2007 pursuant to the Acquisition of Tracebit.

The following table sets forth information as at September 30, 2007, relating to warrants that have been granted to our Chief Executive Officer:

Option Awards

Equity Incentive
Plan Awards:
	Number of		Number of	Number of
	Securities		Securities	Securities
	Underlying		Underlying	Underlying
	Unexercised		Unexercised	Unexercised	Warrant		Warrant
	Warrants		Warrants	Unearned	Exercise		Expiration
Name	Exercisable (#)		Unexercisable (#)	Warrants (#)	Price ($)		Date

Peter Åhman	625,000	(1)	—	—		(1)		(1)

Gary Flint	2,515,000	(2)	—	—		(2)		(2)

(1)
Peter Åhman was appointed our Chief Executive Office on February 6, 2007 pursuant to the Acquisition of Tracebit. Mr. Åhman was replaced as our Chief Executive Officer on November 1, 2007 by Nigel Nicholas. Warrants to acquire up to 600,000 shares are exercisable at a price of $0.05 until September 3, 2012. Warrants to acquire up to 25,000 shares are exercisable at a price of $0.40 until August 21, 2008 by Tracebit Holding OY, of which Mr. Åhman is the sole director and a significant stockholder.

(2)
Gary Flint was our Chief Executive Officer in 2006. He resigned as Chief Executive Officer on February 6, 2007 pursuant to the acquisition of Tracebit. Warrants to acquire up to 600,000 shares are exercisable at a price of $0.05 until September 3, 2012. Warrants to acquire up to 1,915,000 shares are exercisable at a price of $0.021 per share until November 9, 2012.

We have not paid any compensation to our directors for their services as directors. The following table sets forth information regarding compensation paid to each of our directors in fiscal 2007:

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen- sation ($)	Non- qualified Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)	Total ($)
Gary Flint	-	-	-	-	-	-	-
Peter Åhman	-	-	-	-	-	-	-
Nigel Nicholas	-	-	-	-	-	-	-
Miro Wikgren	-	-	-	-	-	-	-
Ian Downie	-	-	-	-	-	-	-
Adrian Clarke	-	-	-	-	-	-	-

Employment and Consulting Agreements

We have entered into the following employment and consulting agreements with our officers and directors. The following descriptions of these agreements are not complete and are qualified in their entirety by reference to the terms of each such agreement, copies of which have been filed with the SEC.

Peter Åhman

The Company and Peter Åhman, representing Tracebit Holding OY, entered into a consulting agreement dated February 1, 2007 pursuant to which Mr. Åhman agreed to provide consulting services to the Company, including acting as President, Chief Executive Officer, Chief Financial Officer and Secretary of the Company. Mr. Åhman agreed to devote approximately fifty percent (50%) of his business time to the affairs of the Company. In consideration for the consulting services, Mr. Åhman will be paid a fee of €100 per hour and may be granted incentive stock options to purchase shares of the Company. In addition, the Company will reimburse expenses incurred by Mr. Åhman in connection with the provision of the consulting services to the Company. The agreement may be terminated at any time by the Company upon the occurrence of an event of default set out in the agreement, including the commission of an act of fraud, theft or embezzlement or the neglect or breach by Mr. Åhman of his material obligations under the agreement, provided that a notice of an event of default has been delivered to Mr. Åhman and Mr. Åhman has failed to remedy the default within thirty (30) days of the delivery of such notice. In addition, the Company may terminate the agreement in the absence of an event of default by delivering notice of termination to Mr. Åhman and paying him an amount equal to thirty (30) hours of service. In addition, Mr. Åhman may terminate the agreement at any time in the event of a breach of any material term of the agreement by the Company, provided that written notice of default has been delivered to the Company and the Company has failed to remedy the default within thirty (30) days of the date of delivery of such notice.

On September 3, 2007, we entered into an Amendment Agreement with Peter Åhman (“Åhman Amendment”) to amend certain terms of the original consulting agreement between the Company and Mr. Åhman referenced above (the “Åhman Agreement”). The material terms of the Åhman Amendment include the following:

•
Mr. Åhman has agreed to devote 100% of his business time, attention and energies to the business affairs of the Company as may be reasonably necessary for the provision of the consulting services, except for Mr. Åhman’s continuing work with Grant Thornton in Finland, vacation time and reasonable periods of absence due to sickness. This amendment represents an increase in Mr. Åhman’s commitment to the Company under the Åhman Agreement which had provided that Mr. Åhman would devote fifty percent (50%) of his business time to our business affairs;

•
we will pay Mr. Åhman a consultant fee equal to €73,500/year during the term of the consulting agreement divided into monthly payments payable within five (5) business days of the end of each month for the prior months consulting work;

•
we have agreed to grant to Mr. Åhman a total of 600,000 stock warrants of the shares of Common Stock on the issue dates set forth below, with an exercise price equal to $0.05 per share, which warrants will be exercisable for a term of five (5) years. The full terms of the warrants are contained in a separate agreement (“Åhman Warrant”). No warrants may be exercised unless such warrants have vested in accordance with the terms of the Åhman Warrant. Notwithstanding the five-year term of the warrants, all warrants will expire and cease to be exercisable on the date that is one (1) year following the date of termination of this Åhman Warrant for any reason:

Number of Warrants	Issue Date
600,000	on the effective date

•
Mr. Åhman shall receive a cash bonus of 100% of his then current base consultant fee upon the achievement of the Company’s annual objectives, as set by our board of directors. We may also consider Mr. Åhman for a cash bonus for each fiscal year, or part thereof that he is employed by us, in an amount to be determined at the discretion of the board;

•
we will pay to Mr. Åhman, in addition to Mr. Åhman’s consulting fee, reasonable pre-approved travel, home office and phone expenses. For these purposes, Mr. Åhman’s home office will be deemed to be his base for business purposes. It is expected that while working in the United Kingdom, Mr. Åhman will be reimbursed for expenses incurred in traveling, overnight and subsistence costs for operating in other Company locations in the UK; and

•	if we terminate the consulting agreement without cause before the term is at its end, we will pay a termination fee equal to the twelve (12) months consulting fee to Mr. Åhman.

Nigel Nicholas

On March 9, 2007, we entered into a Consulting Agreement with Nigel Nicholas (the “Nicholas Agreement”). Pursuant to the terms of the Nicholas Agreement, the Company engaged Mr. Nicholas to provide certain consulting services to the Company, including providing services related to mergers and acquisitions, overall strategy development, building a European and North American presence for products, content acquisition, product strategy, fund raising, marketing and other related services. Mr. Nicholas agreed to devote approximately four (4) days per month of his business time to the business affairs of the Company. In consideration for his services, the Company agreed to (i) pay Mr. Nicholas a fee of £1,000 per month, (ii) issue to Mr. Nicholas as a success fee, that number of shares of the Common Stock representing two percent (2%) of the acquisition cost of any company acquired or a partial acquisition or strategic investment made by the Company through the efforts of Mr. Nicholas, (iii) issue to Mr. Nicholas the equivalent value of £1,000 per month in shares of Common Stock payable each four (4) months from the effective date of the agreement based on the average closing price of the Company’s shares during such four month period, (iv) grant to Mr. Nicholas options to purchase up to 2,000 shares of Common Stock per month payable each four (4) months from the effective date of the agreement, valued at a price no less than eighty-five percent (85%) of the fair market value of such shares on the effective date of the agreement and exercisable for a term of five (5) years from the date of grant, and (v) pay to Mr. Nicholas a success fee of five percent (5%) of the gross revenue received by the Company from new content sourcing and distribution agreements with third party companies secured through the efforts of Mr. Nicholas as of March 31, 2008, such fee to be paid forty percent (40%) in cash and sixty percent (60%) in shares of the Company, this fee being payable on an annual basis for all future revenues generated. In addition, the Company agreed to reimburse Mr. Nicholas for reasonable pre-approved travel and telephone expenses. The term of the agreement is for twelve (12) months and may be extended upon the mutual understanding of the parties. The Company may terminate the Nicholas Agreement at any time upon the occurrence of an Event of Default (as defined in the Nicholas Agreement) provided that notice of the Event of Default has been delivered to Mr. Nicholas and Mr. Nicholas has failed to remedy the default within thirty (30) days of the date of the delivery of the notice. In addition, the Company may terminate the Nicholas Agreement in the absence of an Event of Default upon thirty (30) days prior written notice. Mr. Nicholas may terminate the Nicholas Agreement at any time in the event of any breach of any material term of the Nicholas Agreement by the Company, provided that written notice of default has been delivered to the Company and the Company has failed to remedy the default within thirty (30) days of the date of the delivery of the notice.

On September 3, 2007, we entered into an amendment agreement (the “Nicholas Amendment”) with Nigel Nicholas to amend certain terms of the Nicholas Agreement. The material terms of the Nicholas Amendment include the following:

•	Mr. Nicholas will act as our director of operations;

•
Mr. Nicholas has agreed to devote 100% of his business time, attention and energies to the business affairs of the Company as may be reasonably necessary for the provision of the consulting services, except for Mr. Nicholas’ continuing with his business interest as (i) a non executive director of Evolution Mobile Platform (EMP); (ii) the financial director of Airborne Networks Limited; and (iii) a shareholding of thirty percent (30%) in Mobirent, vacation time and reasonable periods of absence due to sickness. This amendment represents an increase in Mr. Nicholas’ commitment to the Company under the Nicholas Agreement which had provided that Mr. Nicholas would devote four (4) days per month of his business time to our business affairs;

•
we will pay Mr. Nicholas a consultant fee equal to £50,000/year during the term of the agreement divided into monthly payments payable within five (5) business days of the end of each month for the prior months consulting work. In addition, we will pay Mr. Nicholas a one time non refundable retainer of £7,530;

•
we have agreed to grant to Mr. Nicholas a total of 600,000 stock warrants of shares of Common Stock on the issue dates set forth below, with an exercise price equal to $ 0.05 per share, which warrants will be exercisable for a term of five (5) years. The full terms of the warrants are contained in a separate agreement (the “Nicholas Warrant”). No warrants may be exercised unless such warrants have vested in accordance with the terms of the Nicholas Warrant. Notwithstanding the five-year term of the warrants, all warrants will expire and cease to be exercisable on the date that is one year following the date of termination of the Nicholas Agreement for any reason:

Number of Warrants	Issue Date
600,000	on the effective date

•	the agreement to pay Mr. Nicholas a success fee in certain circumstances under Sections 5.1(b) and (e) of the Nicholas Agreement has been removed;

•	the agreement to issue shares and options to Mr. Nicholas in accordance with Sections 5.1(c) and (d) of the Nicholas Agreement have been superseded;

•
Mr. Nicholas shall receive a cash bonus of 100% of his then current base consultant fee upon the achievement of the Company’s annual objectives, as set by our board of directors. We may also consider Mr. Nicholas for a cash bonus for each fiscal year, or part thereof that he is employed by us, in an amount to be determined at the discretion of the board;

•
we will pay to Mr. Nicholas, in addition to Mr. Nicholas’ consulting fee, reasonable pre- approved travel, home office and phone expenses. For these purposes, Mr. Nicholas’ home office will be deemed to be his base for business purposes. It is expected that while working in the United Kingdom, Mr. Nicholas will be reimbursed for expenses incurred in traveling, overnight and subsistence costs for operating in other Company locations in the UK; and

•	if we terminate this agreement without cause before the term is at its end, we will pay a termination fee equal to the twelve (12) month consulting fee to Mr. Nicholas.

Miro Wikgren

Tracebit and Miro Wikgren entered into an employment agreement dated January 31, 2007 pursuant to which Mr. Wikgren agreed to act as Tracebit’s Chief Technology Officer. Under the agreement, Mr. Wikgren is paid a monthly salary of €4,000 and Tracebit will reimburse Mr. Wikgren for expenses incurred by him in connection with his employment.

Gary Flint

On November 1, 2007, we entered into a consultant agreement (the “Flint Agreement”) with Gary Flint, a director of the Company, whereby Mr. Flint was appointed as an independent contractor of the Company. The material terms of the Flint Agreement include the following:

•	Mr. Flint shall perform the following services and undertake the following responsibilities and duties for the Company:

•	providing services related to mergers and acquisitions, especially the identification and approach of known value adding and synergistic acquisition targets;

•	providing services related to investor relations and communications;

•	reporting to the board of directors of the Company; and

•
performing such other duties and observing such instructions as may be reasonably assigned from time to time by the board of directors of the Company, provided such duties are within the scope of the Company’s business and services to be provided by Mr. Flint.

•
Mr. Flint shall devote approximately four (4) days per month of his business time, attention and energies to the business affairs of the Company as may be reasonably necessary for the provision of his consulting services.

•
The Company shall pay to Mr. Flint a consultant fee equal to $2,000 per month during the term of the Flint Agreement payable within five (5) business days of the end of each month for the prior months consulting work.

•
The Company shall pay to Mr. Flint a success fee of 2.5%, to be paid fifty percent (50%) cash and fifty percent (50%) equity, of the acquisition value of any target company acquired by the Company, or any strategic investments into companies, through the efforts of Mr. Flint after September 3, 2008, which efforts will include the identification and subsequent introduction of the target company by Mr. Flint to the Company (the “Consultant Fee”) such fee being calculated based on the total valuation of the acquired company at the execution date of the acquisition, excluding any valuations attributed to future earn out valuations. Mr. Flint’s fee will be paid immediately upon the closing of each and every agreed cash and stock payment installment of the acquisition; the equity portion of the Consulting Fee will be paid in shares of Common Stock determined by the amount of the fee divided by the average closing price of the Common Stock for the ten (10) trading days prior to the completion of the acquisition.

The Company shall grant to Mr. Flint warrants to purchase a total of 300,000 shares of Common Stock on the issue dates set forth below, with an exercise price equal to $ 0.05 per share, which warrants will be exercisable for a term of five (5) years. The full terms of the warrants are contained in a separate agreement (the “Flint Warrant”). No warrants may be exercised unless such warrants have vested in accordance with the terms of the Flint Warrant. Notwithstanding the five-year term of the warrants, all warrants will expire and cease to be exercisable on the date that is one (1) year following the date of termination of this Flint Agreement for any reason:

Number of Warrants	Issue Date

210,000	September 3, 2008

90,000	September 3, 2009, or earlier, based upon Mr. Flint meeting the performance criteria as set by the board – see 5(d) of the Flint Agreement

The 90,000 bonus warrants will not vest or be exercisable by Mr. Flint until such time as the performance criteria as set forth in Section 5.1(d) of the Flint Agreement have been met.

•
Mr. Flint shall receive a cash bonus of 100% of his then current annual Consultant fee upon the achievement of the Company’s annual objectives, as set by the board of directors. The Company may also consider Mr. Flint for a cash bonus for each fiscal year, or part thereof that Mr. Flint is employed by the Company, in an amount to be determined at the discretion of the board of directors.

•	The Company shall pay to Mr. Flint, in addition to Mr. Flint’s fee, reasonable pre-approved travel and phone expenses.

•	The Flint Agreement may be terminated by both parties with or without cause before the term is at its end by delivery of a notice of termination by either party.

This Flint Agreement superseded the previous consultant agreement entered into between the Company and Mr. Flint on February 1, 2007 and subsequently amended on September 3, 2007 pursuant to Mr. Flint’s resignation as the Company’s Director of Business Development effective November 1, 2007.

Stuart Hobbs

On April 28, 2008, Purepromoter entered into a consulting agreement with Stuart Hobbs on behalf of Flaxlands Management Limited (the “Hobbs Agreement”), a director and principal stockholder of Purepromoter, whereby Mr. Hobbs was retained to provide consulting services to Purepromoter and us pursuant to the terms and subject to the conditions of the Hobbs Agreement.

Under the Hobbs Agreement, Mr. Hobbs has agreed to act as the Managing Director of Purepromoter and to act as a member of the board of directors of the Company for a term of at least twenty-four (24) months from the date of the acquisition of Purepromoter, subject to termination. In consideration for his services, we agreed to pay Mr. Hobbs £4,166.66 per month and to grant to him warrants to acquire up to 600,000 shares of Common Stock (to be issued twenty-four (24) months from the date of the agreement), exercisable at a price of $0.10 per share for a term of five (5) years. Mr. Hobbs is also entitled to a cash or equity bonus at the discretion of our Board of Directors. The Hobbs Agreement may be terminated at any time by us in the event that (i) Mr. Hobbs commits an act of fraud, theft or embezzlement, (ii) the neglect or breach by him of any material obligation under the agreement, or (iii) his refusal to follow direction from our board of directors, provided Mr. Hobbs fails to remedy any such default within thirty (30) days of notice thereof. We may also terminate the Hobbs Agreement in the absence of an event of default by delivering notice of termination to him and paying an amount equal to one month of his fee in a lump sum. In addition, Mr. Hobbs may terminate the agreement at any time upon one month’s prior written notice to the Company, or in the event of any breach of any material term of the agreement by us, provided that such default has not been remedied within thirty (30) days of notice thereof. The agreement also contains provisions relating to proprietary information and developments, as well as non-compete and non-hire clauses.

Danny Wootton

On March 31, 2008, we entered into a consulting agreement (the “Wootton Agreement”) with Danny Wootton, a director and principal stockholder of M2M whereby Mr. Wootton was retained to provide consulting services to the Company pursuant to the terms and subject to the conditions of the Wootton Agreement. The Wootton Agreement was entered into concurrent with Mr. Wootton’s appointment as a director of the Company. Pursuant to the terms of the Wootton Agreement, the Company has engaged Mr. Wootton to provide certain consulting services to the Company, including:

•	providing services related to oversight of the activities of M2M on behalf of our board of directors;

•	providing services related to IR and investor communication;

•	reporting to the board of directors of Company; and

•
performing such other duties and observing such instructions as may be reasonably assigned from time to time by the board of directors of the Company, provided such duties are within the scope of the Company’s business and services to be provided by the consultant, including acting as “NED” on group, investee companies or customer’s board of directors.

Mr. Wootton has agreed to devote approximately four (4) days per month of his business time to the business affairs of the Company. In consideration for his services, the Company has agreed to (i) pay Mr. Wootton a fee of $3,000 per month, (ii) issue to Mr. Wootton as a success fee, the number of shares of Common Stock representing 2.5%, to be paid fifty percent (50%) in cash and fifty percent (50%) in equity, of the acquisition value of any company acquired by the Company through the efforts of Mr. Wootton, and (iii) grant to Mr. Wootton share purchase warrants to purchase up to 300,000 shares of Common Stock at an exercise price of $0.10 per share. In addition, Mr. Wootton will be eligible to receive a cash bonus of 100% of his annual fee upon the achievement by the Company of its annual objectives. Of the 300,000 warrants, 200,000 warrants will be fully vested and 100,000 warrants will vest upon satisfaction of certain performance criteria by Mr. Wootton pursuant to the Wootton Agreement. Such warrants are exercisable for a term expiring on the earlier of five (5) years from the date of grant and one(1) year from the date of termination of the Wootton Agreement for any reason.

In addition, we have agreed to reimburse Mr. Wootton for reasonable pre-approved travel and telephone expenses. The term of the agreement is for twelve (12) months and may be extended upon the mutual understanding of the parties. We may terminate the Wootton Agreement at any time upon the occurrence of an Event of Default (as defined in the Wootton Agreement) provided that notice of the Event of Default has been delivered to Mr. Wootton and Mr. Wootton has failed to remedy the default within thirty (30) days of the date of the delivery of the notice. In addition, the Company may terminate the Wootton Agreement in the absence of an Event of Default upon thirty (30) days prior written notice. Mr. Wootton may terminate the Wootton Agreement at any time in the event of any breach of any material term of the Wootton Agreement by the Company, provided that written notice of default has been delivered to the Company and the Company has failed to remedy the default within thirty (30) days of the date of the delivery of the notice.

Stock Option Plan

On February 8, 2007, we adopted a 2007 Stock Option Plan (the “Plan”). The following summary of the Plan is not complete and is qualified in its entirety by reference to the Plan, a copy of which has been filed as an exhibit to our Current Report on Form 8-K filed with the SEC on February 12, 2007.

The purpose of the Plan is to enhance the long term stockholder value of the Company by offering opportunities to directors, officers, employees and eligible consultants and any Related Company (as defined in the Plan) to acquire and maintain stock ownership in the Company in order to give these persons the opportunity to participate in the Company’s growth and success and to encourage them to remain in the service of the Company or a Related Company. The number of shares available for issuance under the Plan is 4,100,000 shares. The Plan is administered by the Company’s board of directors or a committee appointed by, and consisting of two (2) or more members of, the board of directors. The Plan administrator has the authority, in its discretion, to determine all matters relating to options granted under the Plan, including the selection of individuals to be granted options, the type of options, the number of shares subject to an option and all terms, conditions, restrictions and limitations of an option granted under the Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of July 1, 2008 by each stockholder known by us to be the beneficial owner of more than five percent (5%) of Common Stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of Common Stock, except as otherwise indicated.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership (1)		Percentage of Beneficial Ownership (2)
Directors and Officers:
Gary Flint	3,931,867	(3)	3.59%
Peter Åhman	9,407,803	(4)	8.75%
Miro Wikgren	4,169,930	(5)	3.90%
Nigel Nicholas	10,749,091	(6)	10.00%
Danny Wootton	7,572,295	(7)	7.07%
Stuart Hobbs	20,000,000	(8)	18.71%
All executive officers and directors as a group (6 persons)	55,830,986	(9)	50.30%
Major Stockholders:
Tracebit Holding OY	8,807,803	(10)	8.24%
The Mobilemail Technology Partnership LLP(11)	10,000,000		9.36%
Mark Hla	9,000,000	(12)	8.42%

(1)
Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(2)	Based on 107,274,903 shares of our Common Stock outstanding as of July 1, 2008.

(3)	This amount represents 1,416,867 shares and warrants to acquire up to 2,515,000 shares.

(4)
This amount represents 8,782,803 shares held by Tracebit Holding OY and warrants to acquire up to 625,000 shares of which warrants to acquire up to 25,000 shares are held by Tracebit Holding OY. Mr. Åhman is the sole director and a significant stockholder of Tracebit Holding OY and, accordingly, he may be deemed to be the beneficial owner of these shares.

(5)	This amount includes 4,169,930 shares held by Pollux OU of which Mr. Wikgren is the sole director and stockholder. Accordingly, Mr. Wikgren may be deemed to be the beneficial owner of these shares.

(6)	This amount represents 10,069,256 shares, options to acquire up to 29,423 shares and warrants to acquire up to 650,412 shares.

(7)	This amount represents 7,272,295 shares and warrants to acquire up to 300,000 shares.

(8)	This amount represents shares of our Common Stock.

(9)	This amount represents 51,711,151 shares, options to acquire up to 29,423 shares and warrants to acquire up to 4,090,412 shares.

(10)	This amount represents 8,782,803 shares and warrants to acquire up to 25,000 shares.

(11)
The MobileMail Technology Partnership LLP is a limited liability partnership comprised of eighty-nine (89) equity partners and two designated partners, each of whom is a limited partner. Paul Carter is a designated partner and is the administrator of the partnership pursuant to a services agreement between Mr. Carter and the partnership. The administrator is responsible for the administration of the business of the partnership and, subject to the partnership’s operating agreement, makes decisions regarding management of the business of the partnership. Accordingly, Mr. Carter exercises voting and investment control over the securities held by The MobileMail Technology Partnership LLP.

(12)	This amount represents shares of Common Stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as described below, none of the following parties has, since the beginning of our last fiscal year, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•	Any of our directors or officers;

•	Any person proposed as a nominee for election as a director;

•	Any person who beneficially owns, directly or indirectly, shares carrying more than five percent (5%) of the voting rights attached to our outstanding shares of Common Stock;

•	Any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the above persons.

Directors and Officers

Pursuant to the Åhman Amendment, dated September 3, 2007, we agreed to pay Mr. Åhman a consultant fee of €73,500 per year and to grant him warrants to purchase up to 600,000 shares at a price of $0.05 per share for a period of five (5) years.

Pursuant to the Nicholas Amendment, dated September 3, 2007, we agreed to pay Mr. Nicholas a consultant fee of £50,000 per year, a one-time non-refundable retainer of £7,530 and to issue to him warrants to acquire up to 600,000 shares of Common Stock. As of September 30, 2007, we had an amount payable to Mr. Nicholas of $31,782 for consulting services.

We entered into an Employment Agreement dated January 31, 2007 with Miro Wikgren, pursuant to which he agreed to act as our Chief Technology Officer in consideration for a monthly salary of €4,000.

We entered into a Consulting Agreement dated June 28, 2007 with Adrian Clarke, pursuant to which we agreed to pay Mr. Clarke a fee of $2,000 per month and grant to him warrants to purchase up to 300,000 shares of our Common Stock at an exercise price of $0.10 per share. As of September 30, 2007, we had an amount payable to Mr. Clarke of $6,000 for consulting services. On March 31, 2008, the Company amended the terms of warrants where the exercise price was reduced from $0.10 per share to $0.05 per share. There was no adjustment made to the fair value of the warrants as a result of the amendment. Mr. Clarke resigned as director on March 31, 2008.

We entered into a Consulting Agreement dated March 14, 2007 with Ian Downie, pursuant to which we agreed to pay Mr. Downie a fee of £1,000 per month and to issue to him the equivalent value of £1,000 per month in shares of our Common Stock payable each four (4) months from the effective date of the agreement based on the average closing price of our shares during such four (4) month period and to grant to him options to purchase up to 2,000 shares per month payable each four (4) months from the effective date of the agreement valued at a price no less than eighty-five percent (85%) of the fair market value of the shares on the effective date of the agreement and exercisable for five (5) years. As of September 30, 2007, we had an amount payable to Mr. Downie of $14,152 for consulting services. Mr. Downie resigned as director on March 31, 2008.

We entered into a Consulting Agreement dated November 1, 2007 with Gary Flint (amending the previous agreement entered into with him on September 3, 2007) under which we agreed to pay him a consultant fee of $2,000 per month, and to grant to him warrants to purchase up to 300,000 shares at an exercise price of $0.05 per share for a term of five years. As of September 30, 2007, we had an amount payable to Mr. Flint of $70,046 for consulting services.

We entered into a Consulting Agreement with Danny Wootton on March 31, 2008, defined herein as the Wootton Agreement, the terms of which are fully described on page 61 above.

On April 28, 2008, Purepromoter entered into a consulting agreement with Stuart Hobbs on behalf of Flaxlands Management Limited, defined here in as the Hobbs Agreement, the terms of which are fully described on page 61 above.

Each of the above agreements contains provisions relating to the payment of a success fee in certain circumstances. The agreements have been filed with the SEC.

We entered into Regulation S debt conversion agreements with each of Nigel Nicholas, Ian Downie, Pollux Ou and Tracebit Holding OY whereby we issued to them a total of 8,051,714 shares of our Common Stock as repayment and settlement of an aggregate of $169,086 of indebtedness owed by us to them on the basis of one (1) share for each $0.021 of indebtedness. We also entered into a Regulation S debt conversion agreement with Gary Flint whereby we issued to him a total of 1,915,000 warrants to purchase a total of 1,915,000 shares in repayment and settlement of an aggregate of $40,215 of indebtedness owed by us to him on the basis of one (1) warrant share for each $0.021 of indebtedness. These conversion agreements have been filed with the SEC.

Outlander Management Ltd.

Outlander Management, a private corporation that provided administration services to Mobiventures Ltd., was issued 578,313 shares of Common Stock on September 30, 2005 in exchange for the shares of Mobiventures Ltd. held by Outlander Management. The cost to Outlander Management of its shares in Mobiventures Ltd. was £1,000.

As at September 30, 2006, we had an amount payable to Outlander Management of $16,994 for management services. This amount had increased to $18,583 as at September 30, 2007.

Azuracle Ltd.

As of September 30, 2005, we owed £1,500 to Azuracle for rent for the period from July 1 to September 30, 2005. Azuracle is a related party to our company because it has a director in common with Outlander Management, one (1) of our promoters. This amount had increased to $14,045 at September 30, 2006, and was $27,644 at September 30, 2007.

DeBondo Capital Inc.

As of September 30, 2005, we owed £3,871 to DeBondo for advances made to pay for some of our expenses. DeBondo is a related party to our Company because it has a director (Joachim Bondo) in common with Outlander Management, one of our promoters. This amount had increased to $7,249 as at September 30, 2006 and was $7,927 at September 30, 2007.

DeBondo Capital Limited

We entered into a one (1) year consulting agreement dated July 1, 2006 with DeBondo Capital Limited, a related company that has an officer (Ulrik DeBo) in common with a corporate stockholder of the Company. The monthly payments for general consulting services are GBP 5,000 per month for a minimum of one (1) year beginning on the agreement date. At September 30, 2007, $147,357 was accrued on account of amounts owing under this agreement. This agreement was subsequently terminated on October 25, 2007.

OY Tracebit AB

Miro Wikgren

Tracebit had a loan receivable amounting to (including interest at two percent (2%) per annum accumulated from the date the loan was granted) $9,407 and $10,917 at the ended September 30, 2006 and September 30, 2007, respectively, from Miro Wikgren, one of its directors. Mr Wikgren was appointed after the granting of the loan. The loan is fully secured.

Mr. Wikgren, who was also Tracebit’s Chief Technology Officer during 2006 and 2007, was paid a monthly salary of €2,390 until January 31, 2007 and after that €4,000. Tracebit owed €18,485 ($23,402) as unpaid salaries (from which the above loan receivable should be paid to Mr. Wikgren) to Mr. Wikgren as of September 30, 2006 and €59,051 ($84,278) at September 30, 2007.

Simon Ådahl

Mr. Ådahl, was Tracebit’s Chief Marketing Officer during 2006, and was paid a monthly salary of €2,175 until January 31, 2007 and after that €4,000. Tracebit owed €8,700 ($11,014) as salary to Mr Ådahl as of September 30, 2006 and €583 ($832) as of September 30, 2007. He resigned on July 31, 2007.

Tracebit Holding Oy

Tracebit owed €36,116 ($51,545) as notes payable to Tracebit Holding Oy, the principal stockholder of Tracebit. The loan was interest free until December 31, 2006 and after that bears interest at five percent (5%) per annum and the loan was due on December 31, 2007 together with interest. MobiVentures Inc. owed €63,775 ($91,020) as consulting fees to Tracebit Holding Oy as of September 30, 2007.

Other Transactions

Amounts due to related parties in the amount of $544,152, as of September 30, 2007, are unsecured, non-interest bearing and due on demand and are payable to directors, officers or companies with directors or officers in common with the Company.

By employment agreement dated July 26, 2004, the Company agreed to pay to Gary Flint, the Managing Director, $64,166 per annum and issuing 236,143 shares of Common Stock every three (3) months to a maximum of 1,416,867 shares. As of September 30, 2006, the maximum common shares have been issued. During the year ended September 30, 2007, $5,255 was paid to him in cash. This employment agreement was terminated upon the acquisition of Tracebit.

During the year ended September 30, 2007, the Company allotted Common Stock to a director (Nigel Nicholas ), consisting of 50,412 units at $0.20 per unit. Each unit consists of one (1) share of Common Stock and one (1) share purchase warrant. Each share purchase warrant entitles the holder to purchase an additional common share of the Company at a price of $0.40 per common share expiring August 21, 2008. These shares were issued subsequent to year end.

During the year ended September 30, 2007, the Company allotted Common Stock to Tracebit Holding Oy, of which Mr. Åhman is the sole director and a significant stockholder, consisting of 25,000 units at $0.20 per unit. Each unit consists of one (1) share of the Common Stock and one (1) share purchase warrant. Each share purchase warrant entitles the holder to purchase an additional share of Common Stock at a price of $0.40 per share, expiring August 21, 2008.

On June 28, 2007, the Company granted 300,000 warrants to a director of the Company (Adrian Clarke) with an exercise price of $0.10 and a fair value of $92,380 expiring June 28, 2012. Of these warrants, 210,000 have vested with a fair value of $64,666. These shares were issued pursuant to a consulting agreement.

On August 10, 2007, the Company allotted 68,516 common shares to two (2) directors of the Company (31,564 shares to Nigel Nicholas and 36,952 shares to Ian Downie) for consulting services with a fair value of $15,914. In addition, the Company agreed to grant 71,369 stock options (29,423 options to Nigel Nicholas and 41,946 options to Ian Downie) with a fair value of $14,492. Each stock option entitles the holder to purchase a share of Common Stock at an average price of $0.46 per common share expiring August 10, 2012.

On September 3, 2007, as part of amended consulting agreements with three of our directors, the Company granted a total of 1,800,000 warrants with an exercise price of $0.05 per share expiring September 3, 2012 (600,000 warrants to each of Peter Åhman, Gary Flint and Nigel Nicholas). All of these warrants have vested with a fair value of $106,362.

During the six months ended March 31, 2008, the Company paid or accrued the following fees:

(a) $421,547 (March 31, 2007 - $58,527) for consulting fees, research and development, sales and marketing and salaries paid to directors and officers of the Company ($59,166 to Peter Åhman, $90,659 to Gary Flint, $51,450 to Miro Wikgren, $12,129 to Adrian Clarke, $41,505 to Nigel Nicholas, $23,781 to Danny Wootton and $113,914 to Ian Downie);

(b) $Nil (March 31, 2007 - $5,805) for rent to a company with directors in common with a corporate stockholder of the Company;

During the fiscal year ended September 30, 2007, the Company paid or accrued the following fees:

(a) $492,321 (September 30, 2006 - $Nil) for consulting fees and salaries paid to directors, and officers of the Company according to the contracts entered into by the Company upon the acquisition of Tracebit ($123,721 to Peter Åhman, $99,659 to Gary Flint, $43,242 to Miro Wikgren, $43,242 to Simon Adahl, $70,666 to Adrian Clarke, $80,746 to Nigel Nicholas and $34,050 to Ian Downie);

(b) $118,599 (September 30, 2006 - $28,089) for consulting fees to a company with directors in common; and

(c) $11,815 (September 30, 2006 - $10,806) for rent to a company with directors in common with a corporate stockholder of the Company.

The following directors of the Company are not independent: Gary Flint, Peter Åhman, Miro Wikgren, Nigel Nicholas, Danny Wootton and Stuart Hobbs. The Company does not have any independent directors.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANTS COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

Our Common Stock is currently listed on the Pink Sheets under the symbol “MBLV”. Set forth below is a table summarizing the high and low bid quotations for our Common Stock during its last two (2) fiscal years.

YEAR 2008	HIGH BID	LOW BID
2nd Quarter 2008	$0.09	$0.011
1st Quarter 2008	$0.08	$0.02

YEAR – 2007	HIGH BID	LOW BID
4th Quarter 2007	$0.05	$0.013
3rd Quarter 2007	$0.27	$0.011
2nd Quarter 2007	$0.42	$0.20
1st Quarter 2007	$1.28	$0.17

YEAR 2006	HIGH BID	LOW BID
4th Quarter 2006	$1.36	$0.85
3rd Quarter 2006	$0.85	$0.43
2nd Quarter 2006	None	None
1st Quarter 2006	None	None

The above table is based on over-the-counter quotations. These quotations reflect inter-dealer prices, without retail mark-ups, markdown or commissions, and may not represent transactions. All historical data was obtained from Pink Sheets LLC.

As of July 1, 2008, there were 392 stockholders of record of Common Stock, excluding stockholders who hold their shares in brokerage accounts in street name. Of the 107,274,903 shares of Common Stock outstanding as of July 1, 2008, 10,468,600 shares were freely tradable without restriction, unless held by our “affiliates”. The remaining 96,806,303 shares of Common Stock which were held by existing stockholders, including officers and directors, are “restricted securities” and may be resold in the public market only if registered or pursuant to an exemption from registration. Furthermore, upon conversion of the Trafalgar Debentures, the Selling Stockholder intends to sell in the public market up to 12,187,900 shares of our Common Stock which are being registered in this offering. That means that up to 12,187,900 shares may be sold hereunder.

Dividend Policy

Dividends upon the capital stock of the Company, subject to provisions of its Articles of Incorporation, if any, may be declared by the Company’s board of directors pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of Common Stock.

Sales of Unregistered Securities

Except as otherwise noted, all of the following shares were issued and options and warrants granted pursuant to the exemption provided for under Section 4(2) of the Securities Act as a transaction not involving a public offering. No commissions were paid, and no underwriter participated, in connection with any of these transactions. Each such issuance was made pursuant to individual contracts which are discrete from one another and are made only with persons who were sophisticated in such transactions and who had knowledge of and access to sufficient information about MobiVentures to make an informed investment decision. Among this information was the fact that the securities were restricted securities.

We completed an offering of 4,500,000 shares of Common Stock at a price of $0.01 per share to a total of six (6) purchasers on May 31, 2005. The total proceeds from this offering were $45,000. We completed this offering pursuant to Rule 903(a) and (b)(3) of Regulation S of the Securities Act. Each sale of shares was completed as an “offshore transaction”, as defined in Rule 902(h) of Regulation S, on the basis that: (i) each investor was outside of the United States at the time the offer to purchase the shares was made; and (ii) at the time the subscription agreement for the shares was executed, the investor was outside of the United States or we had a reasonable belief that the investor was outside of the United States. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States. Each investor represented to us that the investor was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. Person. Each purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends have were affixed to the stock certificate issued to each purchaser in accordance with Regulation S confirming that the shares could not be resold or transferred other than pursuant to Regulation S, registration under the Securities Act or an exemption from the registration requirements of the Securities Act. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

We completed an offering of 12,000,000 shares of our common stock to the former shareholders of Mobiventures Ltd., on August 31, 2005, being the closing date of our acquisition of Mobiventures Ltd. We completed this offering pursuant to Section 4(2) of the Securities Act. Each of the shareholders of Mobiventures Ltd. was in possession of sufficient information about us to make an informed investment decision. Each shareholder further represented their intention to acquire the securities for investment only and not with a view toward distribution. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to the shareholders of Mobiventures Ltd. MobileMail Inc. subsequently transferred 4,495,000 shares to four of the selling shareholders in private transactions, namely Powerview Ltd., Ulla Investment Ltd., UP-Front Investment Ltd. and Ultimate Investment Ltd. These shares were transferred in “offshore transactions” in accordance with Rule 903 of Regulation S and each selling shareholder executed an investment agreement in favor of us and MobileMail wherein they made various agreements, including the agreement that the shares were “restricted securities” and could not be resold or transferred unless registered under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. The 12,000,000 shares of Common Stock are restricted shares, as defined in the Securities Act, and were endorsed with a legend confirming that the shares could not be resold or transferred unless registered under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. In addition, the issuance of shares to the shareholders of Mobiventures Ltd. was completed as an “offshore transaction”, as defined in Rule 902(h) of Regulation S, in which we did not engage in any directed selling efforts, as defined in Regulation S. Each shareholder represented to us that the shareholder was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. Person.

We issued 953,600 shares of Common Stock at a price of $0.05 per share to a total of fifty-five (55) purchasers on August 31, 2005. The total proceeds from this offering were $47,680. The closing of this offering was completed concurrently with our acquisition of Mobiventures Ltd. from the shareholders of Mobiventures Ltd. We completed this offering pursuant to Rule 903(a) and (b)(3) of Regulation S of the Securities Act. Each sale of shares was completed as an “offshore transaction”, as defined in Rule 902(h) of Regulation S, on the basis that: (i) each investor was outside of the United States at the time the offer to purchase the shares was made; and (ii) at the time the subscription agreement for the shares was executed, the investor was outside of the United States or we had a reasonable belief that the investor was outside of the United States. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States. Each investor represented to us that the investor was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. Person. Each purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S confirming that the shares could not be resold or transferred other than pursuant to Regulation S, registration under the Securities Act or an exemption from the registration requirements of the Securities Act. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

On November 30, 2005, the Company issued 320,000 shares of Common Stock at $0.25 per share in full settlement of the $80,000 promissory notes payable and related interest of $1,508.

On November 30, 2005, the Company issued 10,000,000 shares of Common Stock to acquire messaging technology from a related party. The value assigned was $2,500,000, being equal to the most recent share transaction of the Company at $0.25 per share.

On July 28, 2006, the Company issued 25,000 common shares at $0.25 per share for investor relation services to an unrelated party pursuant to a Supply Services Contract dated July 28, 2006.

On August 14, 2006, the Company issued 200,000 shares of Common Stock at $0.85 per share for consulting services to an unrelated party pursuant to a consulting agreement dated August 14, 2006.

On October 19, 2006, the Company issued 400,000 shares of Common Stock and 400,000 warrants to purchase an additional 400,000 shares of Common Stock for a one (1) year term in full settlement of $100,000 convertible promissory notes.

On January 12, 2007, the Company issued 411,156 shares of Common Stock for gross cash proceeds of $102,789.

On February 6, 2007, the Company issued 8,224,650 shares of Common Stock for the acquisition of Tracebit valued at the net assets value of Tracebit which correspond to the fair value of Tracebit, that being $1.

On March 9, 2007, the Company issued 86,996 shares of Common Stock for gross cash proceeds of $21,749. On May 16, 2007, the total shares were revised to 88,996 shares. The Company has allotted an additional 2,000 shares of Common Stock for gross cash proceeds of $500.

On October 31, 2007, the Company entered into a partnership agreement with Froggie. The partnership agreement contemplates the creation of a business to be operated in partnership between the Company and Froggie to which the net income derived from the business will be split equally between the Company and Froggie. In addition, Froggie has agreed to provide “bridge financing” to an agreed maximum of Euro 120,000. On December 13, 2007, the Company issued 1,367,412 shares of Common Stock to Froggie for the first round of financing of €30,000.

On November 1, 2007, an amendment was completed to change to the terms and conditions of a consulting agreement. In consideration the Company has agreed to (i) pay a fee for consulting service of $2,000 per month (ii) grant 300,000 share purchase warrants at an exercise price of $0.05 per share all warrants which 210,000 will vest September 3, 2008 and 90,000 will not vest until such time the performance criteria has been met (iii) The consultant shall receive a cash bonus of 100% of his current base consultant fee secured upon achievement of the Company’s annual objectives. In addition, the Company has agreed to reimburse the director for reasonable pre-approved travel and telephone expenses.

The term of the agreement is for twelve (12) months and may be extended upon the mutual understanding of the parties. Either party may terminate this agreement with thirty (30) days prior written notice. The consulting agreement supersedes the previous consultant agreement.

On November 5, 2007, the Company issued 1,915,000 warrants to a director of the Company, pursuant to a debt conversion agreement in repayment and settlement of a total of $40,215 of the Company’s indebtedness to the director. Each warrant entitles the holder to purchase one (1) share of Common Stock at a price of $0.021 per common share until November 5, 2012.

On November 9, 2007, the Company issued 8,051,714 shares of Common Stock to four (4) directors and officers of the Company, pursuant to a debt conversion agreement in repayment and settlement of a total of $169,086 of the Company’s indebtedness to the directors and officers.

On December 4, 2007 the Company issued 150,000 shares of Common Stock for consulting services with a fair value of $30,000, to an unrelated party pursuant to a consulting agreement dated August 9, 2007.

On December 4, 2007, the Company issued 31,564 shares of Common Stock for consulting services with a fair value of $7,944.

On December 4, 2007, the Company issued 36,952 shares of Common Stock for consulting services with a fair value of $7,970.

On December 4, 2007, the Company issued 565,565, units for a private placement at $0.20 per unit. Each unit consists of one (1) share of Common Stock and one share purchase warrant. Each share purchase warrant entitles the holder to purchase an additional share of Common Stock at a price of $0.40 per share expiring August 21, 2008. On March 14, 2008, the Company amended the terms of warrants that were originally issued on August 21, 2007. The exercise price was reduced from $0.40 per share to $0.04 per share and the expiry date was extended from August 21, 2008 to December 17, 2008. The fair value of the warrants was increased by $129 as a result of the amendment.

On December 4, 2007, the Company issued 125,000 shares of Common Stock for the full settlement of a $25,000 loan advanced to the Company.

On December 4, 2007, the Company issued Common Stock to a director, consisting of 50,412 units at $0.20 per unit, pursuant to a private placement. Each unit consists of one (1) share of Common Stock and one (1) share purchase warrant. Each share purchase warrant entitles the holder to purchase an additional common share of the Company at a price of $0.40 per share expiring August 21, 2008.

On December 4, 2007, the Company issued Common Stock to a company with a director in common, consisting of 25,000 units at $0.20 per unit, pursuant to a private placement. Each unit consists of one (1) share of Common Stock and one (1) share purchase warrant. Each share purchase warrant entitles the holder to purchase an additional share of Common Stock at a price of $0.40 per common share expiring August 21, 2008.

On December 12, 2007, we issued a total of 1,367,412 shares of our Common Stock at a deemed price of $0.032 per share to an investor, Froggie S.L., pursuant to Rule 903 of Regulation S of the Securities Act. These shares were issued pursuant to the partnership agreement with Froggie disclosed above under Item 2 of Part I under the heading “Bridge Financing”. No commissions were paid in connection with the completion of this offering. We completed the offering of the shares pursuant to Rule 903 of Regulation S of the Securities Act on the basis that the sale of the shares was completed in an “offshore transaction”, as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the shares. In an investment agreement executed by the investor on November 9, 2007, the investor represented to us that the investor was not U.S. persons, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. person. The investment agreement also included statements that the securities had not been registered pursuant to the Securities Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Securities Act or pursuant to an exemption from the Securities Act. The investor agreed by execution of the investment agreement: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an exemption from registration under the Securities Act; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an exemption from registration under the Securities Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Securities Act. All securities issued will be endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Securities Act and could not be resold without registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act.

On February 21, 2008, we issued a total of 1,428,571 warrants to one investor pursuant to a debt conversion agreement entered into between the Company and the investor in repayment and settlement of a total of $30,000 of our indebtedness to the investor. The warrants are exercisable at a conversion price of $0.021 per share for a period of five years pursuant to Rule 506 of Regulation D of the Securities Act. No commissions were paid in connection with the completion of this offering. We completed the offering of the warrants pursuant to Rule 506 of Regulation D of the Securities Act on the basis that each investor is an “accredited investor”, as defined under Rule 501(a) of Regulation D of the Securities Act. The investor represented to us its intent to acquire the securities for investment purposes for its own account. No general solicitation or general advertising was undertaken in connection with the offering. All securities issued were endorsed with a restrictive legend confirming that the securities could not be resold without registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act. The Company has granted piggyback registration rights to the investor in the event the Company files a registration statement under the Securities Act within six (6) months from the date of the High Rock Agreement, other than a Form S-8 filed in connection with an employee benefit plan or a Form S-4 filed in connection with a business combination or similar transaction.

On March 14, 2008, we completed an offering with twelve (12) investors of 3,876,042 units at a price of $0.04 per unit for total proceeds of $155,042 pursuant to Rule 903 of Regulation S of the Securities Act. Each unit is comprised of one (1) share of Common Stock and one (1) share purchase warrant. Each warrant entitles the holder to purchase one additional share of Common Stock at a price of $0.04 per share for a one (1) year period from the date of the issue of the warrants. A total of 344,161 warrants were issued to certain finders in connection with the completion of this offering. We completed the offering of the units and finders’ warrants pursuant to Rule 903 of Regulation S of the Securities Act on the basis that the sale of the units was completed in an “offshore transaction”, as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the units. Each of the investors represented to us that the investor was not U.S. person, as defined in Regulation S, and was not acquiring the units for the account or benefit of a U.S. person. The subscription agreement executed between us and each of the investors included statements that the securities had not been registered pursuant to the Securities Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Securities Act or pursuant to an exemption from the Securities Act. Each of the investors agreed by execution of the subscription agreement for the units and each of the finders agreed by execution of an investment agreement with respect to their finders’ warrants: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an exemption from registration under the Securities Act; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an exemption from registration under the Securities Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Securities Act. All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Securities Act and could not be resold without registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act.

On March 28, 2008, we granted a total of 600,000 shares of our Common Stock to consultant pursuant to a debt conversion agreements entered into between the Company and the investor in repayment and settlement of a total of $55,000 of our indebtedness to the investors at a conversion price of $0.09166 per share pursuant to Section 4(2) or Rule 506 of Regulation D of the Securities Act. No commissions were paid in connection with the completion of this offering. We completed the offering of the shares pursuant to Rule 506 of Regulation D of the Securities Act on the basis that the investor is an “accredited investor”, as defined under Rule 501(a) of Regulation D of the Securities Act. The investor represented to us its intent to acquire the securities for investment purposes for its own account. No general solicitation or general advertising was undertaken in connection with the offering. All securities issued were endorsed with a restrictive legend confirming that the securities could not be resold without registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act. The Company has granted piggyback registration rights to the consultant in the event the Company files a registration statement under the Securities Act within six (6) months from the date of the Westport Agreement, other than a Form S-8 filed in connection with an employee benefit plan or a Form S-4 filed in connection with a business combination or similar transaction.

In connection with our acquisition of M2M on March 31, 2008 pursuant to the terms of an equity share purchase agreement dated March 14, 2008, we issued an aggregate of 20,000,000 shares of our Common Stock to nine stockholders of M2M pursuant to exemptions or safe-harbors from the registration requirements of the Securities Act based on a closing price of $0.10 per share. Each M2M Shareholder has provided representations and agreements regarding their status as either a non-U.S. Person, as defined under the U.S. Securities Act, or an “accredited investor”, as defined in Rule 501 of the U.S. Securities Act. All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Securities Act and could not be resold without registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act.

On March 31, 2008, we issued a total of 873,840 shares of our Common Stock to Ian Downie, a former director of the Company, pursuant to a debt conversion agreement entered into between the Company and the investor in repayment and settlement of an aggregate of $87,384 (£40,000) of our indebtedness to the investor at a conversion price of $0.10 per share pursuant to Rule 903 of Regulation S of the Securities Act. No commissions were paid in connection with the completion of this offering. We completed the offering of the shares pursuant to Rule 903 of Regulation S of the Securities Act on the basis that the sale of the shares was completed in an “offshore transaction”, as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the shares. In the debt conversion agreement, the investor represented to us that the investors was not U.S. persons, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. person. The debt conversion agreement also included statements that the securities had not been registered pursuant to the Securities Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Securities Act or pursuant to an exemption from the Securities Act. The investor agreed by execution of the debt conversion agreement: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an exemption from registration under the Securities Act; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an exemption from registration under the Securities Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Securities Act. All securities issued will be endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Securities Act and could not be resold without registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act.

On March 31, 2008, we issued a total of 300,000 share purchase warrants to one consultant, Danny Wootton, a director of the Company pursuant to a consultant agreement entered into between the Company and the investor dated March 31, 2008. Each warrant entitles the investor to purchase one (1) share of Common Stock of the Company at an exercise price of $0.10 per share pursuant, pursuant to Rule 903 of Regulation S of the Securities Act. Of the 300,000 warrants, 200,000 warrants will be full vested and the balance 100,000 warrants will vest upon satisfaction of certain performance criteria by the investor pursuant to the consultant agreement. No commissions were paid in connection with the completion of this offering. We completed the offering of the securities pursuant to Rule 903 of Regulation S of the Securities Act on the basis that the sale of the securities was completed in an “offshore transaction”, as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the securities.

On April 28, 2008, we issued 33,500,000 shares of our Common Stock as partial consideration for the acquisition of Purepromoter. To finance the acquisition, on April 28, 2008, we also issued secured convertible redeemable debentures in an aggregate amount of $2,000,000, which are convertible into shares of our Common Stock at a conversion price equal to 85% of the market price at the time of conversion if our company defaults on its mandatory redemption obligation in respect of the debentures. In addition, in connection with the acquisition and financing, we issued 400,000 shares of our Common Stock to a third party and will issue shares of our Common Stock worth £118,250 and a cash fee of £30,000, warrants to purchase up to 1,250,000 shares of our Common Stock and shares of our Common Stock equaling 1.99% of our outstanding shares, as finder's fees. The debentures were issued pursuant to Rule 506 under Regulation D under the US Securities Act to "accredited investors" (as defined in Rule 501 of Regulation D), based upon representations made to us. The shares issued in connection with the acquisition, the shares issued to the third party and the finders' fee warrants and shares were or will be issued pursuant to Rule 903 of Regulation S under the Securities Act on the basis that the sale of the securities was completed in an "off-shore transaction" (as defined in Rule 902(h) of Regulation S), based upon representations made to us.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 300,000,000 shares of Common Stock, with a par value of $0.001 per share, and 5,000,000 shares of preferred stock, with a par value of $0.001 per share. As of July 1, 2008, 107,274,903 shares of Common Stock were issued and outstanding and no shares of our preferred stock were issued and outstanding. In this offering, we may issue up to an additional 12,187,900 shares of Common Stock pursuant to the conversion of the Trafalgar Debentures. The following description is a summary of our capital stock and contains the material terms thereof. Additional information can be found in our Articles of Incorporation and Bylaws as filed with the SEC.

Common Stock

Our Common Stock is entitled to one (1) vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or as provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our Common Stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our Common Stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our Common Stock representing one-percent (1%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our Common Stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefor.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up of our company, the holders of shares of our Common Stock will be entitled to receive pro rata all of our assets available for distribution to such holders.

In the event of any merger or consolidation of our company with or into another company in connection with which shares of our Common Stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our Common Stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of our Common Stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our Common Stock.

Preferred Stock

Our board of directors is authorized by our Articles of Incorporation to divide the authorized shares of our preferred stock into one (1) or more series, each of which shall be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our Articles of Incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including but not limited to the following:

(a)	the rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

(b)	whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

(c)	the amount payable upon shares of preferred stock in the event of voluntary or involuntary liquidation;

(d)	sinking fund or other provisions, if any, for the redemption or purchase of shares of preferred stock;

(e)	the terms and conditions on which shares of preferred stock may be converted, if the shares of any series are issued with the privilege of conversion;

(f)
voting powers, if any, provided that if any of the preferred stock or series thereof shall have voting rights, such preferred stock or series shall vote only on a share for share basis with our Common Stock on any matter, including but not limited to the election of directors, for which such preferred stock or series has such rights; and

(g)
subject to the above, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as our board of directors may, at the time so acting, lawfully fix and determine under the laws of the State of Nevada.

Dividend Policy

We have never declared or paid any cash dividends on our Common Stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Warrants

As of July 1, 2008, there were 10,814,750 warrants to purchase Common Stock.

Options

As of July 1, 2008, there were 71,369 options outstanding to purchase Common Stock.

Transfer Agent

The Company’s transfer agent is StockTrans, Inc., located at 44 W. Lancaster Ave, Ardmore, PA 19003. The transfer agent’s telephone number is (610) 649-7300.

Indemnification

Our Articles of Incorporation (as amended) provide that we will indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil or criminal, administration or investigative (whether or not by or in the right of the Company) by reason of the fact that he or she is or was a director of the Company or is or was serving as a director, officer, employee or agent of another entity at the request of the Company against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, changers and expense (including attorney’s fees and disbursements) that he or she incurs in connection with such action or proceeding. The Articles of Incorporation also provide that we may, from time to time, reimburse or advance to any such person the funds necessary for payment of expenses incurred in connection with defending any proceeding for which he or she is indemnified by the Company, in advance of the final disposition of such proceeding, provided that the Company has received an undertaking that the person will repay any advanced amount if it is ultimately determined by a final and unappealable judicial decision that he or she is not entitled to be indemnified for such expenses.

The Bylaws of the Company provide that the Company may modify the extent of indemnification by individual contracts with directors and officers, and that the Company shall not be required to indemnify any director or officer in connection with any proceeding initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the board of directors of the Company, (iii) such indemnification is provide by the Company, in its sole discretion pursuant to the powers vested in the Company under Nevada General Corporation Law, or (iv) such indemnification is required to be made under the director or officer’s contractual rights. The Bylaws also provide that, with respect to advances of funds for indemnification, no advance shall be made if a determination is reasonably and promptly made by the majority vote of non interested members of the board of directors that the facts known demonstrate clearly and convincingly that the person seeking indemnification acted in bad faith.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person connected with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

AVAILABLE INFORMATION

For further information with respect to us and the securities offered hereby, reference is made to this Prospectus, including the exhibits thereto. Statements herein concerning the contents of any contract or other document are not necessarily complete, and in each instance reference is made to such contract or other statement filed with the Securities and Exchange Commission or included as an exhibit, or otherwise, each such statement, being qualified by and subject to such reference in all respects.

We are a reporting company and have distributed to our stockholders annual reports containing audited financial statements, upon their request. Our annual report on Form 10-KSB for the fiscal year ended September 30, 2007 has been filed with the SEC.

MobiVentures’ Annual Report on Form 10-KSB, Quarterly Reports on Form 10-QSB, Current Reports on Form 8-K and amendments to reports filed pursuant to Sections 13(a) and 15(d) of Exchange Act, are available on the Securities and Exchange Commission’s website: http://www.sec.gov. Additional information about the Company is available at MobiVentures website at http://www.mobiventures.com.

Our Common Stock is currently trading on the OTCBB. OTCBB stocks are not required to send annual reports directly to their stockholders. Our stockholders have direct electronic access to all of our SEC filings via our website at http://www.mobiventures.com or via the SEC website at http://www.sec.gov. MobiVentures does send proxy filings to our stockholders as matters are voted on by all of our stockholders.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares offered hereby has been opined on for us by Burton, Bartlett & Glogovac Attorneys At Law. No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries or was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

The financial statements for the years ended September 30, 2007 and 2006, and for the six-months ended March 31, 2008 and 2007 included in this Prospectus and the registration statement to which this Prospectus is made a part have been audited by Dale Matheson Carr-Hilton Labonte LLP, independent registered public accounting firms, to the extent and for the periods set forth in their report elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

FINANCIAL STATEMENTS

MOBIVENTURES, INC.

(A CORPORATION IN THE DEVELOPMENTAL STAGE)

INDEX TO FINANCIAL STATEMENTS

Consolidated Balance Sheets as of March 31, 2008 and September 30, 2007	F-1

Unaudited Consolidated Statements of Operations for the Three Months and Six Months Ended March 31, 2008 and 2007 and the period from inception (August 21, 2003) through March 31, 2008	F-2

Unaudited Consolidated Statements of Cash Flows for the Six Months Ended March 31, 2008 and 2007 and the period from inception (August 21, 2003) through March 31, 2008	F-3

Notes to Consolidated Financial Statements	F-4

Consolidated Balance Sheets as of September 30, 2007 and 2006	F-23

Consolidated Statements of Operations for the Years Ended September 30, 2007 and 2006 and the period from inception (August 21, 2003) through September 30, 2007	F-26

Consolidated Statements of Cash Flows for the Years Ended September 30, 2007 and 2006 and the period from inception (August 21, 2003) through September 30, 2007	F-27

Notes to Consolidated Financial Statements	F-28

F-i

MobiVentures Inc.
Formerly Mobilemail (US) Inc.
(A Development Stage Company)
Consolidated Balance Sheets

	March 31,	September 30,
	2008 (Unaudited)	2007 (Audited)
ASSETS
Current
Cash	$25,954	$27,123
Restricted cash (Note 5)	2,000,000	-
Accounts receivable	84,694	57,294
Taxes receivable	23,145	10,071
Prepaid expense	22,266	60,175
	2,156,059	154,663

Investments (Note 2)	4,555,000	-
Goodwill (Note 2)	1,127,754	-
Property and equipment	2,941	-
	$7,841,754	$154,663

LIABILITIES
Current
Accounts payable	$724,003	$364,910
Accrued liabilities	412,970	131,791
Obligation to issue shares – current portion (Note 2)	2,521,000	199,609
Due to related parties (Note 3)	601,538	544,152
Loan payable – current portion	8,192	-
Promissory notes – current portion (Note 4)	1,000,000	-
	5,267,703	1,240,462
Loan payable	25,507	-
Obligation to issue shares (Note 2)	200,000	-
Deferred income tax (Note 2)	1,152,488
Promissory notes (Note 4)	500,000	-
Convertible debenture (Note 5)	2,000,000	-
	9,145,698	1,240,462
STOCKHOLDERS’ DEFICIENCY
Capital Stock
Common stock (Note 6)
Authorized: 300,000,000 shares with $0.001 par value
Issued : 48,025,021 (September 30, 2007 - 37,621,402)	48,026	37,622
Additional paid-in capital	3,954,612	3,307,495
Share subscription received (Note 10 f)	155,042	-
Preferred stock
Authorized: 5,000,000 shares with $0.001 par value
Issued: Nil	-	-
Accumulated comprehensive loss	(45,583)	(31,670)
Deficit - Accumulated during the development stage	(5,416,041)	(4,399,246)
	(1,303,944)	(1,085,799)
	$7,841,754	$154,663
Contingency (Note 1)
Commitments (Notes 2, 4, 5 and 9)
Subsequent Events (Note 10)

See Accompanying Notes

MobiVentures Inc.
Formerly Mobilemail (US) Inc.
(A Development Stage Company)
Consolidated Statements of Operations
(Unaudited)

					Cumulative
					From
					Incorporation
	For the Three	For the Three	For the Six	For the Six	August 21,
	Months Ended	Months Ended	Months Ended	Months Ended	2003 to
	March 31,	March 31,	March 31,	March 31,	March 31,
	2008	2007	2008	2007	2008

Sales	$30,160	$27,810	$86,442	$31,291	$189,434

Cost of Sales	(7,462)	(3,062)	(18,465)	(3,062)	(43,466)

Gross Profit	22,698	24,748	67,977	28,229	145,968

General and Administrative Expenses
Accounting and auditing	31,090	32,009	81,397	61,688	450,377
Bad debt	-	-	-	-	6,712
Bank charges	1,540	307	2,288	808	4,371
Depreciation	-	193	-	368	2,124
Filing fees	1,700	1,539	2,963	2,207	20,838
Financing fees	368,630	-	368,630	-	368,630
Intellectual property	-	-	-	-	2,500,000
Investor relations	11,845	22,880	17,215	27,574	77,582
Legal	28,233	29,930	41,481	35,329	163,727
Management and consulting (Note 3)	261,256	142,460	476,665	239,902	1,391,299
Office and information technology	3,005	4,111	4,894	4,836	32,077
Rent (Note 3)	-	2,931	-	5,805	34,621
Research and development costs (Note 3)	269	32,594	10,583	32,594	92,559
Salaries and wages	-	52	-	5,165	126,804
Sales and marketing (Note 3)	19,487	22,151	25,725	22,151	90,311
Shareholder information	-	1,490	-	1,490	5,581
Transfer agent fees	1,035	1,260	1,060	1,420	3,723
Travel and promotion	231	2,075	3,467	2,075	36,665

Total General and Administrative Expenses	728,321	295,982	1,036,368	443,412	5,408,001

Loss from Operations	(705,623)	(271,234)	(968,391)	(415,183)	(5,262,033)

Other Income (Expense)
Foreign exchange loss	(8,786)	(1,576)	(13,631)	(2,656)	(36,962)
Gain on settlement of debt	-	-	-	5,109	6,250
Interest expense	(35,615)	(581)	(34,773)	(1,177)	(33,472)
Write-down of goodwill	-	(77,953)	-	(77,953)	(77,953)

Net Loss	$(750,024)	$(351,344)	$(1,016,795)	$(491,860)	$(5,416,041)

Weighted Average Shares Outstanding – basic and diluted	48,025,021	34,113,606	45,362,458	31,438,658

Loss per Share – Basic and Diluted	$(0.01)	$(0.01)	$(0.02)	$(0.02)

Comprehensive Loss
Net loss	$(750,024)	$(351,344)	$(1,016,795)	$(491,860)	$(5,416,041)
Foreign currency translation adjustment	(10,892)	(3,145)	(13,913)	(6,898)	(45,583)
Total Comprehensive Loss for the Period	$(760,916)	$(354,489)	$(1,030,708)	$(498,758)	$(5,461,624)

See Accompanying Notes

MobiVentures Inc.
Formerly Mobilemail (US) Inc.
(A Development Stage Company)
Consolidated Statements of Cash Flows
US Funds
(Unaudited)

			Cumulative
			from
			Incorporation
	For the Six	For the Six	August 21,
	Months Ended	Months Ended	2003 to
	March 31,	March 31,	March 31,
	2008	2007	2008
Operating
Net Loss	$(1,016,795)	$(491,860)	$(5,416,041)
Items not involving cash:
Depreciation	-	368	2,124
Fair value of options for consulting services	-	-	79,158
Fair value of warrants for consulting services	85,506	-	191,868
Fair value of warrants to related party for settlement of debt	119,610	-	119,610
Forgiveness of interest	-	-	(6,250)
Interest on loan payable	-	-	6,250
Interest on promissory notes	-	-	1,508
Shares for consulting services	-	-	87,629
Shares for intellectual property	-	-	2,500,000
Write-down of goodwill	-	77,953	77,953
Accrued interest	33,472	(3,922)	33,472
Changes in non-cash working capital items:
Accounts receivable	(3,100)	(33,492)	(31,100)
Taxes receivable	(32,598)	(320)	(42,669)
Prepaid expense	37,909	79,805	207,440
Accounts payable	243,170	108,024	573,803
Accrued liabilities	106,548	(78,123)	106,348
Due to related parties	266,687	196,998	764,035
	(159,591)	(144,569)	(744,862)

Investing
Acquisition of property and equipment	-	-	(2,124)
Cash acquired on purchase of Maxtor Holdings Inc.	-	-	118,365
Cash acquired on purchase of OY Tracebit AB	-	5,225	5,225
Restricted cash	(2,000,000)	-	(2,000,000)
Bank indebtedness assumed on purchase of Move2Mobile	(26,202)	-	(26,202)
	(2,026,202)	5,225	(1,904,736)

Financing
Advances from an unrelated party	-	25,589	-
Due to Maxtor Holdings Inc.	-	-	19,105
Convertible promissory notes	-	-	100,000
Loan from related party	-	-	111,867
Loan payable	-	-	25,000
Proceeds from convertible debenture	2,000,000		2,000,000
Subscriptions received	154,542	500	283,237
Share issuances for cash	43,995	124,538	181,926
	2,198,537	150,627	2,721,135
Effect of exchange rate changes on cash	(13,913)	(6,927)	(45,583)

Net Increase (Decrease) in Cash	(1,169)	4,356	25,954
Cash – Beginning	27,123	23	-
Cash – Ending	$25,954	$4,379	$25,954
Supplemental cash flow information (Note 8)

See Accompanying Notes

MobiVentures Inc.
(Formerly Mobilemail (US) Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
March 31, 2008
(Unaudited)

1. Basis of presentation

Going Concern and Liquidity Considerations

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. At March 31, 2008, the Company has working capital deficiency of $3,111,644, an accumulated deficit of $5,416,041 and has incurred an accumulated operating cash flow deficit of $744,862 since incorporation. The Company intends to fund operations through sales and equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the following year. Thereafter, the Company will be required to seek additional funds, either through sales and/or equity financing, to finance its long-term operations. The successful outcome of future activities cannot be determined at this time, and there is no assurance that, if achieved, the Company will have sufficient funds to execute its intended business plan or generate positive operating results. In response to these conditions, management intends to raise additional funds through future private placement offerings. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Unaudited Interim Consolidated Financial Statements

The accompanying unaudited interim consolidated financial statements have been prepared in accordance with generally accepted accounting principals for interim financial information and with the instructions to Form 10-Q. They do not include all information and footnotes required by United States generally accepted accounting principles for complete financial statements. However, except as disclosed herein, there have been no material changes in the information disclosed in the notes to the consolidated financial statements for the year ended September 30, 2007 included in the Company’s report on Form 10KSB filed with the Securities and Exchange Commission. The interim unaudited consolidated financial statements should be read in conjunction with those consolidated financial statements included in the Form 10KSB. In the opinion of management, all adjustments considered necessary for a fair presentation, consisting solely of normal recurring adjustments, have been made. Operating results for the six months ended March 31, 2008 are not necessarily indicative of the results that may be expected for the year ending September 30, 2008.

MobiVentures Inc.
(Formerly Mobilemail (US) Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
March 31, 2008
(Unaudited)

2. Acquisition

On March 14, 2008, the Company entered into an equity share purchase agreement with the shareholders of Move2Mobile Limited (“M2M”) to purchase 100% of the share capital of M2M comprising of 16,809 Ordinary Shares, with a par value of £0.01 per share, in consideration for a purchase price of $4,200,000. Payment of the $4,200,000 is to be satisfied by the issuance of $1,500,000 in promissory notes and $2,700,000 shares of Common Stock to the shareholders of M2M on a prorata basis (Note 10d). Additional payment and working capital may be payable by the Company to M2M depending upon the performance of M2M for the years ended 31st October 2008 and 2009. The details are as follows:

Issuance of the Company’s Shares	Value	Shares
March 31, 2008	$2,000,000	20,000,000
March 31, 2009	500,000	To be determined
March 31, 2010	200,000	To be determined

Issuance of Promissory Notes	Value
October 31, 2008	$500,000
March 31, 2009	500,000
March 31, 2010	500,000

Profit	Equity
2008 >$100,000	1 share per $1
2009 >$300,000	1 share per $1

The purchase price was allocated to M2M’s assets acquired and liabilities assumed based upon their respective fair values at the date of acquisition. The remaining unallocated acquisition cost resulted in excess of assets over liabilities and was allocated to the investments. The allocation took into consideration intangible assets and pre-acquisition contingencies acquired at closing. Estimated direct transaction costs of $121,208 were accrued by the Company in relation to investment banking fees, legal, consulting, accounting, regulatory fees and taxes and other miscellaneous direct costs associated with the acquisition. In addition, a stamp duty of $21,000 was accrued based on the purchase price. Investments of $ 4,555,000 are valued using an average of a discounted cash flow method and an equity valuation method which is assumed to represent the fair value of the investments. The amount attributed to investments is based on an independent third party valuation.

MobiVentures Inc.
(Formerly Mobilemail (US) Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
March 31, 2008
(Unaudited)

2. Acquisition - Continued

Total consideration was allocated to the following assets and liabilities of M2M:

Assets acquired
Accounts receivable	$24,300
Equipment	2,941
Investments	4,555,000
Goodwill	1,127,754
Total assets acquired	$5,709,995

Liabilities assumed
Bank indebtedness	$26,202
Account payable and accrued liabilities	135,874
VAT payable	19,524
Loan payable	33,699
Deferred income tax	1,152,488
Total liabilities assumed	$1,367,787
Assets acquired over liabilities assumed	$4,342,208

Consideration consists of the following:
Promissory notes (Note 4)	$1,500,000
Costs related to the acquisition	121,208
Share issuance in connection with the acquisition	2,721,000
Total	$4,342,208

M2M is a UK-based consulting business that specializes in assisting businesses and entrepreneurs to develop wireless applications for their existing or proposed business applications. M2M provides management services, including product management, financial, commercial and other support to selected start-up and early stage ventures in the wireless and mobile space industry.

MobiVentures Inc.
(Formerly Mobilemail (US) Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
March 31, 2008
(Unaudited)

3. Related Party Balances and Transactions

a)
Amounts due to related parties at March 31, 2008 of $601,538 (September 30, 2007 - $544,152) are unsecured, non-interest bearing and due on demand and are payable to directors, officers or companies with directors or officers in common with the Company.

b)
On August 10, 2007, the Company allotted 68,516 common shares to two directors of the Company for consulting services with a fair value of $15,914. In addition the Company agreed to grant 71,369 stock options with a fair value of $14,492. Each stock option entitles the holder to purchase a common share of the Company at an average price of $0.46 per common share expiring August 10, 2012. The shares were issued and the options were granted on December 4, 2007. The fair value of the shares and stock options were recorded during the year ending September 30, 2007. (Note 6c).

c)
On November 5, 2007, the Company issued 1,915,000 warrants to a director of the Company, pursuant to a debt conversion agreement in repayment and settlement of a total of $40,215 of the Company’s indebtedness to the director (Note 7). The fair value associated with the debt settlement is estimated to be $71,983. Each warrant entitles the holder to purchase one common share of the Company at a price of $0.021 per common share until November 5, 2012.

d)
On November 9, 2007, the Company issued 8,051,714 common shares at $0.021 per share to directors of the Company, pursuant to debt conversion agreements in repayment and settlement of a total of $169,086 of the Company’s indebtedness to the directors (Note 6a).

e)
On December 4, 2007, the Company issued Common Stock to a director, consisting of 50,412 units at $0.20 per unit in relation with a private placement of $10,082 made by the director. Each unit consists of one common share of the Company and one share purchase warrant. Each share purchase warrant entitles the holder to purchase an additional common share of the Company at a price of $0.40 per common share expiring December 4, 2008 (Note 6f).

f)
On December 4, 2007, the Company issued Common Stock to a company with a director in common, consisting of 25,000 units at $0.20 per unit in relation with a private placement of $5,000 made by the director. Each unit consists of one common share of the Company and one share purchase warrant. Each share purchase warrant entitles the holder to purchase an additional common share of the Company at a price of $0.40 per common share expiring December 4, 2008 (Note 6g).

g)	During the six months ended March 31, 2008, the Company paid or accrued the following fees:

i)	$421,547 (March 31, 2007 - $58,527) for consulting fees, research and development, sales and marketing and salaries paid to directors and officers of the Company;

ii)	$Nil (March 31, 2007 - $5,805) for rent to a company with directors in common with a corporate shareholder of the Company;

MobiVentures Inc.
(Formerly Mobilemail (US) Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
March 31, 2008
(Unaudited)

4. Promissory Notes

As a result of the acquisition of M2M (Note 2), the Company issued $1,500,000 (GBP 750,000) of promissory notes payable. The notes are repayable in three tranches, as follows:

Promissory notes payable – current portion

Tranche 1

There are a total of nine promissory notes totalling $500,000 (GBP 250,000) in Tranche 1. An amount of $386,489 is owing to two related parties. Each note is due and payable on or before October 31, 2008.

Tranche 2

There are a total of nine promissory notes totalling $500,000 (GBP 250,000) in Tranche 2. An amount of $386,489 is owing to two related parties. Each note is due and payable on or before March 31, 2009.

Promissory notes payable

Tranche 3

There are a total of nine promissory notes totalling $500,000 (GBP 250,000) in Tranche 3. An amount of $386,489 is owing to two related parties. Each note is due and payable on or before March 31, 2010.

5. Convertible Debenture

On March 31, 2008, the Company entered into a securities purchase agreement with Trafalgar Capital Specialized Investment Fund, Luxembourg (“Trafalgar”) for a $2,000,000 secured convertible redeemable debenture. The proceeds of the issuance of the convertible redeemable debenture will be used by the Company to acquire Pure Promoter (Note 10b).

The convertible redeemable debenture is secured by a pledge by the Company of all of its assets, including its shares of its subsidiaries, and $6,000,000 worth of shares of Common Stock (Note 10g). The debenture will bear interest at the rate of 10% per annum, compounded monthly and will be repayable in full on March 31, 2010; the first two interest payments ($33,472) will be deducted at closing (outstanding). The Company will repay the principal amount of the debenture in equal monthly installments of principle plus interest and a 15% redemption premium.

Additionally, the Company has agreed to pay the following to Trafalgar:

(i) a structuring fee of $17,500, of which $12,500 remains outstanding;

(ii) a due diligence fee of $10,000, of which $5,000 remains outstanding;

(iii) a fee equal to 2% of the principal amount of the debenture;

(iv) a commitment fee equal to 6% of the principal amount of the debenture; and

(v) a loan commitment fee equal to 2% of the principal amount of the debenture.

MobiVentures Inc.
(Formerly Mobilemail (US) Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
March 31, 2008
(Unaudited)

5. Convertible Debenture - continued

The Company must reserve for issuance a total of 68,571,429 shares of Common Stock for issue as the Conversion Shares up on conversion of the debenture by Trafalgar in accordance with the terms of the agreement.

The Company must also pay 7% of the debenture amount in cash and issue warrants to purchase up to 1,250,000 shares of the Company at an exercise price of $0.04 per share related to finders’ fees.

6. Capital Stock

The Company’s authorized shares consist of 300,000,000 common shares with a par value of $0.001 and 5,000,000 preferred shares with a par value of $0.001.

a)
On November 9, 2007, the Company issued 8,051,714 common shares at $0.021 per share to four directors of the Company, pursuant to debt conversion agreements in repayment and settlement of a total of $169,086 of the Company’s indebtedness to the directors (Note 3d).

b)
On December 4, 2007, the Company issued 150,000 common shares for consulting services with a fair value of $30,000, to an unrelated party pursuant to a consulting agreement dated August 9, 2007(Note 9h).

c)	On December 4, 2007, the Company issued 68,516 common shares for consulting services with a fair value of $15,914 (Note 3b).

d)	On December 4, 2007, the Company issued 125,000 common shares for the full settlement of a $25,000 loan advanced to the Company.

e)
On December 4, 2007, the Company issued 565,565 units for a private placement at $0.20 per unit for proceeds of $113,113 (received in fiscal 2007). Each unit consists of one common share of the Company and one share purchase warrant. Each share purchase warrant entitles the holder to purchase an additional common share of the Company at a price of $0.40 per common share expiring December 4, 2008.

f)
On December 4, 2007, the Company issued Common Stock to a director, consisting of 50,412 units at $0.20 per unit in relation with a private placement of $10,082 made by the director. Each unit consists of one common share of the Company and one share purchase warrant. Each share purchase warrant entitles the holder to purchase an additional common share of the Company at a price of $0.40 per common share expiring December 4, 2008 (Note 3e).

g)
On December 4, 2007, the Company issued Common Stock to a company with a director in common, consisting of 25,000 units at $0.20 per unit in relation with a private placement of $5,000 made by the director. Each unit consists of one common share of the Company and one share purchase warrant. Each share purchase warrant entitles the holder to purchase an additional common share of the Company at a price of $0.40 per common share expiring December 4, 2008 (Note 3f).

h)	On December 13, 2007, the Company issued 1,367,412 common shares for gross proceeds of $43,995 (Note 9g).

MobiVentures Inc.
(Formerly Mobilemail (US) Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
March 31, 2008
(Unaudited)

7. Stock Options and Warrants

Stock Options

During the 2007 fiscal year, the Company agreed to grant 29,423 stock options to a director of the Company with a fair value of $5,568. Each stock option entitles the holder to purchase a common share of the Company at a price of $0.54 per common share expiring between April 9 to July 9, 2012. These options were granted on December 4, 2007. The fair value of the stock options was recognized during the year ending September 30, 2007.

During the 2007 fiscal year, the Company agreed to grant 41,946 stock options to a director of the Company with a fair value of $8,924. Each stock option entitles the holder to purchase a common share of the Company at a price of $0.38 per common share expiring between April 14 to July 14, 2012. These options were granted on December 4, 2007. The fair value of the stock options was recognized during the year ending September 30, 2007.

There were 71,369 stock options outstanding as at March 31, 2008 (March 31, 2007- Nil).

Warrants

On November 5, 2007, the Company issued 1,915,000 warrants to a director of the Company, pursuant to a debt conversion agreement in repayment and settlement of a total of $40,215 of the Company’s indebtedness to the director. The fair value associated with the debt settlement is estimated to be $71,983. Each warrant entitles the holder to purchase one common share of the Company at a price of $0.021 per common share until November 5, 2012 (note 3c).

On December 4, 2007, the Company issued 565,565, units for a private placement at $0.20 per unit. Each unit consists of one common share of the Company and one share purchase warrant. Each share purchase warrant entitles the holder to purchase an additional common share of the Company at a price of $0.40 per common share expiring December 4, 2008 (Note 6e). The fair value of the warrants is estimated to be $4,932; this estimate has not been recorded as a separate component of shareholders’ equity.

On December 4, 2007, the Company issued Common Stock to a director, consisting of 50,412 units at $0.20 per unit in relation with a private placement of $10,082 made by the director. Each unit consists of one common share of the Company and one share purchase warrant. Each share purchase warrant entitles the holder to purchase an additional common share of the Company at a price of $0.40 per common share expiring December 4, 2008 (Notes 3e & 6f). The fair value of the warrants is estimated to be $440; this estimate has not been recorded as a separate component of shareholders’ equity.

On December 4, 2007, the Company issued Common Stock to a company with a director in common, consisting of 25,000 units at $0.20 per unit in relation with a private placement of $5,000 made by the director. Each unit consists of one common share of the Company and one share purchase warrant. Each share purchase warrant entitles the holder to purchase an additional common share of the Company at a price of $0.40 per common share expiring December 4, 2008 (Notes 3f & 6g). The fair value of the warrants is estimated to be $218; this estimate has not been recorded as a separate component of shareholders’ equity.

MobiVentures Inc.
(Formerly Mobilemail (US) Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
March 31, 2008
(Unaudited)

7. Stock Options and Warrants - Continued

Warrants – Continued

On February 21, 2008, the Company issued a total of 1,428,571 warrants to one investor pursuant to a debt conversion agreement entered into between the Company and the investor in repayment and settlement of a total of $30,000 indebted to the investor. The warrants are exercisable at a conversion price of $0.021 per share for a period of five years.

On March 14, 2008, the Company amended the terms of warrants that were originally issued on August 21, 2007. The exercise price was reduced from $0.40 per share to $0.04 per share and the expiry date was extended from August 21, 2008 to December 17, 2008. The fair value of the warrants was increased by $129 as a result of the amendment.

On March 14, 2008, the Company issued a total of 344,151 share purchase warrants to two unrelated parties. These finders’ warrants were issued pursuant to the private placement that closed on April 10, 2008 (Note 10f). Each warrant entitles the investor to purchase one share of Common Stock of the Company at an exercise price of $0.04 per share for 1 year.

On March 31, 2008, the Company issued a total of 300,000 share purchase warrants with a fair value of $23,781 to a non-executive director of the Company, pursuant to a consulting agreement dated March 31, 2008. Each warrant entitles the investor to purchase one share of Common Stock of the Company at an exercise price of $0.10 per share for five years. Of the 300,000 warrants, 200,000 warrants will be fully vested and the remaining 100,000 warrants will vest upon satisfaction of certain performance criteria by the investor pursuant to the consultant agreement (Note 9o).

On March 31, 2008, the Company issued a total of 300,000 share purchase warrants with a fair value of $23,846 to a former director of the Company. Each warrant entitles the investor to purchase one share of Common Stock of the Company at an exercise price of $0.05 per share for five years (Note 9 n).

On March 31, 2008, the Company amended the terms of warrants that were originally issued on June 28, 2007. The exercise price was reduced from $0.10 per share to $0.05 per share. There was no adjustment made to the fair value of the warrants as a result of the amendment.

MobiVentures Inc.
(Formerly Mobilemail (US) Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
March 31, 2008
(Unaudited)

8. Supplemental Cash Flow Information

The following is a schedule of non-cash investing and financing transactions:

			Cumulative
			From
			Incorporation
	For the Six	For the Six	August 21,
	Months Ended	Months Ended	2003 to
	March 31,	March 31,	March 31,
	2008	2007	2008
Shares for consulting services	$45,914	$-	$133,543
Fair value of warrants issued for settlement of debt	$119,610	$-	$119,610
Fair value of warrants issued for settlement of debt to related party	$40,215	$-	$40,215
Fair value of warrants issued for settlement of debt to non-related party	$85,506	$-	$85,506
Shares issued for settlement of debt to related party	$169,086	$-	$169,086
Shares issued for settlement of debt to non-related party	$25,000	$-	25,000
Shares issued for subscriptions received in advance	$128,195	$-	$128,195
Cash paid for:
Income taxes	$-	$-	$-
Interest	$-	$-	$482

9. Commitments

a)
By agreement dated January 31, 2007, the Company entered into an Employment Agreement with an officer of one of the Company’s subsidiaries. The monthly payment for technical services is $5,892 (EUR 4,000). The Company will also reimburse the officer for expenses incurred in connection with the employment agreement. For the six months ending March 31, 2008, $80,498 (EUR 54,649) was paid or accrued as salaries owed to this officer. Either party may terminate this agreement with one month’s advance written notice.

b)
By agreement dated February 1, 2007, the Company entered into a one-year Consulting Agreement with an officer of the Company. In consideration for the consulting services, the Company will pay a fee of $147 (EUR 100) per hour and may grant incentive stock options to purchase shares of the Company. In addition, the Company will reimburse expenses incurred in connection with the provision of the consulting services to the Company.

MobiVentures Inc.
(Formerly Mobilemail (US) Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
March 31, 2008
(Unaudited)

9. Commitments - Continued

b) – Continued

On September 3, 2007, an amendment was completed to change the terms and conditions of the agreement. In consideration the Company has agreed to i) pay a fee for consulting service of $9,022 (EUR 6,125) per month; ii) grant 600,000 share purchase warrants at an exercise price of $0.05 per share which will vest immediately; and iii) the Consultant shall receive a cash bonus of 100% of his current base consultant fee secured upon achievement of the Company’s annual objectives. In addition, the Company has agreed to reimburse the director for reasonable pre-approved travel and telephone expenses. For the six months ending March 31, 2008, $57,079 (EUR 38,750) was paid or accrued in relation to this agreement. The term of the agreement is for 12 months and may be extended upon the mutual understanding of the parties. Either party may terminate this agreement with 30 days prior written notice.

c)
By agreement dated February 6, 2007, the Company entered into a one-year Consulting Agreement with an officer of the Company. In consideration for the consulting services, the Company will pay a fee of $74 (EUR 50) per hour and may grant incentive stock options to purchase shares of the Company. In addition, the Company will reimburse expenses incurred in connection with the provision of the consulting services to the Company.

On September 3, 2007, an amendment was completed to change the terms and conditions of the agreement. In consideration the Company has agreed to i) pay a fee for consulting service of $8,384 (GBP 4,167) per month; ii) grant 600,000 share purchase warrants at an exercise price of $0.05 per share which will vest immediately; and iii) the Consultant shall receive a cash bonus of 100% of his current base consultant fee secured upon achievement of the Company’s annual objectives. In addition, the Company has agreed to reimburse the director for reasonable pre-approved travel and telephone expenses.

On November 1, 2007, an amendment was completed to change to the terms and conditions of a consulting agreement entered into on September 3, 2007. In consideration the Company has agreed to pay a fee for consulting service of $2,000 per month. For the six months ending March 31, 2008, $18,384 was paid or accrued in relation to this agreement. The term of the agreement is for 12 months and may be extended upon the mutual understanding of the parties. Either party may terminate this agreement with 30 days prior written notice.

MobiVentures Inc.
(Formerly Mobilemail (US) Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
March 31, 2008
(Unaudited)

9.  Commitments - Continued

d)
By agreement dated March 9, 2007, the Company entered into a one-year Consulting Agreement with a director of the Company. In consideration the Company has agreed to i) pay a fee for the consulting services of $2,012 (GBP 1,000) per month, (ii) issue as a success fee, that number of shares of Common Stock representing 2% of the acquisition cost of any company acquired or a partial acquisition or strategic investment made by the Company through the efforts of the director, (iii) issue the equivalent value of GBP 1,000 per month in shares of Common Stock payable each four months from the effective date of the agreement based on the average closing price of the Company’s shares during such four month period (31,564 shares were issued on December 4, 2007 (Note 3b)), (iv) grant options to purchase up to GBP 2,000 of shares of Common Stock per month payable each four months from the effective date of the agreement, valued at a price no less than 85% of the fair market value of such shares on the effective date of the agreement and exercisable for a term of five years from the date of grant (29,423 stock options granted during the year ended September 30, 2007), and (v) pay a success fee of 5% of the gross revenue received by the Company from new content sourcing and distribution agreements with third party companies secured through the efforts of the director as at March 31, 2008, such fee to be paid 40% in cash and 60% in shares of the Company, this fee being payable on an annual basis for all future revenues generated. In addition, the Company has agreed to reimburse the director for reasonable pre-approved travel and telephone expenses.

On September 3, 2007, an amendment was completed to change to the terms and conditions of the agreement. In consideration the Company has agreed to i) pay a fee for consulting service of $8,384 (GBP 4,167) per month; ii) grant 600,000 share purchase warrants at an exercise price of $0.05 per share which will vest immediately; and iii) the Consultant shall receive a cash bonus of 100% of his current base consultant fee secured upon achievement of the Company’s annual objectives. In addition, the Company has agreed to reimburse the director for reasonable pre-approved travel and telephone expenses. For the six months ending March 31, 2008, $52,846 (GBP 26,267) was paid or accrued in relation to this agreement. The term of the agreement is for 12 months and may be extended upon the mutual understanding of the parties. Either party may terminate this agreement with 30 days prior written notice.

e)
By agreement dated March 14, 2007, the Company entered into a one-year Consulting Agreement with a director of the Company. In consideration the Company has agreed to i) pay a fee for the consulting services of $2,012 (GBP 1,000) per month, (ii) issue as a success fee, that number of shares of Common Stock representing 2% of the acquisition cost of any company acquired or a partial acquisition or strategic investment made by the Company through the efforts of the director, (iii) issue the equivalent value of GBP 1,000 per month in shares of Common Stock payable each four months from the effective date of the agreement based on the average closing price of the Company’s shares during such four month period (36,952 shares were issued on December 4, 2007 (Note 3b)), (iv) grant options to purchase up to GBP 2,000 of shares of Common Stock per month payable each four months from the effective date of the agreement, valued at a price no less than 85% of the fair market value of such shares on the effective date of the agreement and exercisable for a term of five years from the date of grant (41,946 stock options granted during the year ended September 30, 2007), and (v) pay a success fee of 5% of the gross revenue received by the Company from new content sourcing and distribution agreements with third party companies secured through the efforts of the director as at March 31, 2008, such fee to be paid 40% in cash and 60% in shares of the Company, this fee being payable on an annual basis for all future revenues generated.

MobiVentures Inc.
(Formerly Mobilemail (US) Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
March 31, 2008
(Unaudited)

9.  Commitments - continued

e) – continued

In addition, the Company has agreed to reimburse the director for reasonable pre-approved travel and telephone expenses. For the six months ending March 31, 2008, $2,684 was paid or accrued in relation to this agreement. The term of the agreement is for 12 months and may be extended upon the mutual understanding of the parties. Either party may terminate this agreement with 30 days prior written notice. On March 31, 2008, the director had resigned.

f)
By agreement dated June 28, 2007, the Company entered into a one-year Consulting Agreement with a director of the Company. In consideration the Company has agreed to i) pay a fee for the consulting services of $2,000 per month, (ii) issue as a success fee, that number of shares of Common Stock representing 2.5% of the acquisition cost of any company acquired or a partial acquisition or strategic investment made by the Company through the efforts of the director, (iii) grant 300,000 share purchase warrants at an exercise price of $0.10 per share with 210,000 warrants which will vest immediately and 90,000 warrants vested upon satisfaction of certain performance criteria. In addition, the Company has agreed to reimburse the director for reasonable pre-approved travel and telephone expenses. The term of the agreement is for 12 months and may be extended upon the mutual understanding of the parties. Either party may terminate this agreement with 30 days prior written notice.

On November 1, 2007, an amendment was completed to change to the terms and conditions of a consulting agreement entered into on June 28, 2007. In consideration the Company has agreed to i) pay a fee for consulting service of $2,000 per month ii) grant 300,000 share purchase warrants at an exercise price of $0.05 per share all warrants which 210,000 will vest September 3, 2008 and 90,000 will not vest until such time the performance criteria has been met iii) The consultant shall receive a cash bonus of 100% of his current base consultant fee secured upon achievement of the Company’s annual objectives. In addition, the Company has agreed to reimburse the director for reasonable pre-approved travel and telephone expenses. For the six months ending March 31, 2008, $12,000 was accrued in relation to this agreement.

The term of the agreement is for 12 months and may be extended upon the mutual understanding of the parties. Either party may terminate this agreement with 30 days prior written notice. The consulting agreement supersedes the previous consultant agreement.

g)
On July 17, 2007, the Company entered into a letter of intent with Froggie S.L. (“Froggie”), Norris Marketing S.L. (“Norris”), and Tom Horsey. Froggie is a provider of mobile telephone marketing systems with operations in Argentina and Spain. Norris is a company incorporated in the BVI which provides SMS and bulk SMS solutions into Spain. Tom Horsey is the principal shareholder of Froggie and Norris.

On October 31, 2007, the Company entered into a partnership agreement with Froggie. The partnership agreement contemplates the creation of a business to be operated in partnership between the Company and Froggie to which the net income derived from the business will be split equally between the Company and Froggie. In addition, Froggie will be issued shares in the Company in exchange for a maximum of EUR 120,000. On December 13, 2007, the Company issued 1,367,412 common shares to Froggie for the first tranche of financing of $43,995 (EUR 30,000) (Note 6h). As of May 15, 2008, the agreement has not closed, however, the Company and Froggie are continuing to negotiate the proposed acquisition.

MobiVentures Inc.
(Formerly Mobilemail (US) Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
March 31, 2008
(Unaudited)

9.  Commitments - continued

h)
On August 9, 2007, an amendment was completed to extend the term of the Consulting Agreement entered into August 14, 2006 with an unrelated party. The payment for consulting services on execution of this amended contract was $5,000. Payment terms for a remaining balance of $61,000 which includes an additional $10,000 in consulting services and the $51,000 previously invoiced in monthly payments of $3,000 for twelve consecutive months beginning September 1, 2007 and the remaining $25,000 is payable on or before August 15, 2008.

In addition, the Company will issue 150,000 shares Common Stock within 20 business days from September 1, 2007. On December 4, 2007, the Company issued 150,000 common shares (Note 6b).

The agreement will continue on a month-to-month basis, unless either party provides at least 10 business days written notice of non-renewal. The balance of $55,000 was paid subsequent to the period ended in a debt settlement agreement and $3,050 remains unpaid of that balance (Note 10c).

i)
By agreement on December 1, 2007, the Company entered into a one-year agreement for investor relation services with an unrelated party. The monthly payment for investor relations services are $3,500 for 10 consecutive months beginning February 1, 2008 and $7,000 on execution of the agreement.

j)
By agreement on January 2, 2008, the Company entered into a six-month a finder’s fee agreement with an unrelated party. In consideration the Company has agreed to pay a monthly fee of $2,000 for 6 consecutive months beginning January 2, 2008 and the Company will issue at the end of the term 5,000 warrants per month priced at the 10 day average closing price at the end of each month. In addition the Company will pay a premium fee based on the following table. For the six month period ending March 31, 2008, $6,000 was paid or accrued in relation to this agreement.

Equity Raised	Cash		Equity
<$500,000	$	Nil	$	Nil
≥$500,000		17,500		17,500
For every $100K above $500,000		2,250		2,250

Acquisitions/Mergers	Cash	Equity
<$2,000,000	$35,000	$15,000
For every $100K above $2,000,000	2,250	2,250

Product Distribution/Placement
Cash - 5% for each product distribution agreement(s) established and products placed within a channel, from 18 months from the launch of the product on each channel.

Equity to be paid in 5 year warrants. Warrant pricing will be at a 15% discount to the 10 day average market price at closing of Common Stock on the date of completion of such acquisition or sale.

MobiVentures Inc.
(Formerly Mobilemail (US) Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
March 31, 2008
(Unaudited)

9.  Commitments - continued

k)
By agreement on February 6, 2008, the Company entered into a three-month consulting agreement with an unrelated party. Under the terms of the agreement, the consultant will be paid $4,024 (GBP 2,000) per month and will receive the equivalent of $3,219 (GBP 1,600) per month of share in Common Stock on each of the three month’s anniversary dates. For the six months ending March 31, 2008, $8,048 (GBP 4,000) was paid or accrued in relation to this agreement.

l)
By agreement on February 15, 2008, the Company entered into a one year finder’s fee agreement with an unrelated party. As consideration, the Company shall pay a commission of 3% of gross proceeds and issue 1,250,000 share purchase warrants exercisable at $0.04 per share for a period of 2 years.

Financing and M/A transactions	Cash	Equity
	3% of the consideration received	1,250,000 warrants at $0.04 for 2 years

m)	By agreement on February 22, 2008, the Company entered into a one year finder’s fee agreement with an unrelated party. In consideration the Company has agreed to pay according to the following table.

Financing and M/A transactions	Cash	Equity
	4% of the consideration received	1.99% of the fully diluted outstanding shares of the Company with anti dilution rights for 1 year

n)
By agreement dated March 31, 2008, the Company entered into a one-year Consulting Agreement with a former director of the Company. The consultant resigned as a member of the board of directors on March 31, 2008. In consideration the Company has agreed to i) pay a one time fee consisting of shares of Common Stock to the value of $87,384 (GBP 40,000), (ii) issue as a success fee, that number of shares of Common Stock representing 2.5% to be paid 50% in cash and 50% in equity, of the acquisition value of any company acquired or any strategic investment made by the Company through the efforts of the consultant, (iii) grant 300,000 share purchase warrants to purchase shares of Common Stock at an exercise price of US$0.05 per share, all of the warrants will vest immediately (Note 7).

In addition, the Company has agreed to reimburse the consultant for reasonable pre-approved travel and telephone expenses. For the six months ending March 31, 2008, $87,384 (GBP 40,000) was paid or accrued in relation to this agreement. The term of the agreement is for 12 months and may be extended upon the mutual understanding of the parties. Either party may terminate this agreement with 30 days prior written notice. Subsequent to March 31, 2008, $87,384 (GBP 40,000) was settled by issuing shares (Note 10e).

MobiVentures Inc.
(Formerly Mobilemail (US) Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
March 31, 2008
(Unaudited)

9.  Commitments - continued

o)
By agreement dated March 31, 2008, the Company entered into a one-year Consulting Agreement with a director of the Company. In consideration the Company has agreed to i) pay a fee for consulting services of $3,000 per month, (ii) issue as a success fee, that number of shares of Common Stock representing 2.5% to be paid 50% in cash and 50% in equity, of the acquisition value of any company acquired or any strategic investment made by the Company through the efforts of the consultant, (iii) grant 300,000 share purchase warrants to purchase shares of Common Stock at an exercise price of US$0.10 per share, 200,000 warrants which will vest immediately and 100,000 warrants vested upon satisfaction of certain performance criteria. (iv) the consultant shall receive a cash bonus of 100% of his annual fee secured upon achievement of the Company’s annual objectives.

In addition, the Company has agreed to reimburse the consultant for reasonable pre-approved travel and telephone expenses. For the six months ending March 31, 2008, $Nil was paid or accrued in relation to this agreement. The term of the agreement is for 12 months and may be extended upon the mutual understanding of the parties. Either party may terminate this agreement with 30 days prior written notice.

10. Subsequent Events

a)
On April 1, 2008, the Company entered into a three-month consulting agreement with an unrelated party. Under the terms of the agreement, the consultant will be paid $6,036 (GBP 3,000) per month and will receive the equivalent of $3,129 (GBP 1,600) per month of share in Common Stock on each of the three month’s anniversary dates.

This agreement was subsequently terminated by mutual agreement.

MobiVentures Inc.
(Formerly Mobilemail (US) Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
March 31, 2008
(Unaudited)

10. Subsequent Events - Continued

b)
On April 4, 2008, the Company entered into a share purchase agreement with the shareholders of Pure Promoter Ltd., (“Pure Promoter”) in connection with our agreement to acquire all of the issued share capital of Pure Promoter. Pure Promoter is a UK company that provides e-mail and SMS marketing solutions in 40 countries.

The aggregate consideration to be paid by the Company for the share capital of Pure Promoter will be comprised of:

(i)	cash consideration payable upon closing in the amount of $2,564,094 (GBP 1,290,000);

(ii)	share consideration payable upon closing in the amount of $3,329,347 (GBP 1,675,000) payable by the issuance of shares of Common Stock on the basis of a share price of $0.10 per share;

(iii)	additional cash consideration in the amount of $1,105,940(GBP 556,400) payable on the six month anniversary of the closing; and

(iv)	earn out consideration payable which will be based on the profit realized by Pure Promoter in the 2009 and 2010 fiscal years.

The maximum consideration payable under the share purchase agreement will, in no circumstances, exceed $7,719,955 (GBP 3,883,922).

This acquisition was completed on April 28, 2008.

Concurrent with the completion of the agreement, on April 15, 2008 the Company issued 33,500,000 shares of common stock as partial consideration for the acquisition of Pure Promoter at $0.10 per share.

As a finders fee, on April 17, 2008, the Company issued 400,000 shares of Common Stock valued at $40,000 (GBP 20,000) to a third party broker and will issue shares of Common Stock worth $234,881 (GBP 118,250) and pay $59,589 (GBP 30,000). These shares were held in escrow until April 28, 2008.

c)
On April 10, 2008, the Company issued a total of 600,000 shares of Common Stock to a consultant pursuant to a debt conversion agreement entered into between the Company and the consultant in repayment and settlement of a total of $55,000 indebted to the consultant (Note 9h).

d)
On April 10, 2008, the Company issued an aggregate of 20,000,000 shares of Common Stock to nine shareholders of M2M pursuant to the terms of an equity share purchase agreement dated March 14, 2008 (Note 2).

e)
On April 10, 2008, the Company issued a total of 873,840 shares of Common Stock to a former director of the Company pursuant to a debt conversion agreement entered into between the Company and the former director in repayment and settlement of an aggregate of $87,384 of our indebted to the former director.

MobiVentures Inc.
(Formerly Mobilemail (US) Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
March 31, 2008
(Unaudited)

10. Subsequent Events - Continued

f)
On April 10, 2008, the Company issued 3,876,042 units for a private placement at $0.04 per unit for proceeds of $155,042 (received). Each unit consists of one common share of the Company and one share purchase warrant. Each share purchase warrants entitles the holder to purchase an additional common share of the Company at a price of $0.40 per common share expiring in one year.

g)	On April 15, 2008, the Company issued 68,571,429 common shares to Trafalgar pursuant to a convertible debenture (Note 5). These are held in escrow as security.

h)	On April 25, 2008, a promissory note was issued to a director of the Company in the amount of $966,164 (EUR 612,000) at a 10% per annum rate payable on or before May 30, 2008.

i)
On April 28, 2008, Pure Promoter entered into a two-year consulting agreement with Stuart Hobbs, a director and principal shareholder of Pure Promoter, under which Mr. Hobbs was retained to provide consulting services to Pure Promoter and the Company. Under the agreement, the Company will pay Mr. Hobbs $8,384 (GBP 4,167) per month and grant warrants to acquire up to 600,000 shares of Common Stock, exercisable at a price of $0.10 per share for a term of five years.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of MobiVentures Inc.
(formerly Mobilemail (US) Inc.)

We have audited the accompanying consolidated balance sheet of MobiVentures Inc. (a development stage company) as of September 30, 2007 and the related consolidated statements of operations, stockholders’ deficiency and cash flows for the year then ended and the period from August 21, 2003 (inception) through September 30, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. The consolidated financial statements as September 30, 2006 and for the period from August 21, 2003 (inception) to September 30, 2006 were audited by other auditors whose report dated November 2, 2006 included an explanatory paragraph regarding the Company’s ability to continue as a going concern. The consolidated financial statements for the period August 21, 2003 (inception) through September 30, 2006 reflect a total loss of $3,035,314 of the related cumulative totals. Our opinion, insofar as it relates to amounts included for such periods, is based solely on the report of such other auditors.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, based on our audit and the report of other auditors, these consolidated financial statements present fairly, in all material respects, the financial position of MobiVentures Inc. as of September 30, 2007 and the results of its operations and its cash flows for the year then ended and the period from August 21, 2003 (inception) through September 30, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated significant revenues since inception, has incurred losses in developing its business, and further losses are anticipated. The Company requires additional funds to meet its obligations and the costs of its operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in this regard are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

“DMCL”
DALE MATHESON CARR-HILTON LABONTE LLP
CHARTERED ACCOUNTANTS
Vancouver, Canada
January 11, 2008

Report of Independent Registered Public Accounting Firm

To the Stockholders of Mobilemail (US) Inc.:

We have audited the accompanying consolidated balance sheets of Mobilemail (US) Inc. (the “Company”) as at September 30, 2006 and 2005 and the related consolidated statements of changes in stockholders’ deficiency, operations and cash flows for each of the years ended September 30, 2006 and 2005 and the period from incorporation (August 21, 2003) to September 30, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial positions of the Company as at September 30, 2006 and 2005, and the results of its operations and its cash flows for each of the years ended September 30, 2006 and 2005 and the period from incorporation (August 21, 2003) to September 30, 2006, in conformity with United States generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is dependent upon financing to continue operations, had suffered recurring losses from operations and has total liabilities that exceed total assets. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
“STALEY, OKADA & PARTNERS “
Vancouver, B.C., Canada	STALEY, OKADA & PARTNERS
November 2, 2006, except as to Note 14b which is as at	CHARTERED ACCOUNTANTS
December 28, 2006

MobiVentures Inc.
Formerly Mobilemail (US) Inc.	Statement 1
(A Development Stage Company)
Consolidated Balance Sheets
US Funds

	September 30,	September 30,
ASSETS	2007	2006
Current
Cash	$27,123	$23
Accounts receivable	57,294	5,618
VAT receivable	10,071	2,392
Prepaid expense	60,175	164,187
	154,663	172,220

Equipment (Note 4)	-	685
	$154,663	$172,905

LIABILITIES
Current
Accounts payable	$364,910	$62,364
Accrued liabilities	131,791	44,049
Accrued interest	-	4,679
Obligation to issue shares (Note 9, 10 & 16)	199,609	-
Due to related parties (Note 9)	544,152	66,377
	1,240,462	177,469

Convertible Promissory Notes Payable (Note 7)	-	100,000
	1,240,462	277,469

STOCKHOLDERS’ DEFICIENCY
Capital Stock
Common Stock (Note 10)
Authorized: 300,000,000 shares with $0.001 par value
Issued : 37,621,402 (September 30, 2006 - 28,498,600)	37,622	28,499
Additional paid-in capital	3,307,495	2,906,559
Preferred Stock
Authorized: 5,000,000 shares with $0.001 par value
Issued: Nil	-	-
Accumulated Comprehensive Loss	(31,670)	(4,308)
Deficit - Accumulated during the development stage	(4,399,246)	(3,035,314)
	(1,085,799)	(104,564)
	$154,663	$172,905
Contingency (Note 1)
Commitments (Note 15)
Subsequent Events (Note 16)

- See Accompanying Notes –

MobiVentures Inc.	Statement 2a
Formerly Mobilemail (US) Inc.
(A Development Stage Company)
Consolidated Statement of Changes in Stockholders’ Deficiency
US Funds

				Deficit
				Accumulated
			Additional	During the	Accumulated	Total
	Common Stock		Paid-in	Development	Comprehensive	Stockholders’
	Shares	Amount	Capital	Stage	Gain (Loss)	Deficiency
Shares issued for cash at $0.33 per share – August 21, 2003	6	$-	$2	$-	$-	$2

Balance - September 30, 2003	6	-	2	-	-	2
Stock Split– April 30, 2004	573	-	-	-	-	-
Shares issued for cash at $0.003per share – April 30, 2004	4,365,687	4,366	9,025	-	-	13,391
Loss for the year	-	-	-	(36,762)	-	(36,762)
Foreign currency translation adjustment	-	-	-	-	157	157

Balance - September 30, 2004	4,366,266	4,366	9,027	(36,762)	157	(23,212)
Shares issued for consulting at $0.003 per share -December 1,2004	236,143	236	544	-	-	780
Shares issued for consulting at $0.003 per share -March 9, 2005	236,143	236	548	-	-	784
Shares issued for consulting at $0.003 per share - May 9, 2005	944,581	945	2,143	-	-	3,088
Shares issued for debt at $0.018 per share - May 9, 2005	6,216,867	6,217	105,650	-	-	111,867
Loss for the period	-	-	-	(133,578)	-	(133,578)
Foreign currency translation adjustment	-	-	-	-	(1,328)	(1,328)

Balance - August 31, 2005 - Issued before acquisition	12,000,000	12,000	117,912	(170,340)	(1,171)	(41,599)
Acquisition of MobileMail Limited -
Recapitalization - August 31, 2005	5,953,600	5,954	41,434	-	-	47,388

Balance - August 31, 2005 - Issued post acquisition	17,953,600	17,954	159,346	(170,340)	(1,171)	5,789
Loss for the year	-	-	-	(48,469)	-	(48,469)
Foreign currency translation adjustment	-	-	-	-	2,292	2,292

Balance – September 30, 2005	17,953,600	17,954	159,346	(218,809)	1,121	(40,388)
Shares issued for debt at $0.25 per share - November 30, 2005	320,000	320	81,188	-	-	81,508
Shares issued for intellectual property at $0.25 per share -November 30, 2005	10,000,000	10,000	2,490,000	-	-	2,500,000
Shares issued for investor relations of $0.25 per share - July 28,2006	25,000	25	6,225	-	-	6,250
Shares issued for consulting services at $0.85 per share –August 14, 2006	200,000	200	169,800	-	-	170,000
Loss for the year	-	-	-	(2,816,505)	-	(2,816,505)
Foreign currency translation adjustment	-	-	-	-	(5,429)	(5,429)

Balance – September 30, 2006	28,498,600	$28,499	$2,906,559	$(3,035,314)	$(4,308)	$(104,564)

- See Accompanying Notes –

MobiVentures Inc.	Statement 2b
Formerly Mobilemail (US) Inc.
(A Development Stage Company)
Consolidated Statement of Changes in Stockholders’ Deficiency
US Funds

				Deficit
				Accumulated
			Additional	During the	Accumulated	Total
	Common Stock		Paid-in	Development	Comprehensive	Stockholders’
	Shares	Amount	Capital	Stage	Gain (Loss)	Deficiency

Opening Balance – September 30,2006	$28,498,600	28,499	$2,906,559	$(3,035,314)	$(4,308)	$(104,564)

Shares issued for settlement of debt at $0.25 per share – October 19,2006	400,000	400	99,600	-	-	100,000
Shares issued for cash at $0.25 per share – January 12, 2007	411,156	411	102,378	-	-	102,789
Shares issued for acquisition of OY Tracebit AB – February 6, 2007 (Note 3)	8,224,650	8,225	(8,224)	-	-	1
Shares issued for cash at $0.25 per share – March 9, 2007	86,996	87	21,662	-	-	21,749

Fair value of options for consulting	-	-	79,158	-	-	79,158

Fair value of warrants for consulting	-	-	106,362	-	-	106,362

Loss for the year	-	-	-	(1,363,932)	-	(1,363,932)
Foreign currency translation adjustment	-	-	-	-	(27,362)	(27,362)

Balance – September 30, 2007	$37,621,402	37,622	$3,307,495	$(4,399,246)	$(31,670)	$(1,085,799)
- See Accompanying Notes –

MobiVentures Inc.
Formerly Mobilemail (US) Inc.	Statement 3
(A Development Stage Company)
Consolidated Statements of Operations
US Funds

	For the Year Ended	For the Year Ended	Cumulative From Incorporation August 21, 2003 to
	September 30,	September 30,	September 30,
	2007	2006	2007

Sales	$92,078	$10,914	$102,992
Direct Costs	(25,001)	-	(25,001)
Gross Profit	67,077	10,914	77,991

General and Administrative Expenses
Accounting and auditing	173,290	131,310	368,980
Bad debt	6,712	-	6,712
Bank charges	1,052	1,031	2,083
Depreciation	685	691	2,124
Filing fees	7,927	9,948	17,875
Intellectual property (Note 5)	-	2,500,000	2,500,000
Investor relations	52,811	7,556	60,367
Legal	64,181	51,339	122,246
Management and consulting (Note 9)	848,619	66,015	914,634
Office and information technology	13,317	3,704	27,183
Rent (Note 9)	11,815	10,806	34,621
Research and development costs	71,669	-	81,976
Salaries and wages	5,255	32,985	126,804
Sales and marketing	64,586	-	64,586
Stockholder information	2,975	2,606	5,581
Transfer agent fees	2,538	125	2,663
Travel and promotion	6,752	1,176	33,198

Total General and Administrative Expenses	1,334,184	2,819,292	4,371,633

Loss from Operations	(1,267,107)	(2,808,378)	(4,293,642)

Other Income (Expense)
Gain on settlement of debt (Note 7)	6,250	-	6,250
Interest expense	(4,038)	(5,880)	(10,570)
Write-down of goodwill (Note 3)	(77,953)	-	(77,953)
Foreign exchange loss	(21,084)	(2,247)	(23,331)

Net Loss	$(1,363,932)	$(2,816,505)	$(4,399,246)

Weighted Average Shares Outstanding	34,538,499	26,548,888

Loss per Share – Basic and Diluted	$(0.04)	$(0.11)

Comprehensive Loss
Net Loss	$(1,363,932)	$(2,816,505)	$(4,399,246)
Foreign currency translation adjustment	(27,362)	(5,429)	(31,670)

Total Comprehensive Loss	$(1,391,294)	$(2,821,934)	$(4,430,916)
- See Accompanying Notes –

MobiVentures Inc.
Formerly Mobilemail (US) Inc.	Statement 4
(A Development Stage Company)
Consolidated Statements of Cash Flows
US Funds

			Cumulative
			from
			Incorporation
	For the	For the	August 21,
	Year Ended	Year Ended	2003 to
	September 30,	September 30,	September 30,
	2007	2006	2007
Operating
Net Loss	$(1,363,932)	$(2,816,505)	$(4,399,246)
Items not involving cash:
Depreciation	685	691	2,124
Write-down of goodwill	77,953	-	77,953
Interest on loan payable	1,571	4,091	6,250
Shares for consulting services	45,914	37,063	87,629
Fair value of options for consulting services	79,158	-	79,158
Fair value of warrants for consulting services	106,362	-	106,362
Forgiveness of interest	(6,250)	-	(6,250)
Interest on promissory notes	-	1,508	1,508
Shares issued for intellectual property	-	2,500,000	2,500,000
Changes in non-cash working capital items:
Accounts receivable	(22,382)	(5,618)	(28,000)
VAT receivable	(7,679)	(2,353)	(10,071)
Prepaid expense	169,531	-	169,531
Accounts payable	293,269	34,292	330,633
Accrued liabilities	(34,222)	(13,615)	(200)
Due to related parties	431,026	40,912	497,348
	(228,996)	(219,534)	(585,271)
Investing
Acquisition of property and equipment	-	-	(2,124)
Cash acquired on purchase of Maxtor Holdings
Inc.	-	-	118,365
Cash acquired on purchase of OY Tracebit AB	5,225	-	5,225
	5,225	-	121,466
Financing
Due to Maxtor Holdings Inc.	-	-	19,105
Convertible promissory notes	-	100,000	100,000
Loan from related party	-	-	111,867
Loan payable	25,000		25,000
Obligation to issue shares	128,695	-	128,695
Share issuances for cash	124,538	-	137,931
	278,233	100,000	522,598

Effect of exchange rate changes on cash	(27,362)	(5,429)	(31,670)

Net Increase (Decrease) in Cash	27,100	(124,963)	27,123
Cash – Beginning	23	124,986	-
Cash – Ending	$27,123	$23	$27,123
Supplemental cash flow information (Note 14)
- See Accompanying Notes –

MobiVentures Inc.
(Formerly Mobilemail (US) Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
September 30, 2007 and 2006
US Funds

1.	Basis of presentation

Organization

MobiVentures Inc. (the “Company” or “Maxtor”) was incorporated on April 1, 2005 under the laws of the State of Nevada, under the name of Maxtor Holdings Inc. (“Maxtor”). Effective August 31, 2005, the Company completed a Share Exchange Agreement (“Agreement”) with MobileMail Limited (“MobileMail”). Mobilemail, a technology and marketing company headquartered in London, England, was incorporated on August 21, 2003. Pursuant to the Agreement, the Company agreed to issue to the stockholders of MobileMail 12,000,000 Maxtor shares in exchange for 100% of the issued and outstanding shares of MobileMail. The issuance of 12,000,000 common shares of the Company, in accordance with the Agreement, constituted an acquisition of control of the Company by the former owners of MobileMail. On August 31, 2005, the Company completed the reverse acquisition under the Agreement with Maxtor. The transaction has been accounted for as a recapitalization of the Company. The accompanying financial statements are the historical financial statements of MobileMail.

On February 6, 2007, the Company completed the acquisition of OY Tracebit AB (“Tracebit”), a company incorporated under the laws of Finland on October 10, 1996, by acquiring all of the issued and outstanding shares in the capital of Tracebit (Note 3). On October 19, 2005, the Company changed its name to MobileMail (US) Inc. and on August 2, 2007 the Company changed its name to MobiVentures Inc The Company is in the business of the commercialization of software that enables users to send messages via email, directly from the customer’s computer to any mobile wireless device. As defined by Statement of Financial Accounting Standards (“SFAS”) No. 7, the Company is considered to be in the development stage.

Going Concern and Liquidity Considerations

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. At September 30, 2007, the Company has working capital deficiency of $1,085,799, an accumulated deficit of $4,399,246 and has incurred an accumulated operating cash flow deficit of $585,271 since incorporation. The Company intends to fund operations through sales and equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the following year.

Thereafter, the Company will be required to seek additional funds, either through sales and/or equity financing, to finance its long-term operations. The successful outcome of future activities cannot be determined at this time, and there is no assurance that, if achieved, the Company will have sufficient funds to execute its intended business plan or generate positive operating results. In response to these conditions, management intends to raise additional funds through future private placement offerings. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MobiVentures Inc.
(Formerly Mobilemail (US) Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
September 30, 2007 and 2006
US Funds

2.	Significant Accounting Policies

a)	Basis of presentation

The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and are expressed in U.S. dollars. The Company’s fiscal year end is September 30.

b)	Basis of Consolidation

The consolidated financial statements include the accounts of MobileMail since its incorporation on August 21, 2003, the Company since the reverse acquisition on August 31, 2005 (Note 1) and Tracebit since the acquisition on February 6, 2007 (Note 3). All intercompany balances and transactions have been eliminated.

c)	Risks and Uncertainties

The Company operates in an emerging industry that is subject to market acceptance and technological change. The Company’s operations are subject to significant risks and uncertainties, including financial, operational, technological and other risks associated with operating an emerging business, including the potential risk of business failure.

d)	Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make certain estimates and assumptions that affect the reported amounts and timing of revenues and expenses, the reported amounts and classification of assets and liabilities, and disclosure of contingent assets and liabilities. The Company’s actual results could vary materially from management’s estimates and assumptions.

e)	Property and Equipment and Depreciation

Property and equipment are stated at cost. Depreciation is computed using the straight-line method to allocate the cost of depreciable assets over the estimated useful lives of the assets as follows:

Estimated useful
life (in years)
3

Office and computer equipment

Maintenance, repairs and minor renewals are charged directly to the statement of operations as incurred. When assets are disposed of, the related cost and accumulated depreciation thereon are removed from the financial statements and any resulting gain or loss is included in the statement of operations.

MobiVentures Inc.
(Formerly Mobilemail (US) Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
September 30, 2007 and 2006
US Funds

2.	Significant Accounting Policies – Continued

f)	Long Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable or at least at the end of each reporting period. Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or a significant adverse change that would indicate that the carrying amount of an asset or group of assets is not recoverable. For long-lived assets to be held and used, management measures fair value based on quoted market prices or based on discounted estimates of future cash flows.

g)	Revenue Recognition

Revenues are recognized when all of the following criteria have been met: persuasive evidence for an arrangement exists; delivery has occurred; the fee is fixed or determinable; and collection is reasonably assured. Revenue derived from the sale of services is initially recorded as deferred revenue on the balance sheet. The amount is recognized as income over the term of the contract.

Revenue from time and material service contracts is recognized as the services are provided. Revenue from fixed price, long-term service or development contracts is recognized over the contract term based on the percentage of services that are provided during the period compared with the total estimated services to be provided over the entire contract. Losses on fixed price contracts are recognized during the period in which the loss first becomes apparent. Payment terms vary by contract.

Mobile games

In accordance with Emerging Issues Task Force, or EITF, No. 99-19, Reporting Revenue Gross as a Principal Versus Net as an Agent, the Company recognizes as revenues the net amount the carrier reports as payable upon the sale of its games, which is net of any service or other fees earned and deducted by the carriers. The Company may estimate some revenues from mobile operators/VARs in the current period when reasonable estimates of these amounts can be made. Some mobile operators/VARs provide reliable interim preliminary reporting and others report sales data within a reasonable time frame following the end of each month, both of which allow the Company to make reasonable estimates of revenues and therefore to recognize revenues during the reporting period when the end user licenses the game. Determination of the appropriate amount of revenue recognized involves judgments and estimates that the Company believes are reasonable, but it is possible that actual results may differ from the Company’s estimates. If the Company is unable to reasonably estimate the amount of revenues to be recognized in the current period, the Company recognizes revenues upon the receipt of a mobile operator/VAR revenue report and when the Company’s portion of the game licensed revenues are fixed or determinable and collection is probable. If the Company deems a mobile operator/VAR not to be creditworthy, the Company defers all revenues from the arrangement until the Company receives payment and all other revenue recognition criteria have been met.

The Company recognizes the cost of payments to the content providers or brand owners/license holders as a cost of revenues, these costs are usually a fixed percentage of the revenue of the related games. Mobiles games cost of revenues includes all third-party hosting and testing, these costs are incurred on a monthly basis and are primarily fixed in nature regardless of the revenue generated by the related games.

MobiVentures Inc.
(Formerly Mobilemail (US) Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
September 30, 2007 and 2006
US Funds

2.	Significant Accounting Policies – Continued

h)	Foreign Currency Translations

The Company’s functional currencies are the British Pound Sterling (“GBP”) and the Euro (“EUR”). The Company’s reporting currency is the U.S. dollar. All transactions initiated in other currencies are re-measured into the functional currency as follows:

i)	Monetary assets and liabilities at the rate of exchange in effect at the balance sheet date,
ii)	Non-monetary assets and liabilities, and equity at historical rates, and
iii)	Revenue and expense items at the average rate of exchange prevailing during the period.

Gains and losses on re-measurement are included in determining net income for the period.

Translation of balances from the functional currency into the reporting currency is conducted as follows:

ii)	Assets and liabilities at the rate of exchange in effect at the balance sheet date,
ii)	Equity at historical rates, and
iii)	Revenue and expense items at the average rate of exchange prevailing during the period.

Translation adjustments resulting from translation of balances from functional to reporting currency are accumulated as a separate component of stockholders’ equity as a component of comprehensive income or loss. Upon sale or liquidation of the net investment in the foreign entity the amount deferred will be recognized in income.

i)	Financial Instruments and Concentrations

The Company’s financial instruments consist of cash, accounts receivable, accounts payable and accrued liabilities, obligation to issue shares and amounts due to related parties. Unless otherwise noted, it is management’s opinion that this Company is not exposed to significant interest or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

j)	Income Taxes

Income taxes are accounted for using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided for significant deferred tax assets when it is more likely than not that such assets will not be recovered.

k)	Segment Reporting

SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information,” requires entity-wide disclosures about the products and services an entity provides, the material countries in which it holds assets and reports revenues and its major customers. The Company currently operates in three segments, Scandinavia, Western Europe and United States (Note 12).

MobiVentures Inc.
(Formerly Mobilemail (US) Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
September 30, 2007 and 2006
US Funds

2.	Significant Accounting Policies – Continued

l)	Stock-Based Compensation

Effective January 1, 2006, the Company adopted the provisions of SFAS No. 123(R), “Share- Based Payment”, which establishes accounting for equity instruments exchanged for employee services. Under the provisions of SFAS 123(R), stock-based compensation cost is measured at the grant date, based on the calculated fair value of the award, and is recognized as an expense over the employees’ requisite service period (generally the vesting period of the equity grant). Before January 1, 2006, the Company accounted for stock-based compensation to employees in accordance with Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” and complied with the disclosure requirements of SFAS No. 123, “Accounting for Stock-Based Compensation”. The Company adopted SFAS 123(R) using the modified prospective method, which requires the Company to record compensation expense over the vesting period for all awards granted after the date of adoption, and for the unvested portion of previously granted awards that remain outstanding at the date of adoption. As the Company had no outstanding stock options at January 1, 2006, the financial statements for the periods prior to January 1, 2006 have not been restated to reflect the fair value method of expensing share-based compensation. Adoption of SFAS No. 123(R) does not change the way the Company accounts for share-based payments to non-employees, with guidance provided by SFAS 123 (as originally issued) and Emerging Issues Task Force Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services”.

m)	Comprehensive Income

SFAS No. 130, “Reporting Comprehensive Income”, establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. At September 30, 2007, comprehensive loss consisted of the net loss for the year and foreign currency translation adjustments.

n)	Loss per Share

The Company computes net loss per common share using SFAS No. 128 “Earnings Per Share.” Basic loss per common share is computed based on the weighted average number of shares outstanding for the period. Diluted loss per share is computed by dividing net loss by the weighted average shares outstanding assuming all dilutive potential common shares were issued. The common shares potentially issuable on the exercise of stock options and warrants were not included in the calculation of weighted average number of shares outstanding because the effect would be anti-dilutive. Therefore, basic and diluted loss per shares are the same. Additionally, for the purposes of calculating diluted loss per share, there were no adjustments to net loss.

MobiVentures Inc.
(Formerly Mobilemail (US) Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
September 30, 2007 and 2006
US Funds

2.	Significant Accounting Policies – Continued

o)	Software Costs

The Company’s policy is that software development costs related to the product line are charged to expense as incurred in accordance with SFAS No. 86, “Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed”.

Costs for internal use software, whether developed or obtained, are assessed to determine whether they should be capitalized or expensed in accordance with American Institute of Certified Public Accountants’ Statement (“SOP”) 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use”. Capitalized software costs, if any, will be reflected as rights and technology on the balance sheet.

p)	Recently Adopted Accounting Standards

In February 2007, the Financial Accounting Standards Board (the “FASB”) issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”). SFAS 159 allows the Company to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS 159 is effective for fiscal years beginning after November 15, 2007. The adoption of SFAS 158 is not expected to have a material impact on the Company’s financial position, results of operation or cash flows.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements”. This Statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling (minority) interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. The Company has not yet determined the impact, if any, that SFAS No. 160 will have on its consolidated financial statements. SFAS No. 160 is effective for the Company’s fiscal year beginning October 1, 2009.

In December 2007, the FASB issued SFAS No. 141 (Revised) “Business Combinations”. SFAS 141 (Revised) establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. The statement also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. The guidance will become effective for the fiscal year beginning after December 15, 2008. Management is in the process of evaluating the impact SFAS 141 (Revised) will have on the Company’s financial statements upon adoption.

q)	Comparative Figures

Certain comparative figures have been reclassified to conform to the current year’s presentation.

MobiVentures Inc.
(Formerly Mobilemail (US) Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
September 30, 2007 and 2006
US Funds

3.	Acquisition

On February 6, 2007, the Company completed the acquisition of all of the issued and outstanding shares in the capital of Tracebit, a company incorporated under the laws of Finland, pursuant to an Equity Share Purchase Agreement dated January 31, 2007 among the Company and Capella Capital OÜ, Pollux OÜ and Tracebit Holding OY (collectively, the “Vendors”) and Tracebit in consideration for the issuance of an aggregate of 8,224,650 shares of Common Stock to the Vendors (Note 10g). The consideration represented 22% of the issued share capital of the Company. The fair value of the net assets of Tracebit acquired by the Company is the same as their historical book value, being $1 which is the value assigned to the 8,224,650 shares issued and representing management’s estimate of fair value.

The Acquisition was accounted for using the purchase method and the consolidated statements of operations and cash flows include the results of operations of Tracebit from February 6, 2007 to September 30, 2007.

Total consideration was allocated to the following assets and liabilities of Tracebit:

Cash	$5,225
Accounts receivable	29,294
Prepaids	65,519
Goodwill	77,953
Total Assets	$177,991

Accounts payable	$(9,277)
Accrued liabilities	(121,964)
Due to related party	(46,749)
Total Liabilities	$(177,990)

Net Assets	$1

4.	Property and Equipment

Details are as follows:
			Net Book	Net Book
			Value	Value
		Accumulated	September 30,	September 30,
	Cost	Depreciation	2007	2006

Office and computer equipment	$2,357	$2,357	$-	$685

MobiVentures Inc.
(Formerly Mobilemail (US) Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
September 30, 2007 and 2006
US Funds

5.	Agency Exploitation Agreement

By agency exploitation agreement dated March 30, 2004, between the Company and third party licensors, the Company was allowed to use, deal with and exploit the intellectual property rights to the Messaging Technology in the regions of Australia, Asia, Europe, United States and Canada. On November 30, 2005, the intellectual property was purchased by the Company and the agency exploitation agreement was cancelled.

The purchase of the intellectual property was pursuant to an agreement dated November 1, 2005, whereby the Company acquired from its majority stockholder, the Messaging Technology by issuing 10,000,000 common shares (Note 10b). The Messaging Technology is a software application that enables users to send and receive Short Message Service (“SMS”) messaging traffic through wireless devices using the internet. The value assigned was $2,500,000, being equal to the most recent share transaction of the Company at $0.25 per share. This amount was expensed, as it did not meet the criteria for capitalization as set out in SFAS No. 86.

6.	Promissory Notes Payable

During the prior year, the Company received $80,000 in cash by issuing promissory notes; $10,000 of which was issued to a director of a corporate stockholder of the Company. These notes bore interest at the US bank prime rate and were payable on demand. By agreement dated November 30, 2005, the Company entered into a debt conversion agreement whereby the Company issued 320,000 common shares valued at $0.25 per share in full settlement of the $80,000 loan advanced to the Company plus related interest of $1,508 (Note 10a).

7.	Convertible Promissory Notes Payable

On March 28, 2006, the Company issued two convertible promissory notes for a total amount of $100,000; $50,000 of which was issued to a director of a corporate stockholder of the Company. These notes bear interest at the US bank prime rate and are convertible at the demand of the investor between the time the shares become publicly traded and March 28, 2008. The notes are convertible into units at $0.25 per unit, each unit consisting of one share of Common Stock and one warrant to purchase an additional share of Common Stock at $0.50 for one year following conversion. The Company has the option to repay the notes at any time prior to conversion without penalty upon five days written notice. If the notes are not converted by March 28, 2008, all outstanding principal and interest will become payable. By agreement on October 19, 2006, the Company issued 400,000 units in Common Stock valued at $0.25 per unit in full settlement of the $100,000 convertible promissory notes (Note 10e). The earned interest of $6,250 on the notes was forgiven.

MobiVentures Inc.
(Formerly Mobilemail (US) Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
September 30, 2007 and 2006
US Funds

8.	Loan Payable

On January 1, 2007, the Company entered into a loan agreement with an unrelated party. The loan is unsecured and available to a maximum of $25,000 all of which is utilized bearing interest at 5% per annum for a period of five years ending July 1, 2012. The loan is due on demand after the maturity date. In the event of a default, the interest rate increases to 10% per annum calculated monthly. In addition, a lending fee of $1,000 will be applied to the balance owing and due on the maturity date. By agreement dated September 17, 2007 the Company entered into a debt conversion agreement whereby the Company allotted 125,000 common shares valued at $0.25 per share in full settlement of the $25,000 loan advanced to the Company, plus related interest of $589. The shares were issued subsequent to September 30, 2007 (Note 16j).

9.	Related Party Balances and Transactions

a)
The amounts due to related parties of $544,152 (September 30, 2006 - $66,377) are unsecured, non-interest bearing and due on demand and are payable to directors, officers or companies with directors or officers in common with the Company.

b)
By employment agreement dated July 26, 2004, the Company agreed to pay the Managing Director $64,166 (GBP 35,000) per annum and issuing 236,143 common shares every three months to a maximum of 1,416,867 shares. As at September 30, 2006, the maximum common shares have been issued. During the year ended September 30, 2007, $5,255 (September 30, 2006 - $28,951) was paid to the Managing Director in cash. This employment agreement was terminated upon the acquisition of Tracebit (Note 3) and no further obligation exists.

c)
During the year ended September 30, 2007, the Company allotted Common Stock to a director, consisting of 50,412 units at $0.20 per unit in relation with a private placement of $10,082 made by the director. Each unit consists of one common share of the Company and one share purchase warrant. Each share purchase warrant entitles the holder to purchase an additional common share of the Company at a price of $0.40 per common share expiring August 21, 2008. The shares were issued subsequent to September 30, 2007 (Note 16k).

d)
During the year ended September 30, 2007, the Company allotted Common Stock to a company with a director in common, consisting of 25,000 units at $0.20 per unit in relation with a private placement of $5,000 made by the director. Each unit consists of one common share of the Company and one share purchase warrant. Each share purchase warrant entitles the holder to purchase an additional common share of the Company at a price of $0.40 per common share expiring August 21, 2008. The shares were issued subsequent to September 30, 2007 (Note 16l).

e)
On June 28, 2007, the Company granted 300,000 warrants to a director of the Company with an exercise price of $0.10 and a fair value of $92,380 expiring June 28, 2012. Of these warrants, 210,000 have vested with a fair value of $64,666. These warrants were granted pursuant to an agreement with the director to provide consultancy services (Note 15g).

f)
On August 10, 2007, the Company allotted 68,516 common shares to two directors of the Company for consulting services with a fair value of $15,914. In addition the Company agreed to grant 71,369 stock options with a fair value of $14,492. Each stock option entitles the holder to purchase a common share of the Company at an average price of $0.46 per common share expiring August 10, 2012. The shares were issued and the options were granted subsequent to September 30, 2007. (Note 16g & h).

g)
On September 3, 2007 as part of amended consulting agreements with three directors, the Company granted a total of 1,800,000 warrants with an exercise price of $0.05 per share expiring September 3, 2012 (Note 15c, d & e). All of these warrants have vested with a fair value of $106,362.

MobiVentures Inc.
(Formerly Mobilemail (US) Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
September 30, 2007 and 2006
US Funds

9.	Related Party Balances and Transactions - Continued

h)	During the year ended September 30, 2007, the Company paid or accrued the following fees:

i)
$492,321(September 30, 2006 - $Nil) for consulting fees and salaries paid to directors, and officers of the Company according to the contracts entered into by the Company upon the acquisition of Tracebit;

ii)	$118,599 (September 30, 2006 - $28,089) for consulting fees to a company with directors in common; and

iii)	$11,815 (September 30, 2006 - $10,806) for rent to a company with directors in common with a corporate stockholder of the Company.

10.	Capital Stock

Effective July 30, 2007, the Company’s authorized shares of Common Stock was increased from 100,000,000 to 300,000,000 shares with par value remaining at $0.001 per share and 5,000,000 preferred shares with a par value of $0.001.

a)	On November 30, 2005, the Company issued 320,000 common shares at $0.25 per share in full settlement of the $80,000 promissory notes payable and related interest of $1,508 (Note 6).

b)
On November 30, 2005, the Company issued 10,000,000 common shares to acquire the Messaging Technology from a related party (Note 5). The value assigned was $2,500,000, being equal to the most recent share transaction of the Company at $0.25 per share.

c)	On July 28, 2006, the Company issued 25,000 common shares at $0.25 per share for investor relation services to an unrelated party pursuant to a Supply Services Contract dated July 28, 2006.

d)	On August 14, 2006, the Company issued 200,000 common shares at $0.85 per share for consulting services to an unrelated party pursuant to a consulting agreement dated August 14, 2006.

e)
On October 19, 2006, the Company issued 400,000 common shares and 400,000 warrants to purchase an additional 400,000 shares of Common Stock for a one year term in full settlement of the $100,000 convertible promissory notes (Note 7).

f)	On January 12, 2007, the Company issued 411,156 common shares for gross cash proceeds of $102,789.

g)
On February 6, 2007, the Company issued 8,224,650 common shares for the acquisition of Tracebit valued at the net assets value of Tracebit which correspond to the fair value of Tracebit, that being $1 (Note 3).

h)
On March 9, 2007, the Company issued 86,996 common shares for gross cash proceeds of $21,749. On May 16, 2007, the total shares were revised to 88,996 shares. The Company has allotted an additional 2,000 shares for gross cash proceeds of $500.

MobiVentures Inc.
(Formerly Mobilemail (US) Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
September 30, 2007 and 2006
US Funds

11.	Stock Options and Warrants

Stock Options

On February 8, 2007, the Company adopted a 2007 Stock Option Plan (the “Plan”). The purpose of the Plan is to enhance the long term stockholder value of the Company by offering opportunities to directors, officers, employees and eligible consultants and any related company (as defined in the Plan) to acquire and maintain stock ownership in the Company in order to give these parties the opportunity to participate in the Company’s growth and success and to encourage them to remain in the service of the Company. The number of shares available for issuance under the Plan is 4,100,000 shares. The Plan is administered by the Company’s board or a committee appointed by, and consisting of two or more members of, the board. The Plan administrator has the authority, in its discretion, to determine all matters relating to options granted under the Plan, including the selection of individuals to be granted options, the type of options, the number of shares subject to an option and all terms, conditions, restrictions and limitations of an option granted under the Plan.

During the current year, the Company agreed to grant 29,423 stock options to a director of the Company with a fair value of $5,568. Each stock option entitles the holder to purchase a common share of the Company at a price of $0.54 per common share expiring between April 9 to July 9, 2012. These options were granted subsequent to September 30, 2007 (Note 15e).

During the current year, the Company agreed to grant 41,946 stock options to a director of the Company with a fair value of $8,924. Each stock option entitles the holder to purchase a common share of the Company at a price of $0.38 per common share expiring between April 14 to July 14, 2012. These options were granted subsequent to September 30, 2007 (Note 15f).

There were 71,369 stock options granted during the current year and outstanding as at September 30, 2007 (Nil – September 30, 2006).

Warrants

On June 28, 2007, 300,000 warrants were granted to a director of the Company with an exercise price of $0.10 and a fair value of $92,380 expiring June 28, 2012 (Note 15g). Of these warrants, 210,000 have vested with a fair value of $64,666.

On September 3, 2007, as part of amended consulting agreements, the Company granted a total of 1,800,000 warrants with an exercise price of $0.05 per share expiring September 3, 2012 (Note 15c, d & e). All of these warrants have vested with a fair value of $106,362.

On October 19, 2006, pursuant to the settlement of convertible promissory notes (Note 7), the Company granted 400,000 warrants. Of the warrants issued, warrants to purchase 200,000 shares are exercisable at a price of $0.25 per share and warrants to purchase 200,000 shares are exercisable at a price of $0.50 per share. Subsequent to the September 30, 2007, all 400,000 warrants expired unexercised.

There were 2,500,000 warrants granted during the current year and outstanding as at September 30, 2007 (Nil – September 30, 2006).

MobiVentures Inc.
(Formerly Mobilemail (US) Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
September 30, 2007 and 2006
US Funds

12.	Segmented Information

Details on a geographic basis as at September 30, 2007 are as follows:

		Western
	Scandinavia	Europe	U.S.A.	Total
Assets	$89,312	$25,975	$39,376	$154,663
Revenue	$83,754	$8,324	$-	$92,078
Loss for the year	$(225,248)	$(50,480)	$(1,088,204)	$(1,363,932)
Details on a geographic basis as at September 30, 2006 are as follows:
		Western
	Scandinavia	Europe	U.S.A.	Total
Assets	$-	$8,689	$164,216	$172,905
Revenue	$-	$10,914	$-	$10,914
Loss for the year	$-	$(79,299)	$(2,737,206)	$(2,816,505)

13.	Income Taxes

a)	A reconciliation of income taxes at statutory rates with the reported taxes is as follows:

	As at	As at
	September	September
	30, 2007	30, 2006
	$	$

Loss before income taxes	$(1,363,932)	$(2,816,505)

Expected income tax (recovery)	$(443,697)	$(901,282)
Items (deductible) not deductible for income tax purposes
and tax losses for which an income benefit has not been
recognized	138,527	811,259
Change in valuation allowance and other	305,170	90,023

Income tax recovery	$-	$-

Represented by:
Current income tax	$-	$-
Deferred income tax recovery	$-	$-

MobiVentures Inc.
(Formerly Mobilemail (US) Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
September 30, 2007 and 2006
US Funds

13.	Income Taxes - Continued

b)	The significant components of the Company’s future income tax assets after applying substantially enacted corporate income tax rates are as follows:

	As at	As at
	September	September
	30, 2007	30, 2006
	$	$

Future income tax assets
Non-capital losses	$606,684	$230,400
Intellectual property costs deductible for tax purposes	746,111	755,520

Future income tax asset	1,352,795	985,920
Less: Valuation allowance	(1,352,795)	(985,920)

Net future tax asset	$-	$-

The Company has incurred non-capital losses for UK tax purposes of approximately $340,000 (2006 – $290,000) which may be carried forward indefinitely and used to reduce taxable income of future years. The Company has incurred non-capital losses for Finland tax purposes of approximately $147,000 (2006 – $nil), which can be used to reduce taxable income of future years. The Company also had accumulated net operating losses for U.S. federal income tax purposes of approximately $1,371,000 (2006 – $430,000), which can be used to reduce taxable income and will expire through 2027. In addition, the Company has $2,194,444 (2006 –$2,361,000) of intellectual property costs deductible for tax purposes at $167,000 per year.

MobiVentures Inc.
(Formerly Mobilemail (US) Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
September 30, 2007 and 2006
US Funds

14.	Supplemental Cash Flow Information

The following is a schedule of non-cash investing and financing transactions:

			Cumulative
			From
	For the		Incorporation
	Year Ended	For the Year Ended	August 21, 2003 to
	September 30,	September 30,	September 30,
	2007	2006	2007
Shares issued for acquisition of Tracebit	$1	$-	$1
Shares issued for acquisition of MobileMail
Limited	$-	$-	$47,388
Shares issued for consulting services	$-	$176,250	$180,902
Shares issued for consulting services	$45,914	$-	$45,914
Shares issued to related party for debt	$-	$-	$111,867
Shares issued to non-related party for debt	$100,000	$81,508	$181,508
Shares issued for intellectual property	$-	$2,500,000	$2,500,000
Fair value of options for consulting services	$79,158	$-	$79,158
Fair value of warrants for consulting services	$106,362	$-	$106,362
Acquisition of Assets and Liabilities of Maxtor
Current assets	$-	$-	$19,105
Current liabilities	$-	$-	$90,082
Acquisition of Assets and Liabilities of Tracebit:
Current assets	$100,038	$-	$100,038
Current liabilities	$(177,990)	$-	$(177,990)

Cash paid for:
Income taxes	$-	$-	$-
Interest	$17	$281	$362

15.	Commitments

a)
By agreement dated January 31, 2007, the Company entered into an Employment Agreement with an officer of one of the Company’s subsidiaries. The monthly payment for marketing services is $5,405 (EUR 4,000). The Company will also reimburse the officer for expenses incurred in connection with the employment agreement. At September 30, 2007, $42,832 (EUR 31,697) was paid or accrued as accumulated salaries owed to this employee. The officer resigned as a director effective June 30, 2006 and as an Officer effective July 31, 2007.

MobiVentures Inc.
(Formerly Mobilemail (US) Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
September 30, 2007 and 2006
US Funds

15.	Commitments – Continued

b)
By agreement dated January 31, 2007, the Company entered into an Employment Agreement with an officer of one of the Company’s subsidiaries. The monthly payment for technical services is $5,405 (EUR 4,000). The Company will also reimburse the officer for expenses incurred in connection with the employment agreement. At September 30, 2007, $69,460 (EUR 51,402) was paid or accrued as accumulated salaries owed to this officer. Either party may terminate this agreement with one month’s advance written notice.

c)
By agreement dated February 1, 2007, the Company entered into a one-year Consulting Agreement with an officer of the Company. In consideration for the consulting services, the Company will pay a fee of $135 (EUR 100) per hour and may grant incentive stock options to purchase shares of the Company. In addition, the Company will reimburse expenses incurred in connection with the provision of the consulting services to the Company.

On September 3, 2007, an amendment was completed to change the terms and conditions of the agreement. In consideration the Company has agreed to i) pay a fee for consulting service of $8,277 (EUR 6,125) per month; ii) grant 600,000 share purchase warrants at an exercise price of $0.05 per share which will vest immediately (Note 11); and iii) the Consultant shall receive a cash bonus of 100% of his current base consultant fee secured upon achievement of the Company’s annual objectives. In addition, the Company has agreed to reimburse the director for reasonable pre-approved travel and telephone expenses. At September 30, 2007, $86,179 was paid or accrued in relation to this agreement. The term of the agreement is for 12 months and may be extended upon the mutual understanding of the parties. Either party may terminate this agreement with 30 days prior written notice.

d)
By agreement dated February 6, 2007, the Company entered into a one-year Consulting Agreement with an officer of the Company. In consideration for the consulting services, the Company will pay a fee of $68 (EUR 50) per hour and may grant incentive stock options to purchase shares of the Company. In addition, the Company will reimburse expenses incurred in connection with the provision of the consulting services to the Company.

On September 3, 2007, an amendment was completed to change the terms and conditions of the agreement. In consideration the Company has agreed to i) pay a fee for consulting service of $8,206 (GBP 4,167) per month; ii) grant 600,000 share purchase warrants at an exercise price of $0.05 per share which will vest immediately (Note 11); and iii) the Consultant shall receive a cash bonus of 100% of his current base consultant fee secured upon achievement of the Company’s annual objectives. In addition, the Company has agreed to reimburse the director for reasonable pre-approved travel and telephone expenses. At September 30, 2007, $66,447 was paid or accrued in relation to this agreement. The term of the agreement is for 12 months and may be extended upon the mutual understanding of the parties. Either party may terminate this agreement with 30 days prior written notice.

e)
By agreement dated March 9, 2007, the Company entered into a one-year Consulting Agreement with a director of the Company. In consideration the Company has agreed to i) pay a fee for the consulting services of $1,969 (GBP 1,000) per month, (ii) issue as a success fee, that number of shares of Common Stock representing 2% of the acquisition cost of any company acquired or a partial acquisition or strategic investment made by the Company through the efforts of the director, (iii) issue the equivalent value of GBP 1,000 per month in shares of Common Stock payable each four months from the effective date of the agreement based on the average closing price of the Company’s shares during such four month period (31,564 shares issued subsequent to September 30, 2007 (Note 16g)), (iv) grant options to purchase up to GBP 2,000 of shares of Common Stock per month payable each four months from the effective date of the agreement, valued at a price no less than 85% of the

MobiVentures Inc.
(Formerly Mobilemail (US) Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
September 30, 2007 and 2006
US Funds

15.	Commitments – Continued

e)	– Continued

fair market value of such shares on the effective date of the agreement and exercisable for a term of five years from the date of grant (29,423 stock options granted during the year ended September 30, 2007), and (v) pay a success fee of 5% of the gross revenue received by the Company from new content sourcing and distribution agreements with third party companies secured through the efforts of the director as at March 31, 2008, such fee to be paid 40% in cash and 60% in shares of the Company, this fee being payable on an annual basis for all future revenues generated. In addition, the Company has agreed to reimburse the director for reasonable pre-approved travel and telephone expenses.

On September 3, 2007, an amendment was completed to change to the terms and conditions of the agreement. In consideration the Company has agreed to i) pay a fee for consulting service of $8,206 (GBP 4,167) per month; ii) grant 600,000 share purchase warrants at an exercise price of $0.05 per share which will vest immediately (Note 11); and iii) the Consultant shall receive a cash bonus of 100% of his current base consultant fee secured upon achievement of the Company’s annual objectives. In addition, the Company has agreed to reimburse the director for reasonable pre-approved travel and telephone expenses. At September 30, 2007, $30,911 was paid or accrued in relation to this agreement. The term of the agreement is for 12 months and may be extended upon the mutual understanding of the parties. Either party may terminate this agreement with 30 days prior written notice.

f)
By agreement dated March 14, 2007, the Company entered into a one-year Consulting Agreement with a director of the Company. In consideration the Company has agreed to i) pay a fee for the consulting services of $1,969 (GBP 1,000) per month, (ii) issue as a success fee, that number of shares of Common Stock representing 2% of the acquisition cost of any company acquired or a partial acquisition or strategic investment made by the Company through the efforts of the director, (iii) issue the equivalent value of GBP 1,000 per month in shares of Common Stock payable each four months from the effective date of the agreement based on the average closing price of the Company’s shares during such four month period (36,952 shares issued subsequent to September 30, 2007 (Note 16h)), (iv) grant options to purchase up to GBP 2,000 of shares of Common Stock per month payable each four months from the effective date of the agreement, valued at a price no less than 85% of the fair market value of such shares on the effective date of the agreement and exercisable for a term of five years from the date of grant (41,946 stock options granted during the year ended September 30, 2007), and (v) pay a success fee of 5% of the gross revenue received by the Company from new content sourcing and distribution agreements with third party companies secured through the efforts of the director as at March 31, 2008, such fee to be paid 40% in cash and 60% in shares of the Company, this fee being payable on an annual basis for all future revenues generated. In addition, the Company has agreed to reimburse the director for reasonable pre-approved travel and telephone expenses. At September 30, 2007, $13,784 was paid or accrued in relation to this agreement. The term of the agreement is for 12 months and may be extended upon the mutual understanding of the parties. Either party may terminate this agreement with 30 days prior written notice.

MobiVentures Inc.
(Formerly Mobilemail (US) Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
September 30, 2007 and 2006
US Funds

15.	Commitments – Continued

g)
By agreement dated June 28, 2007, the Company entered into a one-year Consulting Agreement with a director of the Company. In consideration the Company has agreed to i) pay a fee for the consulting services of $2,000 per month, (ii) issue as a success fee, that number of shares of Common Stock representing 2.5% of the acquisition cost of any company acquired or a partial acquisition or strategic investment made by the Company through the efforts of the director, (iii) grant 300,000 share purchase warrants at an exercise price of $0.10 per share with 210,000 warrants which will vest immediately and 90,000 warrants vested upon satisfaction of certain performance criteria (Note 11). In addition, the Company has agreed to reimburse the director for reasonable pre-approved travel and telephone expenses. At September 30, 2007, $6,000 was accrued in relation to this agreement. The term of the agreement is for 12 months and may be extended upon the mutual understanding of the parties. Either party may terminate this agreement with 30 days prior written notice.

h)
On August 9, 2007, an amendment was completed to extend the term of the Consulting Agreement entered into August 14, 2006 with an unrelated party. The payment for consulting services on execution of this amended contract is $5,000. Payment terms for a remaining balance of $61,000 which includes an additional $10,000 in consulting services and the $51,000 previously invoiced in monthly payments of $3,000 for twelve consecutive months beginning September 1, 2007 and the remaining $25,000 is payable on or before August 15, 2008.

In addition, the Company will issue 150,000 shares in the Common Stock of the Company within 20 business days from September 1, 2007. Subsequent to September 30, 2007 the 150,000 shares were issued (Note 16f).

The agreement will continue on a month-to-month basis, unless either party provides at least 10 business days written notice of non-renewal.

i)
On July 17, 2007, the Company entered into a letter of intent with Froggie S.L. (“Froggie”), Norris Marketing S.L. (“Norris”), and Tom Horsey. Froggie is a provider of mobile telephony marketing systems with operations in Argentina and Spain. Norris is a company incorporated in the BVI which provides SMS and bulk SMS solutions into Spain. Tom Horsey is the principal stockholder of Froggie and Norris. Subsequent to September 30, 2007, a partnership agreement was signed

(Note 16a).

j)
On August 13, 2007, the Company entered into a letter of intent with Move2Mobile Limited (“M2M”), Nigel Nicholas and Danny Wootton (the principal stockholders of M2M). The letter of intent contemplates the acquisition of up to 100% of the shares of M2M from the Principal Shareholders in consideration for a combination of cash and shares.

Closing of the acquisition of M2M would follow five business days of the satisfaction of all conditions precedent to closing and, in any event, by no later than October 31, 2007. The proposed acquisition is subject to due diligence review by both parties, entering into a formal agreement for the acquisition and approval by both companies’ board of directors. As of January 11, 2008, the acquisition has not closed, however, the Company and M2M are continuing to negotiate the proposed acquisition.

MobiVentures Inc.
(Formerly Mobilemail (US) Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
September 30, 2007 and 2006
US Funds

16.	Subsequent Events

a)
On October 31, 2007, the Company entered into a partnership agreement with Froggie. The partnership agreement contemplates the creation of a business to be operated in partnership between the Company and Froggie to which the net income derived from the business will be split equally between the Company and Froggie. In addition, Froggie has agreed to provide “bridge financing” to an agreed maximum of Euro 120,000. On December 13, 2007, the Company issued 1,367,412 common shares to Froggie for the first tranche of financing of Euro 30,000.

b)
On November 1, 2007, an amendment was completed to change to the terms and conditions of a consulting agreement (Note 15g). In consideration the Company has agreed to i) pay a fee for consulting service of $2,000 per month ii) grant 300,000 share purchase warrants at an exercise price of $0.05 per share all warrants which 210,000 will vest September 3, 2008 and 90,000 will not vest until such time the performance criteria has been met iii) The consultant shall receive a cash bonus of 100% of his current base consultant fee secured upon achievement of the Company’s annual objectives. In addition, the Company has agreed to reimburse the director for reasonable pre-approved travel and telephone expenses.

The term of the agreement is for 12 months and may be extended upon the mutual understanding of the parties. Either party may terminate this agreement with 30 days prior written notice. The consulting agreement supersedes the previous consultant agreement.

c)
On November 5, 2007, the Company issued 1,915,000 warrants to a director of the Company, pursuant to a debt conversion agreement in repayment and settlement of a total of $40,215 of the Company’s indebtedness to the director. Each warrant entitles the holder to purchase one common share of the Company at a price of $0.021 per common share until November 5, 2012.

d)
On November 9, 2007, the Company issued 8,051,714 common shares to four directors and officers of the Company, pursuant to a debt conversion agreement in repayment and settlement of a total of $169,086 of the Company’s indebtedness to the directors and officers.

e)
By agreement on December 1, 2007, the Company entered into a one-year agreement for Investor Relation Agreement with an unrelated party. The monthly payment for investor relations services are $3,500 for 10 consecutive months beginning February 1, 2008 and $7,000 on execution of the agreement..

f)	On December 4, 2007 issued 150,000 common shares for consulting services with a fair value of $30,000, to an unrelated party pursuant to a consulting agreement dated August 9, 2007(Note 15h).

g)	On December 4, 2007, the Company issued 31,564 common shares for consulting services with a fair value of $7,944 (Note 15e).

h)	On December 4, 2007, the Company issued 36,952 common shares for consulting services with a fair value of $7,970 (Note 15f).

i)
On December 4, 2007, the Company issued 565,565, units for a private placement at $0.20 per unit. Each unit consists of one common share of the Company and one share purchase warrant. Each share purchase warrant entitles the holder to purchase an additional common share of the Company at a price of $0.40 per common share expiring August 21, 2008.

j)	On December 4, 2007, the Company issued 125,000 common shares for the full settlement of a $25,000 loan advanced to the Company (Note 8).

MobiVentures Inc.
(Formerly Mobilemail (US) Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
September 30, 2007 and 2006
US Funds

16.	Subsequent Events – Continued

k)
On December 4, 2007, the Company issued Common Stock to a director, consisting of 50,412 units at $0.20 per unit, pursuant to a private placement. Each unit consists of one common share of the Company and one share purchase warrant. Each share purchase warrant entitles the holder to purchase an additional common share of the Company at a price of $0.40 per common share expiring August 21, 2008.

l)
On December 4, 2007, the Company issued Common Stock to a company with a director in common, consisting of 25,000 units at $0.20 per unit, pursuant to a private placement. Each unit consists of one common share of the Company and one share purchase warrant. Each share purchase warrant entitles the holder to purchase an additional common share of the Company at a price of $0.40 per common share expiring August 21, 2008.

MobiVentures Inc.
(Formerly Mobilemail (US) Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
September 30, 2007 and 2006
US Funds

Item 8.  Changes In and Disagreements With Accountants on Accounting and Financial Disclosure

Staley, Okada & Partners, Chartered Accountants (“Staley, Okada”) resigned as our principal independent registered public accounting firm effective January 16, 2007. As a result of this resignation, we engaged Dale Matheson Carr-Hilton LaBonte, Chartered Accountants, as our principal independent registered public accounting firm effective January 22, 2007. The decision to change principal independent registered public accounting firm was approved by our board of directors.

The report of Staley, Okada dated November 2, 2006 (except as to Note 14b which is as at December 28, 2006) on the consolidated balance sheets of the Company as at September 30, 2006 and 2005 and the related consolidated statements of changes in stockholders’ deficiency, operations, and cash flows for each of the years ended September 30, 2006 and 2005 and the period from incorporation (August 21, 2003) to September 30, 2006, did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope, or accounting principles, other than to state that there is substantial doubt as to the ability of the Company to continue as a going concern.

In connection with the audit of the period from incorporation (August 21, 2003) to September 30, 2006 through to the date of their resignation, there were no disagreements between the Company and Staley, Okada on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of Staley, Okada would have caused them to make reference thereto in their report on the Company’s audited consolidated financial statements.

We provided Staley, Okada with a copy of the foregoing disclosures and requested in writing that Staley, Okada furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures. We received the requested letter from Staley, Okada wherein they have confirmed their agreement to our disclosures. A copy of Staley, Okada’s letter has been filed as an exhibit to our Current Report on Form 8-K filed with the SEC on January 22, 2007.

Item 8A. Controls and Procedures

As required by Rule 13a-15 under the Securities Exchange Act of 1934 (the “Exchange Act”), we carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures as of September 30, 2007, being the date of our most recently completed fiscal quarter. This evaluation was carried out under the supervision and with the participation of our Chief Executive Officer and Chief Financial Officer. Based upon that evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures are effective to ensure that information required to be disclosed by us in the reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified by the rules and forms of the Securities and Exchange Commission (the “SEC”) .

Disclosure controls and procedures are controls and other procedures that are designed to ensure that information required to be disclosed in our reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed in our reports filed under the Exchange Act is accumulated and communicated to management, including our Chief Executive Officer and our Chief Financial Officer, to allow timely decisions regarding required disclosure.

During the fiscal year ended September 30, 2007, there were no changes in our internal control over financial reporting that have materially affected, or are reasonably likely to affect, our internal control over financial reporting during the fiscal year ended September 30, 2007.

MobiVentures Inc.
(Formerly Mobilemail (US) Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
September 30, 2007 and 2006
US Funds

The term “internal control over financial reporting” is defined as a process designed by, or under the supervision of, the registrant’s principal executive and principal financial officers, or persons performing similar functions, and effected by the registrant’s board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

(a)	Pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the registrant;

(b)
Provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the registrant are being made only in accordance with authorizations of management and directors of the registrant; and

(c)
Provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the registrant’s assets that could have a material effect on the financial statements.

Item 8B. Other Information

Not applicable.

We have not authorized any dealer, salesperson or other person to provide any information or make any representations about MobiVentures Inc. except the information or representations contained in this Prospectus. You should not rely on any additional information or representations if made.

This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities:

•	except the Common Stock offered by this Prospectus;

•	in any jurisdiction in which the offer or solicitation is not authorized;	PROSPECTUS

•	in any jurisdiction where the dealer or other salesperson is not qualified to make the offer or solicitation;

•	to any person to whom it is unlawful to make the offer or solicitation; or	12,187,900 Shares of Common Stock

•	to any person who is not a United States resident or who is outside the jurisdiction of the United States.	MOBIVENTURES INC.

The delivery of this Prospectus or any accompanying sale does not imply that:		August ___, 2008

•	there have been no changes in the affairs of MobiVentures Inc. after the date of this Prospectus; or

•	the information contained in this Prospectus is correct after the date of this Prospectus.

Until __________, 2008, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered. The Company will pay all expenses in connection with this offering.

U.S. Securities and Exchange Commission Registration Fee	$23.95
Printing and Engraving Expenses	2,500
Accounting Fees and Expenses	15,000
Legal Fees and Expenses	40,000
Miscellaneous	17,476.05
TOTAL	$75,000

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation (as amended) provide that we will indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil or criminal, administration or investigative (whether or not by or in the right of the Company) by reason of the fact that he or she is or was a director of the Company or is or was serving as a director, officer, employee or agent of another entity at the request of the Company against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, changers and expense (including attorney’s fees and disbursements) that he or she incurs in connection with such action or proceeding. The Articles of Incorporation also provide that we may, from time to time, reimburse or advance to any such person the funds necessary for payment of expenses incurred in connection with defending any proceeding for which he or she is indemnified by the Company, in advance of the final disposition of such proceeding, provided that the Company has received an undertaking that the person will repay any advanced amount if it is ultimately determined by a final and unappealable judicial decision that he or she is not entitled to be indemnified for such expenses.

The Bylaws of the Company provide that the Company may modify the extent of indemnification by individual contracts with directors and officers, and that the Company shall not be required to indemnify any director or officer in connection with any proceeding initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the board of directors of the Company, (iii) such indemnification is provide by the Company, in its sole discretion pursuant to the powers vested in the Company under Nevada General Corporation Law, or (iv) such indemnification is required to be made under the director or officer’s contractual rights. The Bylaws also provide that, with respect to advances of funds for indemnification, no advance shall be made if a determination is reasonably and promptly made by the majority vote of non interested members of the board of directors that the facts known demonstrate clearly and convincingly that the person seeking indemnification acted in bad faith.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person connected with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 15. SALES OF UNREGISTERED SECURITIES

We completed an offering of 4,500,000 shares of Common Stock at a price of $0.01 per share to a total of six (6) purchasers on May 31, 2005. The total proceeds from this offering were $45,000. We completed this offering pursuant to Rule 903(a) and (b)(3) of Regulation S of the Securities Act. Each sale of shares was completed as an “offshore transaction”, as defined in Rule 902(h) of Regulation S, on the basis that: (i) each investor was outside of the United States at the time the offer to purchase the shares was made; and (ii) at the time the subscription agreement for the shares was executed, the investor was outside of the United States or we had a reasonable belief that the investor was outside of the United States. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States. Each investor represented to us that the investor was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. Person. Each purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends have were affixed to the stock certificate issued to each purchaser in accordance with Regulation S confirming that the shares could not be resold or transferred other than pursuant to Regulation S, registration under the Securities Act or an exemption from the registration requirements of the Securities Act. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

We completed an offering of 12,000,000 shares of our common stock to the former shareholders of Mobiventures Ltd., on August 31, 2005, being the closing date of our acquisition of Mobiventures Ltd. We completed this offering pursuant to Section 4(2) of the Securities Act. Each of the shareholders of Mobiventures Ltd. was in possession of sufficient information about us to make an informed investment decision. Each shareholder further represented their intention to acquire the securities for investment only and not with a view toward distribution. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to the shareholders of Mobiventures Ltd. MobileMail Inc. subsequently transferred 4,495,000 shares to four of the selling shareholders in private transactions, namely Powerview Ltd., Ulla Investment Ltd., UP-Front Investment Ltd. and Ultimate Investment Ltd. These shares were transferred in “offshore transactions” in accordance with Rule 903 of Regulation S and each selling shareholder executed an investment agreement in favor of us and MobileMail wherein they made various agreements, including the agreement that the shares were “restricted securities” and could not be resold or transferred unless registered under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. The 12,000,000 shares of Common Stock are restricted shares, as defined in the Securities Act, and were endorsed with a legend confirming that the shares could not be resold or transferred unless registered under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. In addition, the issuance of shares to the shareholders of Mobiventures Ltd. was completed as an “offshore transaction”, as defined in Rule 902(h) of Regulation S, in which we did not engage in any directed selling efforts, as defined in Regulation S. Each shareholder represented to us that the shareholder was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. Person.

We issued 953,600 shares of Common Stock at a price of $0.05 per share to a total of fifty-five (55) purchasers on August 31, 2005. The total proceeds from this offering were $47,680. The closing of this offering was completed concurrently with our acquisition of Mobiventures Ltd. from the shareholders of Mobiventures Ltd. We completed this offering pursuant to Rule 903(a) and (b)(3) of Regulation S of the Securities Act. Each sale of shares was completed as an “offshore transaction”, as defined in Rule 902(h) of Regulation S, on the basis that: (i) each investor was outside of the United States at the time the offer to purchase the shares was made; and (ii) at the time the subscription agreement for the shares was executed, the investor was outside of the United States or we had a reasonable belief that the investor was outside of the United States. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States. Each investor represented to us that the investor was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. Person. Each purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S confirming that the shares could not be resold or transferred other than pursuant to Regulation S, registration under the Securities Act or an exemption from the registration requirements of the Securities Act. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

On November 30, 2005, the Company issued 320,000 shares of Common Stock at $0.25 per share in full settlement of the $80,000 promissory notes payable and related interest of $1,508.

On November 30, 2005, the Company issued 10,000,000 shares of Common Stock to acquire messaging technology from a related party. The value assigned was $2,500,000, being equal to the most recent share transaction of the Company at $0.25 per share.

On July 28, 2006, the Company issued 25,000 common shares at $0.25 per share for investor relation services to an unrelated party pursuant to a Supply Services Contract dated July 28, 2006.

On August 14, 2006, the Company issued 200,000 shares of Common Stock at $0.85 per share for consulting services to an unrelated party pursuant to a consulting agreement dated August 14, 2006.

On October 19, 2006, the Company issued 400,000 shares of Common Stock and 400,000 warrants to purchase an additional 400,000 shares of Common Stock for a one (1) year term in full settlement of $100,000 convertible promissory notes.

On January 12, 2007, the Company issued 411,156 shares of Common Stock for gross cash proceeds of $102,789.

On February 6, 2007, the Company issued 8,224,650 shares of Common Stock for the acquisition of Tracebit valued at the net assets value of Tracebit which correspond to the fair value of Tracebit, that being $1.

On March 9, 2007, the Company issued 86,996 common shares for gross cash proceeds of $21,749. On May 16, 2007, the total shares were revised to 88,996 shares. The Company has allotted an additional 2,000 shares of Common Stock for gross cash proceeds of $500.

On October 31, 2007, the Company entered into a partnership agreement with Froggie. The partnership agreement contemplates the creation of a business to be operated in partnership between the Company and Froggie to which the net income derived from the business will be split equally between the Company and Froggie. In addition, Froggie has agreed to provide “bridge financing” to an agreed maximum of Euro 120,000. On December 13, 2007, the Company issued 1,367,412 shares of Common Stock to Froggie for the first tranche of financing of Euro 30,000.

On November 1, 2007, an amendment was completed to change to the terms and conditions of a consulting agreement. In consideration the Company has agreed to (i) pay a fee for consulting service of $2,000 per month (ii) grant 300,000 share purchase warrants at an exercise price of $0.05 per share all warrants which 210,000 will vest September 3, 2008 and 90,000 will not vest until such time the performance criteria has been met (iii) The consultant shall receive a cash bonus of 100% of his current base consultant fee secured upon achievement of the Company’s annual objectives. In addition, the Company has agreed to reimburse the director for reasonable pre-approved travel and telephone expenses.

The term of the agreement is for twelve (12) months and may be extended upon the mutual understanding of the parties. Either party may terminate this agreement with thirty (30) days prior written notice. The consulting agreement supersedes the previous consultant agreement.

On November 5, 2007, the Company issued 1,915,000 warrants to a director of the Company, pursuant to a debt conversion agreement in repayment and settlement of a total of $40,215 of the Company’s indebtedness to the director. Each warrant entitles the holder to purchase one (1) share of Common Stock at a price of $0.021 per common share until November 5, 2012.

On November 9, 2007, the Company issued 8,051,714 shares of Common Stock to four (4) directors and officers of the Company, pursuant to a debt conversion agreement in repayment and settlement of a total of $169,086 of the Company’s indebtedness to the directors and officers.

On December 4, 2007 the Company issued 150,000 shares of Common Stock for consulting services with a fair value of $30,000, to an unrelated party pursuant to a consulting agreement dated August 9, 2007.

On December 4, 2007, the Company issued 31,564 shares of Common Stock for consulting services with a fair value of $7,944.

On December 4, 2007, the Company issued 36,952 shares of Common Stock for consulting services with a fair value of $7,970.

On December 4, 2007, the Company issued 565,565, units for a private placement at $0.20 per unit. Each unit consists of one (1) share of Common Stock and one (1) share purchase warrant. Each share purchase warrant entitles the holder to purchase an additional share of Common Stock at a price of $0.40 per share expiring August 21, 2008.

On December 4, 2007, the Company issued 125,000 shares of Common Stock for the full settlement of a $25,000 loan advanced to the Company.

On December 4, 2007, the Company issued Common Stock to a director, consisting of 50,412 units at $0.20 per unit, pursuant to a private placement. Each unit consists of one (1) share of Common Stock and one (1) share purchase warrant. Each share purchase warrant entitles the holder to purchase an additional common share of the Company at a price of $0.40 per share expiring August 21, 2008.

On December 4, 2007, the Company issued Common Stock to a company with a director in common, consisting of 25,000 units at $0.20 per unit, pursuant to a private placement. Each unit consists of one common share of the Company and one share purchase warrant. Each share purchase warrant entitles the holder to purchase an additional common share of the Company at a price of $0.40 per common share expiring August 21, 2008.

On December 12, 2007, we issued a total of 1,367,412 shares of our Common Stock at a deemed price of $0.032 per share to an investor, Froggie S.L., pursuant to Rule 903 of Regulation S of the Securities Act. These shares were issued pursuant to the partnership agreement with Froggie disclosed above under Item 2 of Part I under the heading “Bridge Financing”. No commissions were paid in connection with the completion of this offering. We completed the offering of the shares pursuant to Rule 903 of Regulation S of the Securities Act on the basis that the sale of the shares was completed in an “offshore transaction”, as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the shares. In an investment agreement executed by the investor on November 9, 2007, the investor represented to us that the investor was not U.S. persons, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. person. The investment agreement also included statements that the securities had not been registered pursuant to the Securities Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Securities Act or pursuant to an exemption from the Securities Act. The investor agreed by execution of the investment agreement: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an exemption from registration under the Securities Act; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an exemption from registration under the Securities Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Securities Act. All securities issued will be endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Securities Act and could not be resold without registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act.

On February 21, 2008, we issued a total of 1,428,571 warrants to one investor pursuant to a debt conversion agreement entered into between the Company and the investor in repayment and settlement of a total of $30,000 of our indebtedness to the investor. The warrants are exercisable at a conversion price of $0.021 per share for a period of five years pursuant to Rule 506 of Regulation D of the Securities Act. No commissions were paid in connection with the completion of this offering. We completed the offering of the warrants pursuant to Rule 506 of Regulation D of the Securities Act on the basis that each investor is an “accredited investor”, as defined under Rule 501(a) of Regulation D of the Securities Act. The investor represented to us its intent to acquire the securities for investment purposes for its own account. No general solicitation or general advertising was undertaken in connection with the offering. All securities issued were endorsed with a restrictive legend confirming that the securities could not be resold without registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act. The Company has granted piggyback registration rights to the investor in the event the Company files a registration statement under the Securities Act within six (6) months from the date of the High Rock Agreement, other than a Form S-8 filed in connection with an employee benefit plan or a Form S-4 filed in connection with a business combination or similar transaction.

On March 14, 2008, we completed an offering with twelve (12) investors of 3,876,042 units at a price of $0.04 per unit for total proceeds of $155,042 pursuant to Rule 903 of Regulation S of the Securities Act. Each unit is comprised of one (1) share of Common Stock and one (1) share purchase warrant. Each warrant entitles the holder to purchase one additional share of Common Stock at a price of $0.04 per share for a one (1) year period from the date of the issue of the warrants. A total of 344,161 warrants were issued to certain finders in connection with the completion of this offering. We completed the offering of the units and finders’ warrants pursuant to Rule 903 of Regulation S of the Securities Act on the basis that the sale of the units was completed in an “offshore transaction”, as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the units. Each of the investors represented to us that the investor was not U.S. person, as defined in Regulation S, and was not acquiring the units for the account or benefit of a U.S. person. The subscription agreement executed between us and each of the investors included statements that the securities had not been registered pursuant to the Securities Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Securities Act or pursuant to an exemption from the Securities Act. Each of the investors agreed by execution of the subscription agreement for the units and each of the finders agreed by execution of an investment agreement with respect to their finders’ warrants: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an exemption from registration under the Securities Act; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an exemption from registration under the Securities Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Securities Act. All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Securities Act and could not be resold without registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act.

On March 28, 2008, we granted a total of 600,000 shares of our Common Stock to a consultant pursuant to a debt conversion agreements entered into between the Company and the investor in repayment and settlement of a total of $55,000 of our indebtedness to the investors at a conversion price of $0.09166 per share pursuant to Section 4(2) or Rule 506 of Regulation D of the Securities Act. No commissions were paid in connection with the completion of this offering. We completed the offering of the shares pursuant to Rule 506 of Regulation D of the Securities Act on the basis that the investor is an “accredited investor”, as defined under Rule 501(a) of Regulation D of the Securities Act. The investor represented to us its intent to acquire the securities for investment purposes for its own account. No general solicitation or general advertising was undertaken in connection with the offering. All securities issued were endorsed with a restrictive legend confirming that the securities could not be resold without registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act. The Company has granted piggyback registration rights to the consultant in the event the Company files a registration statement under the Securities Act within six (6) months from the date of the Westport Agreement, other than a Form S-8 filed in connection with an employee benefit plan or a Form S-4 filed in connection with a business combination or similar transaction.

In connection with our acquisition of M2M on March 31, 2008 pursuant to the terms of an equity share purchase agreement dated March 14, 2008, we issued an aggregate of 20,000,000 shares of our Common Stock to nine stockholders of M2M pursuant to exemptions or safe-harbors from the registration requirements of the Securities Act based on a closing price of $0.10 per share. Each M2M Shareholder has provided representations and regarding their status as either a non-U.S. Person, as defined under the U.S. Securities Act, or an “accredited investor”, as defined in Rule 501 of the U.S. Securities Act. All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Securities Act and could not be resold without registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act.

On March 31, 2008, we issued a total of 873,840 shares of our Common Stock to Ian Downie, a former director of the Company, pursuant to a debt conversion agreement entered into between the Company and the investor in repayment and settlement of an aggregate of $87,384 of our indebtedness to the investor at a conversion price of $0.10 per share pursuant to Rule 903 of Regulation S of the Securities Act. No commissions were paid in connection with the completion of this offering. We completed the offering of the shares pursuant to Rule 903 of Regulation S of the Securities Act on the basis that the sale of the shares was completed in an “offshore transaction”, as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the shares. In the debt conversion agreement, the investor represented to us that the investors was not U.S. persons, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. person. The debt conversion agreement also included statements that the securities had not been registered pursuant to the Securities Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Securities Act or pursuant to an exemption from the Securities Act. The investor agreed by execution of the debt conversion agreement: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an exemption from registration under the Securities Act; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an exemption from registration under the Securities Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Securities Act. All securities issued will be endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Securities Act and could not be resold without registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act.

On March 31, 2008, we issued a total of 300,000 share purchase warrants to one consultant, Danny Wootton, a director of the Company pursuant to a consultant agreement entered into between the Company and the investor dated March 31, 2008. Each warrant entitles the investor to purchase one share of Common Stock of the Company at an exercise price of $0.10 per share pursuant, pursuant to Rule 903 of Regulation S of the Securities Act. Of the 300,000 warrants, 200,000 warrants will be full vested and the balance 100,000 warrants will vest upon satisfaction of certain performance criteria by the investor pursuant to the consultant agreement. No commissions were paid in connection with the completion of this offering. We completed the offering of the securities pursuant to Rule 903 of Regulation S of the Securities Act on the basis that the sale of the securities was completed in an “offshore transaction”, as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the securities.

On April 28, 2008, we issued 33,500,000 shares of our Common Stock as partial consideration for the acquisition of Purepromoter. To finance the acquisition, on April 28, 2008, we also issued secured convertible redeemable debentures in an aggregate amount of $2,000,000, which are convertible into shares of our Common Stock at a conversion price equal to 85% of the market price at the time of conversion if our company defaults on its mandatory redemption obligation in respect of the debentures. In addition, in connection with the acquisition and financing, we issued 400,000 shares of our Common Stock to a third party and will issue shares of our Common Stock worth £118,250 and a cash fee of £30,000, warrants to purchase up to 1,250,000 shares of our Common Stock and shares of our Common Stock equaling 1.99% of our outstanding shares, as finder's fees. The debentures were issued pursuant to Rule 506 under Regulation D under the US Securities Act to "accredited investors" (as defined in Rule 501 of Regulation D), based upon representations made to us. The shares issued in connection with the acquisition, the shares issued to the third party and the finders' fee warrants and shares were or will be issued pursuant to Rule 903 of Regulation S under the Securities Act on the basis that the sale of the securities was completed in an "off-shore transaction" (as defined in Rule 902(h) of Regulation S), based upon representations made to us.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Description of Exhibit
3.1(1)	Articles of Incorporation
3.2(1)	Certificate of Amendment to Articles of Incorporation
3.3(1)	By-Laws
3.4(17)	Certificate of Amendment to the Company’s Articles of Incorporation filed with the Nevada Secretary of State on July 30, 2007
5.1(17)	Opinion regarding Legality by Burton, Bartlett & Glogovac Attorneys At Law
10.1(2)	Service Agreement dated September 6, 2004 between Mobilemail Limited and Outlander Management
10.2(2)	Reseller Agreement dated July 20, 2005 between MobileMail Limited and PennyCom Communications.
10.3(2)	Reseller Agreement dated August 23, 2005 between MobileMail Limited and Telewide Enterprises Ltd.
10.4(2)	Reseller Agreement dated November 8, 2005 between MobileMail Limited and Mira Networks
10.5(3)	Equity Share Purchase Agreement between Capella Capital OU, Pollux OU and Tracebit Holding OY and the Company and OY Tracebit AB dated January 31, 2007
10.6(4)	Employment Agreement between the Company and Simon Ådahl dated January 31, 2007
10.7(4)	Employment Agreement between the Company and Miro Wikgren dated January 31, 2007
10.8(4)	Consultant Agreement between the Company and Peter Åhman dated February 1, 2007
10.9(4)	Consultant Agreement between the Company and Gary Flint dated February 6, 2007
10.10(4)	2007 Incentive Stock Option Plan
10.11(5)	Consultant Agreement between the Company and Nigel Nicholas dated March 9, 2007
10.12(6)	Consultant Agreement between the Company and Ian Downie dated March 14, 2007
10.13(7)	Letter of Intent entered into between the Company, TxtNation and the Principal Shareholders on April 24, 2007
10.14(8)	Consultant Agreement between the Company and Adrian Clarke dated June 28, 2007.
10.15(8)	Warrant Certificate issued by the Company in favor of Adrian Clarke dated June 28, 2007.
10.16(9)	Amendment to Consulting Agreement between the Company and Peter Åhman dated September 3, 2007
10.17(9)	Amendment to Consulting Agreement between the Company and Gary Flint dated September 3, 2007
10.18(9)	Amendment to Consulting Agreement between the Company and Nigel Nicholas dated September 3, 2007
10.19(9)	Common Stock Purchase Warrant Certificate dated September 3, 2007
10.20(10)	Consultant Agreement between the Company and Gary Flint dated November 1, 2007
10.21(10)	Partnership Agreement between the Company, Froggie S.L. and Move2Mobile Limited dated October 31, 2007
10.22(11)	Regulation S Debt Conversion Agreement between the Company and Nigel Nicholas dated November 9, 2007
10.23(11)	Regulation S Debt Conversion Agreement between the Company and Gary Flint dated November 5, 2007
10.24(13)	Equity Share Purchase Agreement between the Company and the Shareholders of Move2Mobile Limited dated March 14, 2008
10.25(14)	Consultant Agreement between the Company and Danny Wootton dated March 31, 2008
10.26(14)	Warrant Certificate issued by the Company to Danny Wootton dated March 31, 2008
10.27(14)	Consultant Agreement between the Company and Ian Downie dated March 31, 2008
10.28(14)	Warrant Certificate issued by the Company to Ian Downie dated March 31, 2008
10.29(14)	Securities Purchase Agreement between the Company and Trafalgar Capital Specialized Investment Fund, Luxembourg, dated March 31, 2008, with exhibits and form of secured convertible debenture

Exhibit No.	Description of Exhibit
10.30(14)	Agreement for the Sale and Purchase of the Entire Issued Share Capital of Pure Promoter Limited between MobiVentures Inc. and the stockholders of Purepromoter Limited
10.31(15)	Consultant Agreement between the Company and Stuart Hobbs dated April 18, 2008
10.32(15)	Promissory Note dated April 25, 2008
10.33(16)	Escrow Agreement dated March 31, 2008
10.34(16)	Registration Rights Agreement dated March 31, 2008
10.35(16)	Security Agreement dated March 31, 2008
10.36(16)	Pledge Agreement dated March 31, 2008
10.37(16)	Composite Guarantee and Debenture dated March 31, 2008
10.38(16)	Share Charge dated March 31, 2008
16.1(12)	Letter from Staley, Okada
23.1(18)	Consent of Staley, Okada & Partners
23.2(18)	Consent of Dale Matheson Carr-Hilton LaBonte Chartered Accountants
23.3	Consent of Burton, Bartlett & Glogovac Attorneys At Law (included in Exhibit 5.1)
(1)	Filed as an exhibit to our Registration Statement on Form SB-2 filed with the Commission on December 16, 2005
(2)	Filed as an exhibit to our Amendment No. 1 to Registration Statement on Form SB-2 filed with the Commission on January 26, 2006.
(3)	Filed as an exhibit to our Current Report on Form 8-K filed with the SEC on February 5, 2007.
(4)	Filed as an exhibit to our Current Report on Form 8-K filed with the SEC on February 12, 2007.
(5)	Filed as an exhibit to our Current Report on Form 8-K filed with the SEC on March 15, 2007.
(6)	Filed as an exhibit to our Current Report on Form 8-K filed with the SEC on March 20, 2007.
(7)	Filed as an exhibit to our Current Report on Form 8-K filed with the SEC on April 30, 2007.
(8)	Filed as an exhibit to our Current Report on Form 8-K filed with the SEC on July 5, 2007.
(9)	Filed as an exhibit to our Current Report on Form 8-K filed with the SEC on September 7, 2007.
(10)	Filed as an exhibit to our Current Report on Form 8-K filed with the SEC on November 6, 2007.
(11)	Filed as an exhibit to our Current Report on Form 8-K/A filed with the SEC on November 23, 2007.
(12)	Filed as an exhibit to our Current Report on Form 8-K/A filed with the SEC on January 22, 2007.
(13)	Filed as an exhibit to our Current Report on Form 8-K/A filed with the SEC on March 30, 2008.
(14)	Filed as an exhibit to our Current Report on Form 8-K/A filed with the SEC on April 4, 2008.
(15)	Filed as an exhibit to our Current Report on Form 8-K/A filed with the SEC on May 2, 2008.
(16)	Filed as an exhibit to our Quarterly Report on Form 10-Q filed with the SEC on May 15, 2008.
(17)	Filed as an exhibit to our Amendment No. 2 to Registration Statement on Form S-1 with the Commission on July 28, 2008.
(18)	Provided herewith

ITEM 17. UNDERTAKINGS

The undersigned, MobiVentures, hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)  Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)  Include any additional or changed material information on the plan of distribution.

(2)  For determining liability under the Securities Act, MobiVentures will treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  For determining liability of the undersigned smaller reporting company under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned smaller reporting company undertakes that in a primary offering of securities of the undersigned smaller reporting company pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned smaller reporting company will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned smaller reporting company relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned smaller reporting company or used or referred to by the undersigned smaller reporting company;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned smaller reporting company or its securities provided by or on behalf of the undersigned smaller reporting company; and

(iv) Any other communication that is an offer in the offering made by the undersigned smaller reporting company to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our director, officer and controlling persons of the smaller reporting company pursuant to the foregoing provisions, or otherwise, the smaller reporting company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the smaller reporting company of expenses incurred or paid by a director, officer or controlling person of the smaller reporting company in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the smaller reporting company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, on August 11, 2008.

Date: August 11, 2008
MOBIVENTURES INC.

By:	/s/ Nigel Nicholas
Name:	Nigel Nicholas
Title:	Chief Executive Officer and Director of Operations

By:	/s/ PeterÅhman
Name:	Peter Åhman
Title:	President, Chief Financial Officer, Secretary,
Principal Accounting and Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Gary Flint	Director	August 11, 2008
Gary Flint

/s/ Peter Åhman	Director	August 11, 2008
Peter Åhman

/s/ Nigel Nicholas	Director	August 11, 2008
Nigel Nicholas

/s/ Miro Wikgren	Director	August 11, 2008
Miro Wikgren

/s/ Stuart Hobbs	Director	August 11, 2008
Stuart Hobbs

/s/ Danny Wootton	Director	August 11, 2008
Danny Wootton